EXHIBIT 10.15
CREDIT AND SECURITY AGREEMENT
dated as of December 15, 2006
by and among
OREXIGEN THERAPEUTICS, INC.
and each additional Person joined as a borrower from time to time, collectively, Borrowers
and
MERRILL LYNCH CAPITAL, A DIVISION OF MERRILL LYNCH BUSINESS FINANCIAL SERVICES INC.,
as Agent and as a Lender
and
THE ADDITIONAL LENDERS
FROM TIME TO TIME PARTY HERETO

i

CREDIT AND SECURITY AGREEMENT
     THIS CREDIT AND SECURITY AGREEMENT (as the same may be amended, supplemented, restated or otherwise modified from time to time, the “Agreement”) is dated as of December 15, 2006 by and among OREXIGEN THERAPEUTICS, INC., a Delaware corporation, and any additional Borrower that may hereafter be added to this Agreement (each individually as a “Borrower” and collectively as “Borrowers”), MERRILL LYNCH CAPITAL, a division of Merrill Lynch Business Financial Services Inc., individually as a Lender, and as Administrative Agent, and the financial institutions or other entities from time to time parties hereto, each as a Lender.
RECITALS
Borrowers have requested that Lenders make available to Borrowers the financing facilities as described herein. Lenders are willing to extend such credit to Borrowers under the terms and conditions herein set forth.
AGREEMENT
NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, Borrowers, Lenders and Administrative Agent agree as follows:
ARTICLE 1 — DEFINITIONS
     Section 1.1. Certain Defined Terms.
     The following terms have the following meanings:
     “Account Debtor” means “account debtor”, as defined in Article 9 of the UCC, and any other obligor in respect of an Account.
     “Accounts” means collectively (a) any right to payment of a monetary obligation, whether or not earned by performance, (b) without duplication, any “account” (as defined in the UCC), any accounts receivable (whether in the form of payments for services rendered or goods sold, rents, license fees or otherwise), any “health-care-insurance receivables” (as defined in the UCC), any “payment intangibles” (as defined in the UCC) and all other rights to payment and/or reimbursement of every kind and description, whether or not earned by performance, (c) all “general intangibles” (as defined in the UCC) (excluding general intangibles that are “Excluded Property” (as defined on Schedule 9.1 attached hereto and made part hereof) but including any general intangibles that may be IP Proceeds (as defined on Schedule 9.1 attached hereto and made part hereof)), rights, remedies, Guarantees, “supporting obligations” (as defined in the UCC), “letter-of-credit rights” (as defined in the UCC) and security interests in respect of the foregoing, all rights of enforcement and collection relating to the foregoing, all books and records evidencing or related to the foregoing, and all rights under the Operative Documents in respect of the foregoing, (d) all information and data compiled or derived by any Borrower or to which any Borrower is entitled in respect of or related to the foregoing, and (e) all proceeds of any of the foregoing.
     “Administrative Agent” means Merrill Lynch, in its capacity as administrative agent for the Lenders hereunder, as such capacity is established in, and subject to the provisions of, Article 11, and the successors of Merrill Lynch in such capacity.
     “Affiliate” means with respect to any Person (a) any Person that directly or indirectly controls such Person, (b) any Person which is controlled by or is under common control with such controlling Person, and (c) each of such Person’s (other than, with respect to any Lender, any Lender’s) officers or directors (or Persons functioning in substantially similar roles) and the spouses, parents, descendants and siblings of such officers, directors or other Persons. As used in this definition, the term “control” of a Person means the possession, directly or indirectly, of the power to vote five percent (5%) or more of any class of voting securities of such Person or to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

     “Anti-Terrorism Laws” means any Laws relating to terrorism or money laundering, including Executive Order No. 13224 (effective September 24, 2001), the USA PATRIOT Act, the Laws comprising or implementing the Bank Secrecy Act, and the Laws administered by OFAC.
     “Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy”, as the same may be amended, modified or supplemented from time to time, and any successor statute thereto.
     “Base Rate” means, with respect to each respective individual advance made under the Term Loan, a fixed rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) equal to (a) the rate of interest which is identified and normally published by Bloomberg Professional Service Page BBAM 1 as the offered rate for loans in United States dollars for the period of one (1) month under the caption British Bankers Association LIBOR Rates as of 11:00 a.m. (London time) on the second full Business Day prior to the date such advance was made; divided by (b) the sum of one minus the daily average during the preceding month of the aggregate maximum reserve requirement (expressed as a decimal) then imposed under Regulation D of the Board of Governors of the Federal Reserve System (or any successor thereto) for “Eurocurrency Liabilities” (as defined therein). If Bloomberg Professional Service (or another nationally-recognized rate reporting source acceptable to Administrative Agent) no longer reports the LIBOR or Administrative Agent determines in good faith that the rate so reported no longer accurately reflects the rate available to Administrative Agent in the London Interbank Market or if such index no longer exists or if Page BBAM 1 no longer exists or accurately reflects the rate available to Administrative Agent in the London Interbank Market, Administrative Agent may select a comparable replacement index or replacement page, as the case may be.
     “Base Rate Margin” means, with respect to each respective individual advance made under the Term Loan, a percentage rate per annum as follows:

Date of Advance	Applicable Base Rate Margin Percentage
Advances made on or after the Closing Date but on or before December 31, 2006	3.75%

Advances made on or after January 1, 2007 but on or before March 31, 2007	4.00%

Advances made on or after April 1, 2007 but on or before June 30,2007	4.25%
     “Blocked Person” means any Person: (a) listed in the annex to, or is otherwise subject to the provisions of, Executive Order No. 13224, (b) a Person owned or controlled by, or acting for or on behalf of, any Person that is listed in the annex to, or is otherwise subject to the provisions of, Executive Order No. 13224, (c) a Person with which any Lender is prohibited from dealing or otherwise engaging in any transaction by any Anti-Terrorism Law, (d) a Person that commits, threatens or conspires to commit or supports “terrorism” as defined in Executive Order No. 13224, or (e) a Person that is named a “specially designated national” or “blocked person” on the most current list published by OFAC or other similar list or is named as a “listed person” or “listed entity” on other lists made under any Anti-Terrorism Law.
     “Borrower” and “Borrowers” mean the entity(ies) described in the first paragraph of this Agreement and each of their successors and permitted assigns. .
     “Borrower Representative” means Orexigen Therapeutics, Inc., in its capacity as Borrower Representative pursuant to the provisions of Section 2.9, or any successor Borrower Representative selected by Borrowers and approved by Administrative Agent.
     “Business Day” means any day except a Saturday, Sunday or other day on which either the New York Stock Exchange is closed, or on which commercial banks in Chicago and New York City are authorized by law to close.

     “CERCLA” means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C.A. § 9601 et seq., as the same may be amended from time to time.
     “Change in Control” means any of the following events: (a) any Person or two or more Persons acting in concert, other than any one or more of the Existing Investors (as defined below) shall have acquired beneficial ownership, directly or indirectly, of, or shall have acquired by contract or otherwise, or shall have entered into a contract or arrangement that, upon consummation, will result in its or their acquisition of or control over, voting stock of Principal Borrower (or other securities convertible into such voting stock) representing 50% (or, after the successful completion of an initial public offering of the common stock of Principal Borrower, 40%) or more of the combined voting power of all voting stock of Principal Borrower or (b) Principal Borrower ceases to own all of the outstanding capital stock of any other Borrower. As used herein, “beneficial ownership” shall have the meaning provided in Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934. For the purposes of this definition, the “Existing Investors” shall consist of Kleiner Perkins Caufield & Byers Holdings, Domain Associates, Morganthaler, Sofinnova Venture Partners, NIF Investors, BA Venture Partners and Montreux Equity Partners, and the Permitted Affiliates of each.
     “Closing Date” means the date of this Agreement.
     “Code” means the Internal Revenue Code of 1986, as amended from time to time.
     “Collateral” means all property, now existing or hereafter acquired, that is mortgaged or pledged to, or purported to be subjected to a Lien in favor of, Administrative Agent, for the benefit of Administrative Agent and Lenders, pursuant to this Agreement and the Security Documents, including, without limitation, all of the property described in Schedule 9.1 hereto.
     “Commitment Annex” means Annex A to this Agreement.
     “Commitment Expiry Date” means three (3) years from the earlier to occur of (a) June 30, 2010 or (b) the last funding of any portion of the Term Loan.
     “Compliance Certificate” means a certificate, duly executed by a Responsible Officer of Borrower Representative, appropriately completed and substantially in the form of Exhibit B hereto.
     “Contingent Obligation” means, with respect to any Person, any direct or indirect liability of such Person: (a) with respect to any Debt of another Person (a “Third Party Obligation”) if the purpose or intent of such Person incurring such liability, or the effect thereof, is to provide assurance to the obligee of such Third Party Obligation that such Third Party Obligation will be paid or discharged, or that any agreement relating thereto will be complied with, or that any holder of such Third Party Obligation will be protected, in whole or in part, against loss with respect thereto; (b) with respect to any undrawn portion of any letter of credit issued for the account of such Person or as to which such Person is otherwise liable for the reimbursement of any drawing; (c) [RESERVED]; (d) to make take-or-pay or similar payments if required regardless of nonperformance by any other party or parties to an agreement; or (e) for any obligations of another Person pursuant to any Guarantee or pursuant to any agreement to purchase, repurchase or otherwise acquire any obligation or any property constituting security therefor, to provide funds for the payment or discharge of such obligation or to preserve the solvency, financial condition or level of income of another Person. The amount of any Contingent Obligation shall be equal to the amount of the obligation so Guaranteed or otherwise supported or, if not a fixed and determinable amount, the maximum amount so Guaranteed or otherwise supported.
     “Controlled Group” means all members of any group of corporations and all members of a group of trades or businesses (whether or not incorporated) under common control which, together with any Borrower, are treated as a single employer under Section 414(b), (c), (m) or (o) of the Code or Section 4001(b) of ERISA.
     “Credit Exposure” means any period of time during which the Term Loan Commitment is outstanding or any Obligation remains unpaid or outstanding; provided, however, that no Credit Exposure shall be deemed to exist solely due to the existence of contingent indemnification liability, absent the assertion of a claim with respect thereto.
     “Credit Party” means any Guarantor under a Guarantee of the Obligations or any part thereof, any Borrower and any other Person (other than Administrative Agent, a Lender or a participant of a Lender), whether now existing or hereafter acquired or formed, that becomes obligated as a borrower, guarantor, surety, indemnitor, pledgor, assignor or other obligor under any Financing Document; and “Credit Parties” means all such Persons, collectively. The parties hereto acknowledge that the Borrower is the only Credit Party as of the date hereof.
     “Debt” of a Person means at any date, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (c) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable arising and paid on a timely basis and in the Ordinary Course of Business, (d) all capital leases of such Person, (e) all non-contingent obligations of such Person to reimburse any bank or other Person in respect of amounts paid under a letter of credit, banker’s acceptance or similar instrument, (f) all equity securities of such Person subject to repurchase or redemption otherwise than at the sole option of such Person, (g) all obligations secured by a Lien on any asset of such Person, whether or not such obligation is otherwise an obligation of such Person, (h) “earnouts”, purchase price adjustments, profit sharing arrangements, deferred purchase money amounts and similar payment obligations or continuing obligations of any nature of such Person arising out of purchase and sale contracts; (i) all Debt of others Guaranteed by such Person; (j) off-balance sheet liabilities and/or pension plan liabilities; (k) obligations arising under non-compete agreements; and (l) obligations arising under bonus, deferred compensation, incentive compensation or similar arrangements, other than those arising in the Ordinary Course of Business. Without duplication of any of the foregoing, Debt of Borrowers shall include any and all Loans.
     “Default” means any condition or event which with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.
     “Deposit Account” means a “deposit account” (as defined in Article 9 of the UCC), an investment account, or other account in which funds are held or invested for credit to or for the benefit of any Borrower.
     “Deposit Account Control Agreement” means an agreement, in form and substance reasonbly satisfactory to Administrative Agent, among Administrative Agent, any applicable Borrower and each bank or financial institution in which such Borrower maintains a Deposit Account, which agreement provides that (a) such bank or financial institution acknowledges the security interest of Administrative Agent in such Deposit Account, (b) such bank or financial institution shall comply with instructions originated by Administrative Agent directing disposition of the funds in such Deposit Account without further consent by the applicable Borrower, and (c) such bank or financial institution shall agree that it shall have no Lien on, or right of setoff or recoupment against, such Deposit Account or the contents thereof, other than in respect of usual and customary service fees and of returned items for which Administrative Agent has been given value, in each such case expressly consented to by Administrative Agent, and containing such other terms and conditions as Administrative Agent may require.
     “Dollars” or “$” means the lawful currency of the United States of America.
     “Environmental Laws” means any present and future federal, state and local laws, statutes, ordinances, rules, regulations, standards, policies and other governmental directives or requirements, as well as common law, pertaining to the environment, natural resources, pollution, health (including any environmental clean up statutes and all regulations adopted by any local, state, federal or other Governmental Authority, and any statute, ordinance, code, order, decree, law rule or regulation all of which pertain to or impose liability or standards of conduct concerning medical waste or medical products, equipment or supplies), safety or clean-up that apply to any Borrower and relate to Hazardous Materials, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (42 U.S.C. § 9601 et seq.), the Resource Conservation and Recovery Act of 1976 (42 U.S.C. § 6901 et seq..), the Federal Water Pollution Control Act (33 U.S.C. § 1251 et seq.), the Hazardous Materials Transportation Act (49 U.S.C. § 5101 et seq..), the Clean Air Act (42 U.S.C. § 7401 et seq.), the Federal Insecticide, Fungicide and Rodenticide Act (7 U.S.C. § 136 et seq..), the Emergency Planning and Community Right-to-Know Act (42 U.S.C. § 11001 et seq..), the Occupational Safety and Health Act (29 U.S.C. § 651 et seq..), the Residential Lead-Based Paint Hazard Reduction Act (42 U.S.C. § 4851 et seq..), any

analogous state or local laws, any amendments thereto, and the regulations promulgated pursuant to said laws, together with all amendments from time to time to any of the foregoing and judicial interpretations thereof.
     “Environmental Liens” means all Liens and other encumbrances imposed pursuant to any Environmental Law, whether due to any act or omission of any Borrower or any other Person.
     “ERISA” means the Employee Retirement Income Security Act of 1974, as the same may be amended, modified or supplemented from time to time, and any successor statute thereto, and any and all rules or regulations promulgated from time to time thereunder.
     “ERISA Plan” means any “employee benefit plan”, as such term is defined in Section 3(3) of ERISA (other than a Multiemployer Plan), which any Borrower maintains, sponsors or contributes to, or, in the case of an employee benefit plan which is subject to Section 412 of the Code or Title IV of ERISA, to which any Borrower or any member of the Controlled Group may have any liability, including any liability by reason of having been a substantial employer within the meaning of Section 4063 of ERISA at any time during the preceding five (5) years, or by reason of being deemed to be a contributing sponsor under Section 4069 of ERISA.
     “Event of Default” has the meaning set forth in Section 10.1.
     “Excluded Property” has the meaning set forth in Schedule 9.1.
     “Exit Fee” has the meaning set forth in Section 2.2(f).
     “Extraordinary Receipts” means any cash received by or paid to or for the account of any Credit Party not in the Ordinary Course of Business (and not consisting of proceeds described in any of clauses (i) and/or (iii) of Section 2.1(a)(ii)(B)), including, without limitation, amounts received in respect of foreign, United States, State or local tax refunds, pension plan reversions, purchase price and other monetary adjustments made pursuant to any acquisition document and/or indemnification payments made pursuant to any acquisition document (other than such indemnification payments to the extent that the amounts so received are applied by a Credit Party for the purpose of replacing, repairing or restoring any assets or properties of a Credit Party, or satisfying the condition giving rise to the claim for indemnification or otherwise covering any out-of-pocket expenses incurred by any Credit Party in obtaining such payments). “Extraordinary Receipts” shall, however, exclude the proceeds of any equity issuance in Principal Borrower or any other capital raising transaction.
     “Financing Documents” means this Agreement, any Notes, the Security Documents, any fee letter among Merrill Lynch and any of the Borrowers relating to the transactions contemplated hereby, any subordination or intercreditor agreement pursuant to which any Debt and/or any Liens securing such Debt is subordinated to all or any portion of the Obligations and all other documents, instruments and agreements related to the Obligations and heretofore executed, executed concurrently herewith or executed at any time and from time to time hereafter, as any or all of the same may be amended, supplemented, restated or otherwise modified from time to time.
     “Foreign Lender” has the meaning set forth in Section 2.8(c).
     “GAAP” means generally accepted accounting principles set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the United States accounting profession), which are applicable to the circumstances as of the date of determination.
     “Governmental Authority” means any nation or government, any state or other political subdivision thereof, and any agency, department or Person exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and any corporation or other Person owned or controlled (through stock or capital ownership or otherwise) by any of the foregoing, whether domestic or foreign.

     “Guarantee” by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation, or (b) entered into for the purpose of assuring in any other manner the obligee of such Debt or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part) (in each case under clause (a) or (b) whether arising by virtue of partnership arrangements, by agreement to keep-well or to make capital contributions or loans, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise), provided, however, that the term Guarantee shall not include endorsements for collection or deposit in the Ordinary Course of Business. The term “Guarantee” used as a verb has a corresponding meaning.
     “Guarantor” means any Credit Party that has executed or delivered, or shall in the future execute or deliver, any Guarantee of any portion of the Obligations. The parties hereto acknowledge that there is no Guarantor as of the date hereof.
     “Hazardous Materials” means petroleum and petroleum products and compounds containing them, including gasoline, diesel fuel and oil; explosives, flammable materials; radioactive materials; polychlorinated biphenyls and compounds containing them; lead and lead-based paint; asbestos or asbestos-containing materials; underground or above-ground storage tanks, whether empty or containing any substance; any substance the presence of which on the Project is prohibited by any Environmental Laws; toxic mold, any substance that requires special handling; and any other material or substance now or in the future defined as a “hazardous substance,” “hazardous material,” “hazardous waste,” “toxic substance,” “toxic pollutant,” “contaminant,” “pollutant” or other words of similar import within the meaning of any Environmental Law, including: (a) any “hazardous substance” defined as such in (or for purposes of) CERCLA, or any so-called “superfund” or “superlien” Law, including the judicial interpretation thereof; (b) any “pollutant or contaminant” as defined in 42 U.S.C.A. § 9601(33); (c) any material now defined as “hazardous waste” pursuant to 40 C.F.R. Part 260; (d) any petroleum or petroleum by-products, including crude oil or any fraction thereof; (e) natural gas, natural gas liquids, liquefied natural gas, or synthetic gas usable for fuel; (f) any “hazardous chemical” as defined pursuant to 29 C.F.R. Part 1910; (g) any toxic or harmful substances, wastes, materials, pollutants or contaminants (including, without limitation, asbestos, polychlorinated biphenyls (“PCB’s”), flammable explosives, radioactive materials, infectious substances, materials containing lead-based paint or raw materials which include hazardous constituents); and (h) any other toxic substance or contaminant that is subject to any Environmental Laws or other past or present requirement of any Governmental Authority.
     “Hazardous Materials Contamination” means contamination (whether now existing or hereafter occurring) of the improvements, buildings, facilities, personalty, soil, groundwater, air or other elements on or of the relevant property by Hazardous Materials, or any derivatives thereof, or on or of any other property as a result of Hazardous Materials, or any derivatives thereof, generated on, emanating from or disposed of in connection with the relevant property.
     “Healthcare Laws” means all applicable Laws relating to the possession, control, warehousing, marketing, sale and distribution of pharmaceuticals, the operation of medical or senior housing facilities (such as, but not limited to, nursing homes, skilled nursing facilities, rehabilitation hospitals, intermediate care facilities and adult care facilities), patient healthcare, patient healthcare information, patient abuse, the quality and adequacy of medical care, rate setting, equipment, personnel, operating policies, fee splitting, including, without limitation, (a) all federal and state fraud and abuse laws, including, without limitation, the federal Anti-Kickback Statute (42 U.S.C. §1320a-7b(6)), the Stark Law (42 U.S.C. §1395nn), the civil False Claims Act (31 U.S.C. §3729 et seq.), (b) TRICARE, (c) HIPAA, (d) Medicare, (e) Medicaid, (f) quality, safety and accreditation standards and requirements of all applicable state laws or regulatory bodies, (g) all laws, policies, procedures, requirements and regulations pursuant to which Healthcare Permits are issued, and (h) any and all other applicable health care laws, regulations, manual provisions, policies and administrative guidance, each of (a) through (h) as may be amended from time to time.
     “Indemnitees” has the meaning set forth in Section 12.17.
     “Intellectual Property” means, with respect to any Person, all patents, patent applications and like protections, including improvements, divisions, continuation, renewals, reissues, extensions and continuations in part of the same, trademarks, trade names, trade styles, trade dress, service marks, logos and other business identifiers and, to the extent permitted under applicable law, any applications therefore, whether registered or not, and the goodwill of the business of such Person connected with and symbolized thereby, copyright rights, copyright applications, copyright registrations and like protections in each work of authorship and derivative works, whether published or unpublished, know-how and processes, operating manuals, trade secrets, rights to unpatented inventions and all applications and licenses therefor, used in or necessary for the conduct of business by such Person and all claims for damages by way of any past, present or future infringement of any of the foregoing.
     “Investment” means any investment in any Person, whether by means of acquiring (whether for cash, property, services, securities or otherwise) or holding securities, capital contributions, loans, time deposits, advances, Guarantees or otherwise. The amount of any Investment shall be the original cost of such Investment plus the cost of all additions thereto, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect thereto.
     “IP Proceeds” has the meaning set forth in Schedule 9.1.
     “Laws” means any and all federal, state, provincial, territorial, local and foreign statutes, laws, judicial decisions, regulations, guidances, guidelines, ordinances, rules, judgments, orders, decrees, codes, plans, injunctions, permits, concessions, grants, franchises, governmental agreements and governmental restrictions, whether now or hereafter in effect, which are applicable to any Credit Party in any particular circumstance. “Laws” includes, without limitation, Healthcare Laws and Environmental Laws.
     “Lender” means each of (a) Merrill Lynch, in its capacity as a lender hereunder, (b) each other Person party hereto in its capacity as a lender hereunder, (c) each other Person that becomes a party hereto as Lender pursuant to Section 12.6, and (d) the respective successors of all of the foregoing, and “Lenders” means all of the foregoing.
     “Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind, or any other type of preferential arrangement that has the practical effect of creating a security interest, in respect of such asset. For the purposes of this Agreement and the other Financing Documents, any Borrower or any Subsidiary shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.
     “Litigation” means any action, suit or proceeding before any court, mediator, arbitrator or Governmental Authority.
     “Loan Account” has the meaning set forth in Section 2.6(b).
     “Loans” means the Term Loan and each and every advance under the Term Loan. All references herein to the “making” of a Loan or words of similar import shall mean, with respect to the Term Loan, the making of any advance in respect of a Term Loan.
     “Material Adverse Effect” means with respect to any event, act, condition or occurrence of whatever nature (including any adverse determination in any litigation, arbitration, or governmental investigation or proceeding), whether singly or in conjunction with any other event or events, act or acts, condition or conditions, occurrence or occurrences, whether or not related, which cause a material adverse change in, or a material adverse effect upon, any of (i) the condition (financial or otherwise), operations, business or properties of any of the Credit Parties, (ii) the rights and remedies of Administrative Agent or Lenders under any Financing Document, or the ability of any Credit Party to perform any of its material obligations under any Financing Document to which it is a party, (iii) the legality, validity or enforceability of any Financing Document, or (iv) the existence, perfection or priority of any security interest granted in any Financing Document with respect to any material Collateral (including any material portion of the Collateral taken as a whole).
     “Material Contracts” has the meaning set forth in Section 3.17.

     “Maximum Lawful Rate” has the meaning set forth in Section 2.7.
     “Merrill Lynch” means Merrill Lynch Capital, a division of Merrill Lynch Business Financial Services Inc., and its successors.
     “Multiemployer Plan” means a multiemployer plan within the meaning of Section 4001(a)(3) of ERISA to which any Borrower or any other member of the Controlled Group is making or accruing an obligation to make contributions or has within the preceding five plan years (as determined on the applicable date of determination) made contributions or had any liability.
     “Notes” shall have the meaning set forth in Section 2.3.
     “Notice of Borrowing” means a notice of a Responsible Officer of Borrower Representative, appropriately completed and substantially in the form of Exhibit D hereto.
     “Obligations” means all obligations, liabilities and indebtedness (monetary (including post-petition interest, whether or not allowable or allowed) or otherwise) of each Credit Party under this Agreement or any other Financing Document, in each case howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, now or hereafter existing, or due or to become due.
     “OFAC” means the U.S. Department of Treasury Office of Foreign Assets Control.
     “OFAC Lists” means, collectively, the Specially Designated Nationals and Blocked Persons List maintained by OFAC pursuant to Executive Order No. 13224, 66 Fed. Reg. 49079 (Sept. 25, 2001) and/or any other list of terrorists or other restricted Persons maintained pursuant to any of the rules and regulations of OFAC or pursuant to any other applicable Executive Orders.
     “Operative Documents” means the Financing Documents and any documents effecting any purchase or sale or other transaction that is closing contemporaneously with the closing of the financing under this Agreement.
     “Ordinary Course of Business” means, in respect of any transaction involving any Credit Party, the ordinary course of business of such Credit Party, as conducted by such Credit Party in accordance with past practices.
     “Organizational Documents” means, with respect to any Person other than a natural person, the documents by which such Person was organized (such as a certificate of incorporation, certificate of limited partnership or articles of organization, and including, without limitation, any certificates of designation for preferred stock or other forms of preferred equity) and which relate to the internal governance of such Person (such as by-laws, a partnership agreement or an operating, limited liability or members agreement).
     “Payment Account” means the account specified on the signature pages hereof into which all payments by or on behalf of each Borrower to Administrative Agent under the Financing Documents shall be made, or such other account as Administrative Agent shall from time to time specify by notice to Borrower Representative.
     “Payment Notification” means a written notification substantially in the form of Exhibit E hereto.
     “PBGC” means the Pension Benefit Guaranty Corporation and any Person succeeding to any or all of its functions under ERISA.
     “Pension Plan” means any ERISA Plan that is subject to Section 412 of the Code or Title IV of ERISA.
     “Permits” means all governmental licenses, authorizations, provider numbers, supplier numbers, registrations, permits, drug or device authorizations and approvals, certificates, franchises, qualifications, accreditations, consents and approvals required under all applicable Laws and required in order to carry on its business as now conducted.

     “Permitted Affiliate” means with respect to any Person (a) any Person that directly or indirectly controls such Person, and (b) any Person which is controlled by or is under common control with such controlling Person. As used in this definition, the term “control” of a Person means the possession, directly or indirectly, of the power to vote eighty percent (80%) or more of any class of voting securities of such Person or to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise.
     “Permitted Contest” means, with respect to any tax obligation or other obligation allegedly or potentially owing from any Borrower to any governmental tax authority or other third party, a contest maintained in good faith by appropriate proceedings promptly instituted and diligently conducted and with respect to which such reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made on the books and records and financial statements of the applicable Borrower(s); provided, however, that (a) compliance with the obligation that is the subject of such contest is effectively stayed during such challenge; (b) Borrowers’ title to, and its right to use, the Collateral is not adversely affected thereby and Administrative Agent’s Lien and priority on the Collateral are not adversely affected, altered or impaired thereby; (c) Borrowers have given prior written notice to Administrative Agent of Borrowers’ intent to so contest the obligation; (d) in the case of real estate taxes or assessments or mechanic’s, workmen’s, materialmen’s or other like Liens with respect to any real estate which is part of the Collateral, Borrowers have obtained an endorsement, in form and substance satisfactory to Administrative Agent, to the loan policy of title insurance issued to Administrative Agent insuring over any Lien created by such obligation, or Borrowers have deposited with Administrative Agent a bond or other security satisfactory to Administrative Agent, in its reasonable discretion, against loss or injury by reason of such contest or the non-payment of such obligation or charge (and if such security is cash, Administrative Agent may, but shall not be obligated to, deposit the same in an interest-bearing account and interest accrued thereon, if any, shall be deemed to constitute a part of such security for purposes of this Agreement, but Administrative Agent (i) makes no representation or warranty as to the rate or amount of interest, if any, which may accrue thereon and shall have no liability in connection therewith and (ii) shall not be deemed to be a trustee or fiduciary with respect to its receipt of any such security and any such security may be commingled with other monies of Administrative Agent); (e) the Collateral or any part thereof or any interest therein shall not be in any danger of being sold, forfeited or lost by reason of such contest by Borrowers; (f) Borrowers have given Administrative Agent notice of the commencement of such contest and upon request by Administrative Agent, from time to time, notice of the status of such contest by Borrowers and/or confirmation of the continuing satisfaction of this definition; and (g) upon a final determination of such contest, Borrowers shall promptly comply with the requirements thereof.
     “Permitted Contingent Obligations” means: (a) Contingent Obligations arising in respect of the Debt under the Financing Documents; (b) Contingent Obligations resulting from endorsements for collection or deposit in the Ordinary Course of Business; (c) Contingent Obligations arising under or with respect to any Permitted Contest or Permitted Liens; (d) Contingent Obligations outstanding on the date of this Agreement and set forth on Schedule 5.1; (e) Contingent Obligations incurred in the Ordinary Course of Business with respect to surety and appeal bonds, performance bonds and other similar obligations not to exceed $25,000 in the aggregate at any time outstanding; (f) Contingent Obligations arising under indemnity agreements with title insurers to cause such title insurers to issue to Administrative Agent mortgagee title insurance policies with respect to any real estate Collateral (if any); (g) Contingent Obligations arising with respect to customary indemnification obligations in favor of purchasers in connection with dispositions permitted under Section 5.6; (h) [RESERVED]; (i) [RESERVED]; and (j) other Contingent Obligations not permitted by clauses (a) through (i) above, not to exceed $500,000 in the aggregate at any time outstanding.
     “Permitted Indebtedness” means: (a) Borrower’s Debt to Administrative Agent and each Lender under this Agreement and the other Financing Documents; (b) Debt incurred as a result of endorsing negotiable instruments received in the Ordinary Course of Business; (c) purchase money Debt not to exceed $100,000 at any time (whether in the form of a loan or a lease) used solely to acquire equipment used in the Ordinary Course of Business and secured only by such equipment; (d) Debt existing on the date of this Agreement and described on Schedule 5.1 (but not including any refinancings, extensions, increases or amendments to such Debt other than extensions of the maturity thereof without any other change in terms); (e) [RESERVED]; (f) [RESERVED]; and (g) trade accounts payable arising and paid on a timely basis and in the Ordinary Course of Business.

     “Permitted Investments” means: (a) Investments shown on Schedule 5.7 and existing on the Closing Date; (b) (i) cash equivalents, and (ii) any similar short term Investments permitted by Borrowers’ investment policy, as amended from time to time, provided that such investment policy (and any such amendment thereto) has been reasonably approved in writing by Administrative Agent; (c) Investments consisting of the endorsement of negotiable instruments for deposit or collection or similar transactions in the Ordinary Course of Business; (d) Investments consisting of (i) travel advances and employee relocation loans and other employee loans and advances in the Ordinary Course of Business, and (ii) loans to employees, officers or directors relating to the purchase of equity securities of Borrowers or their Subsidiaries pursuant to employee stock purchase plans or agreements approved by Borrowers’ Board of Directors (or other governing body); (e) Investments (including debt obligations) received in connection with the bankruptcy or reorganization of customers or suppliers and in settlement of delinquent obligations of, and other disputes with, customers or suppliers arising in the Ordinary Course of Business; (f) Investments consisting of notes receivable of, or prepaid royalties and other credit extensions to, customers and suppliers who are not Affiliates, in the Ordinary Course of Business; provided that this subpart (f) shall not apply to Investments of Borrowers in any Subsidiary; (g) Investments consisting of deposit accounts in which Administrative Agent has received a Deposit Account Control Agreement; (h) Investments consisting of the acquisition of all or substantially all of the assets or capital stock of another Person provided that, after giving effect to such acquisition, no Event of Default has occurred and is continuing or would exist after giving effect to such acquisition, and such acquisition would not result in a decrease of more than twenty percent (20%) of the Tangible Net Worth of the Borrowers; (i) Investments by any Borrower in any other Borrower made in compliance with Section 4.9(c); and (j) other Investments in an amount not exceeding $1,000,000 in the aggregate, provided that, except to the extent Administrative Agent has agreed otherwise in writing, “Permitted Investments” shall not include any assets that are issued outside of the United States held by Borrower in a Securities Account if and to the extent that the applicable Securities Account Control Agreement covering such Securities Account shall exclude such foreign assets from the coverage of such Securities Account Control Agreement.
     “Permitted Liens” means: (a) deposits or pledges of cash to secure obligations under workmen’s compensation, social security or similar laws, or under unemployment insurance (but excluding Liens arising under ERISA) pertaining to a Borrower’s employees, if any; (b) deposits or pledges of cash to secure bids, tenders, contracts (other than contracts for the payment of money or the deferred purchase price of property or services), leases, statutory obligations, surety and appeal bonds and other obligations of like nature arising in the Ordinary Course of Business; (c) carrier’s, warehousemen’s, mechanic’s, workmen’s, materialmen’s or other like Liens on Collateral, other than Accounts, arising in the Ordinary Course of Business with respect to obligations which are not due, or which are being contested pursuant to a Permitted Contest; (d) Liens on Collateral, other than Accounts, for taxes or other governmental charges not at the time delinquent or thereafter payable without penalty or the subject of a Permitted Contest; (e) attachments, appeal bonds, judgments and other similar Liens on Collateral other than Accounts, for sums not exceeding $100,000 in the aggregate arising in connection with court proceedings; provided, however, that the execution or other enforcement of such Liens is effectively stayed and the claims secured thereby are the subject of a Permitted Contest; (f) with respect to real estate, easements, rights of way, restrictions, minor defects or irregularities of title, none of which, individually or in the aggregate, materially interfere with the benefits of the security intended to be provided by the Security Documents, materially affect the value or marketability of the Collateral, impair the use or operation of the Collateral for the use currently being made thereof or impair Borrowers’ ability to pay the Obligations in a timely manner or impair the use of the Collateral or the ordinary conduct of the business of any Borrower or any Subsidiary and which, in the case of any real estate which is part of the Collateral, are set forth as exceptions to or subordinate matters in the title insurance policy accepted by Administrative Agent insuring the lien of the Security Documents; (g) Liens and encumbrances in favor of Administrative Agent under the Financing Documents; (h) Liens on Collateral other than Accounts existing on the date hereof and set forth on Schedule 5.2, (i) any Lien on any equipment securing Debt permitted under subpart (c) of the definition of Permitted Indebtedness provided, however, that such Lien attaches concurrently with or within twenty (20) days after the acquisition thereof and (j) Liens in favor of other financial institutions arising in connection with Borrower’s Deposit Accounts and/or Securities Accounts maintained at such respective institutions but only to the extent that (x) each such Deposit Account or Securities Account is subject to a Deposit Account Control Agreement or Securities Account Control Agreement (as applicable) and (y) such Liens in favor of such other financial institution with respect to such Deposit Account or Securities Account are permitted to exist under the terms and conditions of such Deposit Account Control Agreement or Securities Account Control Agreement (as applicable).

     “Permitted Modifications” means (a) such amendments or other modifications to a Borrower’s Organizational Documents as are required under this Agreement or by applicable Law and fully disclosed to Administrative Agent within thirty (30) days after such amendments or modifications have become effective, (b) such amendments or modifications to a Borrower’s Organizational Documents (other than those involving a change in the name of a Borrower or involving a reorganization of the Borrower under the laws of a different jurisdiction) that would not adversely affect the rights and interests of the Administrative Agent or Lenders and fully disclosed to Administrative Agent within thirty (30) days after such amendments or modifications have become effective, and (c) such modifications to the name of a Borrower or involving a reorganization of the Borrower under the laws of a different jurisdiction so long as the provisions of Section 9.2(d) are fully complied with prior to the effectiveness of such amendments or modifications.
     “Permitted Transfers” means the collective reference to one or more transfers, via a sale and not by pledge or hypothecation, as follows: (a) any holder of direct or indirect ownership or voting interests in the Borrowers which is a partnership may transfer such holder’s rights to such holder’s constituent partners, retired partners (including spouses, ancestors, lineal descendants and siblings of such partners or spouses who acquire such interests by gift, will or intestate succession) or their respective Affiliates, (b) any holder of direct or indirect ownership or voting interests in the Borrowers which is a limited liability company may transfer such holder’s right to such holder’s members, (c) any holder of direct or indirect ownership or voting interests in the Borrowers which is a natural person may transfer such holder’s rights to any immediate family member or to any trust created for the benefit of such holder or his or her immediate family members, and (d) any holder of direct or indirect ownership or voting interests in the Borrowers may transfer such holder’s rights to a Permitted Affiliate of such holder provided in each case that no such transfer may be made to any Person that is a Blocked Person.
     “Person” means any natural person, corporation, limited liability company, professional association, limited partnership, general partnership, joint stock company, joint venture, association, company, trust, bank, trust company, land trust, business trust or other organization, whether or not a legal entity, and any Governmental Authority.
     “Prepayment Fee” shall have the meaning set forth in Section 2.2(g).
     “Principal Borrower” means Orexigen Therapeutics, Inc.
     “Pro Rata Share” means (a) with respect to a Lender’s obligation to make advances in respect of the Term Loan and such Lender’s right to receive payments of principal and interest with respect to the Term Loan, the Term Loan Commitment Percentage of such Lender, and (b) for all other purposes with respect to any Lender, the percentage obtained by dividing (i) the sum of the Term Loan Commitment Amount of such Lender (or, in the event the Term Loan Commitment shall have been terminated, the then outstanding principal advances of such Lender under the Term Loan), by (ii) the sum of the Term Loan Commitment Amount (or, in the event the Term Loan Commitment shall have been terminated, the then outstanding principal advances of such Lenders under the Term Loan) of all Lenders.
     “Required Lenders” means at any time Lenders holding (a) sixty-six and two thirds percent (66 2/3%) or more of the Term Loan Commitment, or (b) if the Term Loan Commitment has been terminated, sixty-six and two thirds percent (66 2/3%) or more of the aggregate outstanding principal balance of the Loans.
     “Responsible Officer” means any of the Chief Executive Officer or Chief Financial Officer of the applicable Borrower.
     “Restricted Distribution” means as to any Person (a) any dividend or other distribution (whether in cash, securities or other property) on any equity interest in such Person (except those payable solely in its equity interests of the same class), (b) any payment on account of (i) the purchase, redemption, retirement, defeasance, surrender, cancellation, termination or acquisition of any equity interests in such Person or any claim respecting the purchase or sale of any equity interest in such Person or (ii) any option, warrant or other right to acquire any equity interests in such Person (c) any management fees, salaries or other fees or compensation to any Person holding an equity interest in a Borrower or a Subsidiary of a Borrower (other than (A) payments of salaries to individuals, (B) directors fees, (C) the issuance of stock options or restricted stock to employees, consultants and board members, and (D) advances and reimbursements to employees or directors, all in the Ordinary Course of Business and consistent with past practices), an Affiliate of a Borrower or an Affiliate of any Subsidiary of a Borrower, (d) any lease or rental payments to an Affiliate or Subsidiary of a Borrower, or (e) repayments of or debt service on loans or other indebtedness held by any Person holding an equity interest in a Borrower or a Subsidiary of a Borrower, an Affiliate of a Borrower or an Affiliate of any Subsidiary of a Borrower unless permitted under and made pursuant to a subordination agreement applicable to such loans or other indebtedness.
     “SEC” means the United States Securities and Exchange Commission.
     “Securities Account” means a “securities account” (as defined in Article 9 of the UCC), an investment account, or other account in which Investment Property or Securities are held or invested for credit to or for the benefit of any Borrower.
     “Securities Account Control Agreement” means an agreement, in form and substance reasonably satisfactory to Administrative Agent, among Administrative Agent, any applicable Borrower and each securities intermediary in which such Borrower maintains a Securities Account, which agreement provides that (a) such securities intermediary acknowledges the security interest of Administrative Agent in such Securities Account, (b) such securities intermediary shall comply with entitlement orders and any other instructions originated by Administrative Agent directing disposition of the assets and funds in such Securities Account without further consent by the applicable Borrower, and (c) such securities intermediary shall agree that it shall have no Lien on, or right of setoff or recoupment against, such Securities Account or the contents thereof, other than in respect of usual and customary service fees and of returned items for which Administrative Agent has been given value, in each such case expressly consented to by Administrative Agent, and containing such other terms and conditions as Administrative Agent may require
     “Security Document” means this Agreement and any other agreement, document or instrument executed concurrently herewith or at any time hereafter pursuant to which one or more Credit Parties or any other Person either (a) Guarantees payment or performance of all or any portion of the Obligations, and/or (b) provides, as security for all or any portion of the Obligations, a Lien on any of its assets in favor of Administrative Agent for its own benefit and the benefit of the Lenders, as any or all of the same may be amended, supplemented, restated or otherwise modified from time to time.
     “Solvent” means, with respect to any Person, that such Person (a) owns and will own assets the fair saleable value of which are (i) greater than the total amount of its liabilities (including Contingent Obligations), and (ii) greater than the amount that will be required to pay the probable liabilities of its then existing debts as they become absolute and matured considering all financing alternatives and potential asset sales reasonably available to it; (b) has capital that is not unreasonably small in relation to its business as presently conducted or after giving effect to any contemplated transaction; and (c) does not intend to incur and does not believe that it will incur debts beyond its ability to pay such debts as they become due.
     “Specified Merger” means a merger, consolidation or amalgamation of Principal Borrower with any other Person which is not a Blocked Person provided that (i) the Principal Borrower is the surviving entity, (ii) the holders of the equity interests in the Principal Borrower immediately prior to such consolidation or merger or amalgamation represent more than fifty percent (50%) of the aggregate outstanding equity interests of the Principal Borrower immediately following such consolidation or merger or amalgamation and (iii) such consolidation or merger or amalgamation would not result in a decrease of more than twenty percent (20%) of the Tangible Net Worth of the Principal Borrower.
     “Stated Rate” shall have the meaning set forth in Section 2.7.
     “Subsidiary” means, with respect to any Person, (a) any corporation of which an aggregate of more than fifty percent (50%) of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, capital stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, owned legally or beneficially by such Person or one or more Subsidiaries of such Person, or with respect to which any such Person has the right to vote or designate the vote of more than fifty percent (50%) of such capital stock whether by proxy, agreement, operation of law or otherwise, and (b) any partnership or limited liability company in which such Person and/or one or more Subsidiaries of such Person shall have an interest (whether in the form of voting or participation in profits or capital contribution) of more than fifty percent (50%) or of which any such Person is a general partner or may exercise the powers of a general partner. Unless the context otherwise requires, each reference to a Subsidiary shall be a reference to a Subsidiary of a Borrower.
     “Tangible Net Worth” means, on any date, the consolidated total assets of Borrowers and their Subsidiaries, minus (i) any amounts attributable to (a) goodwill, (b) intangible items such as unamortized debt discount and expense, patents, trademarks and service marks and names, copyrights and research and development expenses except prepaid expenses, and (c) reserves not already deducted from assets, and minus (ii) Total Liabilities.
     “Taxes” has the meaning set forth in Section 2.7.
     “Term Loan” has the meaning set forth in Section 2.1(a).
     “Term Loan Commitment” means the sum of each Lender’s Term Loan Commitment Amount, which is equal to $17,000,000.
     “Term Loan Commitment Amount” means, (i) as to any Lender that is a Lender on the Closing Date, the dollar amount set forth opposite such Lender’s name on the Commitment Annex under the column “Term Loan Commitment Amount”, as such amount may be adjusted from time to time by any amounts assigned (with respect to such Lender’s portion of Term Loans outstanding and its commitment to make advances in respect of the Term Loan) pursuant to the terms of any and all effective assignment agreements to which such Lender is a party and (ii) as to any Lender that becomes a Lender after the Closing Date, the amount of the “Term Loan Commitment Amount(s)” of other Lender(s) assigned to such new Lender pursuant to the terms of the effective assignment agreement(s) pursuant to which such new Lender shall become a Lender, as such amount may be adjusted from time to time by any amounts assigned (with respect to such Lender’s portion of Term Loans outstanding and its commitment to make advances in respect of the Term Loan) pursuant to the terms of any and all effective assignment agreements to which such Lender is a party.
     “Term Loan Commitment Percentage” means, as to any Lender, (a) on the Closing Date, the percentage set forth opposite such Lender’s name on the Commitment Annex under the column “Term Loan Commitment Percentage” (if such Lender’s name is not so set forth thereon, then, on the Closing Date, such percentage for such Lender shall be deemed to be zero), and (b) on any date following the Closing Date, the percentage equal to the Term Loan Commitment Amount of such Lender on such date divided by the Term Loan Commitment on such date.
     “Term Note” means any Note evidencing any portion of the Term Loan.
     “Termination Date” means the earlier to occur of (a) the Commitment Expiry Date, or (b) any date on which Administrative Agent accelerates the maturity of the Loans pursuant to Section 10.2.
     “Total Liabilities” means, on any day, obligations that should, under GAAP, be classified as liabilities on Borrowers’ consolidated balance sheet, including all Debt.
     “UCC” means the Uniform Commercial Code of the State of Illinois or of any other state the laws of which are required to be applied in connection with the perfection of security interests in any Collateral.
     “United States” means the United States of America.
     Section 1.2. Accounting Terms and Determinations. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder (including, without limitation, determinations made pursuant to the exhibits hereto) shall be made, and all financial statements required to be delivered hereunder shall be prepared on a consolidated basis in accordance with GAAP applied on a basis consistent with the most recent audited consolidated financial statements of each Borrower and its consolidated subsidiaries delivered to Administrative Agent and each of the Lenders on or prior to the Closing Date. If at any time any change in GAAP would affect the computation of any financial ratio or financial requirement set forth in any Financing Document, and either Borrowers or the Required Lenders shall so request, the Administrative Agent, the Lenders and Borrowers shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided, however, that until so amended, (a) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (b) Borrowers shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement which include a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP. All amounts used for purposes of financial calculations required to be made herein shall be without duplication.
     Section 1.3. Other Definitional Provisions. References in this Agreement to “Articles”, “Sections”, “Annexes”, “Exhibits” or “Schedules” shall be to Articles, Sections, Annexes, Exhibits or Schedules of or to this Agreement unless otherwise specifically provided. Any term defined herein may be used in the singular or plural. “Include”, “includes” and “including” shall be deemed to be followed by “without limitation”. Except as otherwise specified or limited herein, references to any Person include the successors and assigns of such Person. References “from” or “through” any date mean, unless otherwise specified, “from and including” or “through and including”, respectively. References to any statute or act shall include all related current regulations and all amendments and any successor statutes, acts and regulations. References to any statute or act, without additional reference, shall be deemed to refer to federal statutes and acts of the United States. References to any agreement, instrument or document shall include all schedules, exhibits, annexes and other attachments thereto. As used in this Agreement, the meaning of the term “material” or the phrase “in all material respects” is intended to refer to an act, omission, violation or condition which reflects or could reasonably be expected to result in a Material Adverse Effect. References to capitalized terms that are not defined herein, but are defined in the UCC, shall have the meanings given them in the UCC.
     Section 1.4. Funding and Settlement Currency. Unless otherwise specified herein, the settlement of all payments and fundings hereunder between or among the parties hereto shall be made in lawful money of the United States and in immediately available funds.
     Section 1.5. Riders. All Riders attached hereto are hereby incorporated herein by this reference and made a part hereof.
ARTICLE 2 — LOANS AND LETTERS OF CREDIT
     Section 2.1. Loans.
     (a) Term Loans.
          (i) Term Loan Amounts. On the terms and subject to the conditions set forth herein, the Lenders hereby agree to make to Borrowers a term loan in an original principal amount equal to the Term Loan Commitment (“Term Loan”). Each Lender’s obligation to fund the Term Loan shall be limited to such Lender’s Term Loan Commitment Percentage, and no Lender shall have any obligation to fund any portion of any Term Loan required to be funded by any other Lender, but not so funded. No Borrower shall have any right to reborrow any portion of the Term Loan that is repaid or prepaid from time to time. The Term Loan may be funded in multiple advances in an aggregate amount not to exceed the Term Loan Commitment, but no advances under the Term Loan shall be made after June 30, 2007, and any portion of the Term Loan Commitment not funded as of the close of business on such June 30, 2007 shall thereupon automatically be terminated and the Term Loan Commitment Amount of each Lender as of such date shall be reduced by such Lender’s Pro Rata Share of such total reduction in the Term Loan Commitment. Lenders shall have no obligation to make more than one (1) advance in respect of the Term Loan per calendar month and Lenders shall have no obligation to make any advance of the Term Loan that is less than $1,000,000 (other than any final disbursement). Borrowers shall deliver to Administrative Agent a Notice of Borrowing with respect to each proposed Term Loan advance, such Notice of Borrowing to be delivered no later than 2:00 PM (Chicago time) two (2) Business Days prior to such proposed borrowing. Notwithstanding anything to the contrary provided for in the foregoing or otherwise in this Agreement, as of the close of business on March 31, 2007, if the total aggregate amount of all advances under the Term Loan requested by Borrowers and funded by Lenders as of such date does not equal or exceed $10,000,000, then as of such date the Term Loan Commitment shall be automatically reduced by an amount equal to the difference between $10,000,000 and such total aggregate amount of all advances under the Term Loan made as of such date and the Term Loan Commitment Amount of each Lender as of such date shall be reduced by such Lender’s Pro Rata Share of such total reduction in the Term Loan Commitment.
          (ii) Scheduled Repayments; Mandatory Prepayments; Optional Prepayments.
               (A) There shall become due and payable, and Borrowers shall repay the Term Loan through, scheduled payments as set forth on Schedule 2.1 attached hereto. Notwithstanding the payment schedule set forth above, the outstanding principal amount of the Term Loan shall become immediately due and payable in full on the Termination Date.
               (B) There shall become due and payable and Borrowers shall prepay the Term Loan in the following amounts and at the following times:
                    (i) on the date on which any Credit Party (or Administrative Agent as loss payee or assignee) receives any casualty proceeds in excess of $25,000 of assets upon which Administrative Agent maintained a Lien, an amount equal to one hundred percent (100%) of such proceeds (net of out-of-pocket expenses and repayment of secured debt permitted under clause (c) of the definition of Permitted Indebtedness and encumbering the property that suffered such casualty), or such lesser portion of such proceeds as Administrative Agent shall elect to apply to the Obligations;
                    (ii) an amount equal to any interest that is deemed to be in excess of the Maximum Lawful Rate (as defined below) and is required to be applied to the reduction of the principal balance of the Loans by any Lender as provided for in Section 2.7;
                    (iii) upon receipt by any Credit Party of the proceeds of any asset disposition not made in the Ordinary Course of Business or not pertaining to Inventory, an amount equal to one hundred percent (100%) of the net cash proceeds of such asset disposition (net of out-of-pocket expenses and repayment of secured debt permitted under clause (c) of the definition of Permitted Indebtedness and encumbering such asset), or such lesser portion as Administrative Agent shall elect to apply to the Obligations; provided that, for the avoidance of doubt, in this Section 2.1(a)(ii)(B), “asset disposition” shall include any consideration, including up-front payments and royalties or licensing fees paid over time, received by any Credit Party in connection with any exclusive license entered into by such Credit Party as licensor with respect to any Intellectual Property of such Credit Party; and
                    (iv) upon receipt by any Credit Party of any Extraordinary Receipts, an amount equal to one hundred percent (100%) of such Extraordinary Receipts, or such lesser portion as Administrative Agent shall elect to apply to the Obligations.
     Notwithstanding the foregoing and so long as no Event of Default or Default then exists, (i) casualty proceeds in an amount up to $,1000,000 may be used by Borrowers within one hundred eighty (180) days from the receipt of such proceeds to replace or repair any assets in respect of which such proceeds were paid so long as (x) prior to the receipt of such proceeds, Borrowers have delivered to Administrative Agent a reinvestment plan detailing such replacement or repair acceptable to Administrative Agent in its reasonable discretion and (y) such proceeds are deposited into an account with Administrative Agent promptly upon receipt by such Borrower and (2) proceeds of asset dispositions not made in the Ordinary Course of Business may be used by Borrowers within one hundred eighty (180) days from the receipt of such proceeds to purchase new or replacement assets of comparable value so long as such proceeds are deposited into an account with Administrative Agent promptly upon receipt by such Borrower (provided that, nothing contained in the foregoing shall be deemed under any circumstances to constitute a consent by Administrative Agent and/or any Lender regarding any such asset dispositions not made in the Ordinary Course of Business which is not otherwise permitted under the terms of this Agreement nor to establish any expectation or course of dealing or conduct binding upon Administrative Agent and/or any Lender that any such consent with respect to any such asset dispositions not made in the Ordinary Course of Business not otherwise permitted under the terms of this Agreement be given). All sums held by Administrative Agent pending reinvestment as described the foregoing sentence shall be deemed additional collateral for the Obligations and may be commingled with the general funds of Administrative Agent.

               (C) Borrowers may from time to time, with at least two (2) Business Days prior delivery to Administrative Agent of an appropriately completed Payment Notification, prepay any advance(s) under Term Loan in whole or in part; provided, however, that each such prepayment shall be accompanied by any Prepayment Fees and Exit Fees required hereunder and that each such partial prepayment must be in a minimum amount of at least $5,000,000.
          (iii) All Prepayments. Except as this Agreement may specifically provide otherwise, all prepayments of the Term Loan shall be applied by Administrative Agent to the regularly scheduled repayments to become due on the Term Loan in accordance with Schedule 2.1, with such proceeds to be applied first to the satisfaction of the regularly scheduled repayment with the latest due date then outstanding, and after repayment in full of such installment then to the next regularly scheduled repayments with the next latest due date then outstanding, and so on until the entire amount of such prepayment shall have been so applied. The monthly payments required under Schedule 2.1 shall continue in the same amount (for so long as the Term Loan and/or (if applicable) any advance thereunder shall remain outstanding) notwithstanding any partial prepayment, whether mandatory or optional, of the Term Loan. Notwithstanding anything to the contrary contained in the foregoing, in the event that there have been multiple advances under the Term Loan each of which such advances has a separate amortization schedule of principal payments under Schedule 2.1 attached hereto, each prepayment of the Term Loan shall be applied by Administrative Agent to reduce and prepay the principal balance of the earliest-made advance then outstanding in the manner described in the first sentence of this paragraph (iii) with respect to such advance until such earliest-made advance is paid in full (and to the extent the total amount of any such partial prepayment shall exceed the outstanding principal balance of such earliest-made advance, the remainder of such prepayment shall be applied successively to the remaining advances under the Term Loan in the direct order of the respective advance dates in the manner provided for in this sentence).
     (b) [RESERVED]
     Section 2.2. Interest, Interest Calculations and Certain Fees.
     (a) Interest. From and following the Closing Date, the Loans and the other Obligations shall bear interest at the sum of the Base Rate plus the applicable Base Rate Margin (provided that, in the case of any Obligations other than the Loans, such Obligations shall bear interest as of any date at the highest rate applicable to any of the advances under the Term Loan outstanding on such date), subject to the provisions of Section 10.4 below regarding default rates of interest. Interest on the Loans shall be paid in arrears on the first (1st) day of each month and on the maturity of such Loans, whether by acceleration or otherwise. Interest on all other Obligations shall be payable on demand and upon the Termination Date. For purposes of calculating interest, all funds transferred from the Payment Account for application to the Term Loan shall be subject to a two (2) Business Day clearance period.
     (b) [RESERVED].
     (c) [RESERVED].
     (d) Commitment Fee. Contemporaneous with Borrowers execution of this Agreement, Borrowers shall pay Administrative Agent, for its own account and not for the benefit of any other Lenders, a fee in an amount equal to the Term Loan Commitment multiplied by one-half of one percent (0.50%). All fees payable pursuant to this paragraph shall be deemed fully earned and non-refundable as of the Closing Date.
     (e) [RESERVED].
     (f) Exit Fee. Upon repayment of the Term Loan in full for any reason and at any time (whether by voluntary prepayment by Borrowers, by reason of the occurrence of an Event of Default, upon the maturity of the Term Loan, or otherwise), Borrowers shall pay to Administrative Agent for the benefit of all Lenders committed to make Term Loan advances, as compensation for the costs of making funds available to Borrowers under this Agreement, an exit fee (the “Exit Fee”) calculated in accordance with this subsection. The total Exit Fee due under this Agreement shall be equal to the greater of (x) an amount equal to (1) the total aggregate original principal amount of all advances under the Term Loan requested by Borrowers and funded by Lenders under Section 2.1(a) above multiplied by (2) five percent (5.00%) and (y) $500,000. All fees payable pursuant to this paragraph shall be deemed fully earned and non-refundable as of the Closing Date.
     (g) Prepayment Fee. If any advance under the Term Loan is prepaid at any time, in whole or in part, for any reason (whether by voluntary prepayment by Borrowers, by reason of the occurrence of an Event of Default, or otherwise) prior to its scheduled maturity date as provided for under Schedule 2.1 attached hereto, or if the Term Loan shall become accelerated and due and payable in full prior to the Commitment Expiry Date, Borrowers shall pay to Administrative Agent, for the benefit of all Lenders committed to make Term Loan advances, as compensation for the costs of such Lenders making funds available to Borrowers under this Agreement, a prepayment fee (the “Prepayment Fee”) calculated in accordance with this subsection. The Prepayment Fee shall be equal to three percent (3.00%) of the amount prepaid at any time. The Prepayment Fee shall not apply to or be assessed upon any prepayment made by Borrowers if such payments were required by Administrative Agent to be made pursuant to Section 2.1(a)(ii)(B) subpart (i) (relating to casualty proceeds), subpart (ii) (relating to payments exceeding the Maximum Lawful Rate), subpart (iii) (relating to asset dispositions) (unless, in the case of such subpart (iii), Borrower and Administrative Agent and Lenders have agreed otherwise in connection with any consent granted by Administrative Agent and/or Lenders to any asset dispositions not otherwise permitted under this Agreement) or subpart (iv) (relating to Extraordinary Receipts). All fees payable pursuant to this paragraph shall be deemed fully earned and non-refundable as of the Closing Date.
     (h) Audit Fees. Borrowers shall pay to Administrative Agent, for its own account and not for the benefit of any other Lenders, all reasonable fees and expenses in connection with audits of Borrowers’ books and records, audits, valuations or appraisals of the Collateral, audits of Borrowers’ compliance with applicable Laws and such other matters as Administrative Agent shall deem appropriate, which shall be due and payable on the first Business Day of the month following the date of issuance by Administrative Agent of a written request for payment thereof to Borrowers; provided, that so long as no Event of Default or Default has occurred, Borrowers shall be liable for such fees and expenses for no more than one (1) such audits in any given calendar year.
     (i) Wire Fees. Borrowers shall pay to Administrative Agent, for its own account and not for the account of any other Lenders, on written demand, any and all fees, costs or expenses which Administrative Agent pays to a bank or other similar institution (including, without limitation, any fees paid by Administrative Agent to any other Lender) arising out of or in connection with (i) the forwarding to Borrowers or any other Person on behalf of Borrowers, by Administrative Agent, of proceeds of the Loans made by any Lender to Borrowers pursuant to this Agreement, and (ii) the depositing for collection, by Administrative Agent, of any check or item of payment received or delivered to Administrative Agent on account of Obligations.
     (j) Late Charges. If payments of principal (other than a final installment of principal upon the Termination Date), interest due on the Obligations, or any other amounts due hereunder or under the other Financing Documents are not timely made and remain overdue for a period of five (5) days, Borrowers, without notice or demand by Administrative Agent, promptly shall pay to Administrative Agent, for its own account and not for the benefit of any other Lenders, as additional compensation to Administrative Agent in administering the Obligations, an amount equal to five percent (5.0%) of each delinquent payment.
     (k) Computation of Interest and Related Fees. All interest and fees under each Financing Document shall be calculated on the basis of a 360-day year for the actual number of days elapsed. The date of funding of a Loan shall be included in the calculation of interest. The date of payment of a Loan shall be excluded from the calculation of interest. If a Loan is repaid on the same day that it is made, one (1) day’s interest shall be charged.
     (l) Automated Clearing House Payments. If Administrative Agent so elects, monthly payments of interest and amortization shall be paid to Administrative Agent by Automated Clearing House debit of immediately available funds from the financial institution account designated by Borrower Representative in the Automated Clearing House debit authorization executed by Borrowers or Borrower Representative in connection with this Agreement, and shall be effective upon receipt. Borrowers shall execute any and all forms and documentation necessary from time to time to effectuate such automatic debiting. In no event shall any such payments be refunded to Borrowers.
     Section 2.3. Notes. The portion of the Loans made by each Lender shall be evidenced, if so requested by such Lender, by one or more promissory notes executed by Borrowers on a joint and several basis (each, a “Note”) in an original principal amount equal to such Lender’s Term Loan Commitment Amount.
     Section 2.4. [RESERVED].
     Section 2.5. [RESERVED].
     Section 2.6. General Provisions Regarding Payment; Loan Account.
     (a) All payments to be made by each Borrower under any Financing Document, including payments of principal and interest made hereunder and pursuant to any other Financing Document, and all fees, expenses, indemnities and reimbursements, shall be made without set-off, recoupment or counterclaim, in lawful money of the United States and in immediately available funds. If any payment hereunder becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension (it being understood and agreed that, solely for purposes of calculating financial covenants and computations contained herein and determining compliance therewith, if payment is made, in full, on any such extended due date, such payment shall be deemed to have been paid on the original due date without giving effect to any extension thereto). Any payments received in the Payment Account before noon (Chicago time) on any date shall be deemed received by Administrative Agent on such date, and any payments received in the Payment Account after noon (Chicago time) on any date shall be deemed received by Administrative Agent on the next succeeding Business Day.
     (b) Administrative Agent shall maintain a loan account (the “Loan Account”) on its books to record Loans and other extensions of credit made by the Lenders hereunder or under any other Financing Document, and all payments thereon made by each Borrower. All entries in the Loan Account shall be made in accordance with Administrative Agent’s customary accounting practices as in effect from time to time. The balance in the Loan Account, as recorded in Administrative Agent’s books and records at any time shall be conclusive and binding evidence of the amounts due and owing to Administrative Agent by each Borrower absent manifest error; provided, however, that any failure to so record or any error in so recording shall not limit or otherwise affect any Borrower’s duty to pay all amounts owing hereunder or under any other Financing Document. Administrative Agent shall endeavor to provide Borrowers with a monthly statement regarding the Loan Account (but neither Administrative Agent nor any Lender shall have any liability if Administrative Agent shall fail to provide any such statement). Unless any Borrower notifies Administrative Agent of any objection to any such statement (specifically describing the basis for such objection) within ninety (90) days after the date of receipt thereof, it shall be deemed final, binding and conclusive upon Borrowers in all respects as to all matters reflected therein.
     Section 2.7. Maximum Interest. In no event shall the interest charged with respect to the Loans or any other Obligations of any Borrower under any Financing Document exceed the maximum amount permitted under the laws of the State of Illinois or of any other applicable jurisdiction. Notwithstanding anything to the contrary herein or elsewhere, if at any time the rate of interest payable hereunder or under any Note or other Financing Document (the “Stated Rate”) would exceed the highest rate of interest permitted under any applicable law to be charged (the “Maximum Lawful Rate”), then for so long as the Maximum Lawful Rate would be so exceeded, the rate of interest payable shall be equal to the Maximum Lawful Rate; provided, however, that if at any time thereafter the Stated Rate is less than the Maximum Lawful Rate, each Borrower shall, to the extent permitted by law, continue to pay interest at the Maximum Lawful Rate until such time as the total interest received is equal to the total interest which would have been received had the Stated Rate been (but for the operation of this provision) the interest rate payable at all times. Thereafter, the interest rate payable shall be the Stated Rate unless and until the Stated Rate again would exceed the Maximum Lawful Rate, in which event this provision shall again apply. In no event shall the total interest received by any Lender exceed the amount which it could lawfully have received had the interest been calculated for the full term hereof at the Maximum Lawful Rate as applicable from time to time. If, notwithstanding the prior sentence, any Lender has received interest hereunder in excess of the Maximum Lawful Rate, such excess amount shall be applied to the reduction of the principal balance of the Loans or to other amounts

(other than interest) payable hereunder, and if no such principal or other amounts are then outstanding, such excess or part thereof remaining shall be paid to Borrowers. Any such reduction in the principal balance shall be applied to the Obligations owing to Lenders in accordance with the Pro Rata Share of each Lender. In computing interest payable with reference to the Maximum Lawful Rate applicable to any Lender, such interest shall be calculated at a daily rate equal to the Maximum Lawful Rate divided by the number of days in the year in which such calculation is made.
     Section 2.8. Taxes; Capital Adequacy.
     (a) All payments of principal and interest on the Loans and all other amounts payable hereunder shall be made free and clear of and without deduction for any present or future income, excise, stamp, documentary, payroll, employment, property or franchise taxes and other taxes, fees, duties, levies, assessments, withholdings or other charges of any nature whatsoever (including interest and penalties thereon) imposed by any taxing authority, excluding taxes imposed on or measured by Administrative Agent’s or any Lender’s net income by the jurisdictions under which Administrative Agent or such Lender is organized or conducts business (other than solely as the result of entering into any of the Financing Documents or taking any action thereunder) (all non-excluded items being called “Taxes”). If any withholding or deduction from any payment to be made by any Borrower hereunder is required in respect of any Taxes pursuant to any applicable Law, then Borrowers will: (i) pay directly to the relevant authority the full amount required to be so withheld or deducted; (ii) promptly forward to Administrative Agent an official receipt or other documentation satisfactory to Administrative Agent evidencing such payment to such authority; and (iii) pay to Administrative Agent for the account of Administrative Agent and Lenders such additional amount or amounts as is necessary to ensure that the net amount actually received by Administrative Agent and each Lender will equal the full amount Administrative Agent and such Lender would have received had no such withholding or deduction been required. If any Taxes are directly asserted against Administrative Agent or any Lender with respect to any payment received by Administrative Agent or such Lender hereunder, Administrative Agent or such Lender may pay such Taxes and Borrowers will promptly pay such additional amounts (including any penalty, interest or expense) as is necessary in order that the net amount received by such Person after the payment of such Taxes (including any Taxes on such additional amount) shall equal the amount such Person would have received had such Taxes not been asserted so long as such amounts have accrued on or after the day which is two hundred seventy (270) days prior to the date on which Administrative Agent or such Lender first made written demand therefor.
     (b) If any Borrower fails to pay any Taxes when due to the appropriate taxing authority or fails to remit to Administrative Agent, for the account of Administrative Agent and the respective Lenders, the required receipts or other required documentary evidence, Borrowers shall indemnify Administrative Agent and Lenders for any incremental Taxes, interest or penalties that may become payable by Administrative Agent or any Lender as a result of any such failure.
     (c) Each Lender that (i) is organized under the laws of a jurisdiction other than the United States, and (ii)(A) is a party hereto on the Closing Date or (B) purports to become an assignee of an interest as a Lender under this Agreement after the Closing Date (unless such Lender was already a Lender hereunder immediately prior to such assignment) (each such Lender a “Foreign Lender”) shall execute and deliver to each of Borrowers and Administrative Agent one or more (as Borrowers or Administrative Agent may reasonably request) United States Internal Revenue Service Forms W-8EW, W-8BEN, W-8IMY (as applicable) and other applicable forms, certificates or documents prescribed by the United States Internal Revenue Service or reasonably requested by Administrative Agent certifying as to such Lender’s entitlement to a complete exemption from withholding or deduction of Taxes. Borrowers shall not be required to pay additional amounts to any Lender pursuant to this Section 2.7 with respect to United States withholding and income Taxes to the extent that the obligation to pay such additional amounts would not have arisen but for the failure of such Lender to comply with this paragraph other than as a result of a change in law.
     (d) If any Lender shall determine in its commercially reasonable judgment that the adoption or taking effect of, or any change in, any applicable Law regarding capital adequacy, in each instance, after the Closing Date, or any change after the Closing Date in the interpretation, administration or application thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation, administration or application thereof, or the compliance by any Lender or any Person controlling such Lender with any request, guideline or directive regarding capital adequacy (whether or not having the force of law) of any such Governmental Authority, central bank or comparable agency adopted or otherwise taking effect after the Closing Date, has or would have the effect of reducing the rate of return on such Lender’s or such controlling Person’s capital as a consequence of such Lender’s obligations hereunder to a level below that which such Lender or such controlling Person could have achieved but for such adoption, taking effect, change, interpretation, administration, application or compliance (taking into consideration such Lender’s or such controlling Person’s policies with respect to capital adequacy) then from time to time, upon written demand by such Lender (which demand shall be accompanied by a statement setting forth the basis for such demand and a calculation of the amount thereof in reasonable detail, a copy of which shall be furnished to Administrative Agent), Borrowers shall promptly pay to such Lender such additional amount as will compensate such Lender or such controlling Person for such reduction, so long as such amounts have accrued on or after the day which is two hundred seventy (270) days prior to the date on which such Lender first made demand therefor.
     (e) If any Lender requires compensation under Section 2.8(d), or requires any Borrower to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.8(a), then, upon the written request of Borrower Representative, such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder (subject to the terms of this Agreement) to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or materially reduce amounts payable pursuant to any such subsection, as the case may be, in the future, and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender (as determined in its sole discretion). Borrowers hereby agree to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.
     Section 2.9. Appointment of Borrower Representative. Each Borrower hereby designates Borrower Representative as its representative and agent on its behalf for the purposes of issuing Notices of Borrowing, and giving instructions with respect to the disbursement of the proceeds of the Loans, giving and receiving all other notices and consents hereunder or under any of the other Financing Documents and taking all other actions (including in respect of compliance with covenants) on behalf of any Borrower or Borrowers under the Financing Documents. Borrower Representative hereby accepts such appointment. Notwithstanding anything to the contrary contained in this Agreement, no Borrower other than Borrower Representative shall be entitled to take any of the foregoing actions. The proceeds of each Loan made hereunder shall be advanced to or at the direction of Borrower Representative and if not used by Borrower Representative in its business (for the purposes provided in this Agreement) shall be deemed to be immediately advanced by Borrower Representative to the appropriate other Borrower hereunder as an intercompany loan (collectively, “Intercompany Loans”). All proceeds of Collateral of each Borrower received by Administrative Agent and applied to the Obligations shall be deemed to be repayments of the Intercompany Loans owing by such Borrower to Borrower Representative. Borrowers shall maintain accurate books and records with respect to all Intercompany Loans and all repayments thereof. Administrative Agent and each Lender may regard any notice or other communication pursuant to any Financing Document from Borrower Representative as a notice or communication from all Borrowers, and may give any notice or communication required or permitted to be given to any Borrower or all Borrowers hereunder to Borrower Representative on behalf of such Borrower or all Borrowers. Each Borrower agrees that each notice, election, representation and warranty, covenant, agreement and undertaking made on its behalf by Borrower Representative shall be deemed for all purposes to have been made by such Borrower and shall be binding upon and enforceable against such Borrower to the same extent as if the same had been made directly by such Borrower.
     Section 2.10. Joint and Several Liability. Borrowers are defined collectively to include all Persons named as one of the Borrowers herein; provided, however, that any references herein to “any Borrower”, “each Borrower” or similar references, shall be construed as a reference to each individual Person named as one of the Borrowers herein. Each Person so named shall be jointly and severally liable for all of the obligations of Borrowers under this Agreement. Each Borrower, individually, expressly understands, agrees and acknowledges, that the credit facilities would not be made available on the terms herein in the absence of the collective credit of all of the Persons named as the Borrowers herein, the joint and several liability of all such Persons, and the cross-collateralization of the collateral of all such Persons. Accordingly, each Borrower, individually acknowledges that the benefit to each of the Persons named as one of the Borrowers as a whole constitutes reasonably equivalent value, regardless of the amount of the credit facilities actually borrowed by, advanced to, or the amount of collateral provided by, any individual Borrower. In addition, each entity named as one of the Borrowers herein hereby acknowledges and agrees that all of the representations, warranties, covenants, obligations, conditions, agreements and other terms contained in this Agreement shall be applicable to and shall be binding upon and measured and enforceable individually against each Person named as one of the Borrowers herein as well as all such Persons when taken together. By way of illustration, but without limiting the generality of the foregoing, the terms of Section 10.1 of this Agreement are to be applied to each individual Person named as one of the Borrowers herein (as well as to all such Persons taken as a whole), such that the occurrence of any of the events described in Section 10.1 of this Agreement as to any Person named as one of the Borrowers herein shall constitute an Event of Default even if such event has not occurred as to any other Persons named as the Borrowers or as to all such Persons taken as a whole.
     Section 2.11. [RESERVED].
ARTICLE 3 — REPRESENTATIONS AND WARRANTIES
     To induce Administrative Agent and Lenders to enter into this Agreement and to make the Loans and other credit accommodations contemplated hereby, each Borrower hereby represents and warrants to Administrative Agent and each Lender that:
     Section 3.1. Existence and Power. Each Credit Party is an entity as specified on Schedule 3.1, is duly organized, validly existing and in good standing under the laws of the jurisdiction specified on Schedule 3.1 and no other jurisdiction, has the same legal name as it appears in such Credit Party’s Organizational Documents and an organizational identification number (if any), in each case as specified on Schedule 3.1 (except to the extent of any change in the foregoing information as to any Credit Party following the Closing Date so long as such change was made and notice of such change was given to Administrative Agent in accordance with Section 9.2(d)) and has all powers and all Permits necessary or desirable in the operation of its business as presently conducted or as proposed to be conducted, except where the failure to have such Permits could not reasonably be expected to have a Material Adverse Effect. Each Credit Party is qualified to do business as a foreign entity in each jurisdiction in which it is required to be so qualified, which jurisdictions as of the Closing Date are specified on Schedule 3.1, except where the failure to be so qualified could not reasonably be expected to have a Material Adverse Effect. Except as set forth on Schedule 3.1, no Credit Party, over the five (5) year period preceding the Closing Date, (a) has had any name other than its current name, or (b) was incorporated or organized under the laws of any jurisdiction other than its current jurisdiction of incorporation or organization.
     Section 3.2. Organization and Governmental Authorization; No Contravention. The execution, delivery and performance by each Credit Party of the Operative Documents to which it is a party are within its powers, have been duly authorized by all necessary action pursuant to its Organizational Documents, require no further action by or in respect of, or filing with, any Governmental Authority and do not violate, conflict with or cause a breach or a default under (a) any Law applicable to any Credit Party or any of the Organizational Documents of any Credit Party, or (b) any agreement or instrument binding upon it, except for such violations, conflicts, breaches or defaults as could not, with respect to this clause (b), reasonably be expected to have a Material Adverse Effect.
     Section 3.3. Binding Effect. Each of the Operative Documents to which any Credit Party is a party constitutes a valid and binding agreement or instrument of such Credit Party, enforceable against such Credit Party in accordance with its respective terms, except as the enforceability thereof may be limited by bankruptcy, insolvency or other similar laws relating to the enforcement of creditors’ rights generally and by general equitable principles.
     Section 3.4. Capitalization. The authorized equity securities of each of the Credit Parties as of the Closing Date is as set forth on Schedule 3.4. All issued and outstanding equity securities of each of the Credit Parties are duly authorized and validly issued, fully paid and nonassessable, and, in the case of all Credit Parties other than Principal Borrower, are free and clear of all Liens other than those in favor of Administrative Agent for the benefit of Administrative Agent and Lenders, and such equity securities were issued in compliance with all applicable Laws. The identity of the holders of the equity securities of each of the Credit Parties and the percentage of their fully-diluted ownership of the equity securities of each of the Credit Parties as of the Closing Date is set forth on Schedule 3.4. No shares of the capital stock or other equity securities of any Credit Party, other than those described above, are issued and outstanding as of the Closing Date. Except as set forth on Schedule 3.4, as of the Closing Date there are no preemptive or other outstanding rights, options, warrants, conversion rights or similar agreements or understandings for the purchase or acquisition from any Credit Party of any equity securities of any such entity. Except as set forth on Schedule 3.4, none of the authorized and/or issued capital stock or other equity securities of any Credit Party are subject to any mandatory repurchase or redemption provisions or put rights in favor of any holder thereof (not including any repurchase or redemption provisions exercisable solely at the option of such Credit Party) or otherwise constitute Debt under the definition set forth herein or are subject to any provisions requiring the mandatory payment of any dividends at any time (not including any specified dividends which accrue at specified times but which are payable only as, when and if declared by the board of directors or other similar governance body or manager or partner of such Credit Party and/or upon liquidation of such Credit Party).
     Section 3.5. Financial Information. All information delivered to Administrative Agent and pertaining to the financial condition of any Credit Party fairly presents the financial position of such Credit Party as of the date of such information in conformity with GAAP (and as to unaudited financial statements, subject to normal year end adjustments and the absence of footnote disclosures). Since December 31, 2005, there has been no material adverse change in the business, operations, properties, prospects or condition (financial or otherwise) of any Credit Party.
     Section 3.6. Litigation. Except as set forth on Schedule 3.6 as of the Closing Date, and except as hereafter disclosed to Administrative Agent in writing, there is no Litigation pending against, or to such Borrower’s knowledge threatened against or affecting, any Credit Party or, to such Borrower’s knowledge, any party to any Operative Document other than a Credit Party. There is no Litigation pending in which an adverse decision could reasonably be expected to have a Material Adverse Effect or which in any manner draws into question the validity of any of the Operative Documents.
     Section 3.7. Ownership of Property. Each Borrower and each of its Subsidiaries is the lawful owner of, has good and marketable title to and is in lawful possession of, or has valid leasehold interests in, all properties and other assets (real or personal, tangible, intangible or mixed) purported or reported to be owned or leased (as the case may be) by such Person.
     Section 3.8. No Default. No Event of Default, or to such Borrower’s knowledge, Default, has occurred and is continuing. No Credit Party is in breach or default under or with respect to any contract, agreement, lease or other instrument to which it is a party or by which its property is bound or affected, which breach or default could reasonably be expected to have a Material Adverse Effect.
     Section 3.9. Labor Matters. As of the Closing Date, there are no strikes or other labor disputes pending or, to any Borrower’s knowledge, threatened against any Credit Party. Hours worked and payments made to the employees of the Credit Parties have not been in violation of the Fair Labor Standards Act or any other applicable Law dealing with such matters. All payments due from the Credit Parties, or for which any claim may be made against any of them, on account of wages and employee and retiree health and welfare insurance and other benefits have been paid or accrued as a liability on their books, as the case may be. The consummation of the transactions contemplated by the Financing Documents and the other Operative Documents will not give rise to a right of termination or right of renegotiation on the part of any union under any collective bargaining agreement to which it is a party or by which it is bound.
     Section 3.10. Regulated Entities. No Credit Party is an “investment company” or a company “controlled” by an “investment company” or a “subsidiary” of an “investment company,” all within the meaning of the Investment Company Act of 1940.
     Section 3.11. Margin Regulations. None of the proceeds from the Loans have been or will be used, directly or indirectly, for the purpose of purchasing or carrying any “margin stock” (as defined in Regulation U of the Federal Reserve Board), for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry any “margin stock” or for any other purpose which might cause any of the Loans to be considered a “purpose credit” within the meaning of Regulation T, U or X of the Federal Reserve Board.

     Section 3.12. Compliance With Laws; Anti-Terrorism Laws.
     (a) Each Credit Party is in compliance with the requirements of all applicable Laws, except for such Laws the noncompliance with which could not reasonably be expected to have a Material Adverse Effect.
     (b) None of the Credit Parties, their Affiliates or any of their respective agents acting or benefiting in any capacity in connection with the transactions contemplated by this Agreement is (i) in violation of any Anti-Terrorism Law, (ii) engages in or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law, or (iii) is a Blocked Person. No Credit Party nor, to the knowledge of any Credit Party, any of its Affiliates or agents acting or benefiting in any capacity in connection with the transactions contemplated by this Agreement, (x) conducts any business or engages in making or receiving any contribution of funds, goods or services to or for the benefit of any Blocked Person, or (y) deals in, or otherwise engages in any transaction relating to, any property or interest in property blocked pursuant to Executive Order No. 13224, any similar executive order or other Anti-Terrorism Law.
     Section 3.13. Taxes. All federal, state and local tax returns, reports and statements required to be filed by or on behalf of each Credit Party have been filed with the appropriate Governmental Authorities in all jurisdictions in which such returns, reports and statements are required to be filed and, except to the extent subject to a Permitted Contest, all taxes (including real property taxes) and other charges shown to be due and payable in respect thereof have been timely paid prior to the date on which any fine, penalty, interest, late charge or loss may be added thereto for nonpayment thereof. Except to the extent subject to a Permitted Contest, all state and local sales and use taxes required to be paid by each Credit Party have been paid. All federal and state returns have been filed by each Credit Party for all periods for which returns were due with respect to employee income tax withholding, social security and unemployment taxes, and, except to the extent subject to a Permitted Contest, the amounts shown thereon to be due and payable have been paid in full or adequate provisions therefor have been made.
     Section 3.14. Compliance with ERISA.
     (a) Each ERISA Plan (and the related trusts and funding agreements) complies in form and in operation with, has been administered in compliance with, and the terms of each ERISA Plan satisfy, the applicable requirements of ERISA and the Code in all material respects. Each ERISA Plan which is intended to be qualified under Section 401(a) of the Code is so qualified, and the United States Internal Revenue Service has issued a favorable determination letter which such ERISA Plan may rely on currently. No Credit Party has incurred liability for any material excise tax under any of Sections 4971 through 5000 of the Code.
     (b) During the thirty-six (36) month period prior to the Closing Date or the making of any Loan, (i) no steps have been taken to terminate any Pension Plan and (ii) no contribution failure has occurred with respect to any Pension Plan sufficient to give rise to a Lien under Section 302(f) of ERISA. No condition exists or event or transaction has occurred with respect to any Pension Plan which could result in the incurrence by any Credit Party of any material liability, fine or penalty. No Credit Party has incurred liability to the PBGC (other than for current premiums) with respect to any employee Pension Plan. All contributions (if any) have been made on a timely basis to any Multiemployer Plan that are required to be made by any Credit Party or any other member of the Controlled Group under the terms of the plan or of any collective bargaining agreement or by applicable Law; no Credit Party nor any member of the Controlled Group has withdrawn or partially withdrawn from any Multiemployer Plan, incurred any withdrawal liability with respect to any such plan or received notice of any claim or demand for withdrawal liability or partial withdrawal liability from any such plan, and no condition has occurred which, if continued, could result in a withdrawal or partial withdrawal from any such plan, and no Credit Party nor any member of the Controlled Group has received any notice that any Multiemployer Plan is in reorganization, that increased contributions may be required to avoid a reduction in plan benefits or the imposition of any excise tax, that any such plan is or has been funded at a rate less than that required under Section 412 of the Code, that any such plan is or may be terminated, or that any such plan is or may become insolvent.
     Section 3.15. Consummation of Operative Documents; Brokers. Except for fees payable to Administrative Agent and/or Lenders, no broker, finder or other intermediary has brought about the obtaining, making or closing of the transactions contemplated by the Operative Documents, and no Credit Party has or will have any obligation to any Person in respect of any finder’s or brokerage fees, commissions or other expenses in connection herewith or therewith. All brokerage and finder’s fees, commissions and other expenses payable in connection with the transactions contemplated by the Operative Documents have been paid in full by Borrowers contemporaneously with the execution of the Financing Documents and the initial funding of the Loan.
     Section 3.16. Related Transactions. All transactions contemplated by the Operative Documents to be consummated on or prior to the date hereof have been so consummated (including, without limitation, the disbursement and transfer of all funds in connection therewith) in all material respects pursuant to the provisions of the applicable Operative Documents, true and complete copies of which have been delivered to Administrative Agent, and in compliance with all applicable Law, except for such Laws the noncompliance with which would not reasonably be expected to have a Material Adverse Effect.
     Section 3.17. Material Contracts. Except for the Operative Documents and the other agreements set forth on Schedule 3.17 (collectively with the Operative Documents, the “Material Contracts”), as of the Closing Date there are no (a) employment agreements covering the management of any Credit Party, (b) collective bargaining agreements or other similar labor agreements covering any employees of any Credit Party, (c) agreements for managerial, consulting or similar services to which any Credit Party is a party or by which it is bound, (d) agreements regarding any Credit Party, its assets or operations or any investment therein to which any of its equityholders is a party or by which it is bound (not including agreements relating solely to the sale or grant of equity interests without any provisions dealing with rights or obligations binding on such purchasers or grantees to consent to particular transactions by such Credit Party (other than standard provisions describing the voting rights of the equity interests being sold so long as such voting rights are identical to the rights of all other equity interests of the same class as such equity interests being sold) or other such similar provisions more typically found in a “shareholders agreement”), (e) real estate leases, Intellectual Property licenses or other lease or license agreements to which any Credit Party is a party, either as lessor or lessee, or as licensor or licensee (other than licenses arising from the purchase of “off the shelf” or commercially available products), or (f) customer, distribution, marketing or supply agreements to which any Credit Party is a party, (g) partnership agreements to which any Credit Party is a general partner or joint venture agreements to which any Credit Party is a party, (h) third party billing arrangements to which any Credit Party is a party, or (i) any other agreements or instruments to which any Credit Party is a party, and the breach, nonperformance or cancellation of which, or the failure of which to renew, could reasonably be expected to have a Material Adverse Effect (provided that, in each case with respect to the preceding clauses (a), (c), (d), (e) and (f), no such agreement or contract shall be included unless payments by the applicable Credit Party of more than $50,000 in any year is required or reasonably anticipated with respect to such contract or agreement). Schedule 3.17 sets forth, with respect to each real estate lease agreement to which any Borrower is a party (as a lessee) as of the Closing Date, the address of the subject property, the name and address of the landlord and the annual rental (or, where applicable, a general description of the method of computing the annual rental). The consummation of the transactions contemplated by the Financing Documents and the other Operative Documents will not give rise to a right of termination in favor of any party to any Material Contract (other than any Credit Party).
     Section 3.18. Compliance with Environmental Requirements; No Hazardous Materials.
     Except in each case as set forth on Schedule 3.18:
     (a) no notice, notification, demand, request for information, citation, summons, complaint or order has been issued, no complaint has been filed, no penalty has been assessed and no investigation or review is pending, or to such Borrower’s knowledge, threatened by any Governmental Authority or other Person with respect to any (i) alleged violation by any Credit Party of any Environmental Law, (ii) alleged failure by any Credit Party to have any Permits under any Environmental Law or relating to any Hazardous Materials required in connection with the conduct of its business or to comply with the terms and conditions thereof, (iii) any generation, treatment, storage, recycling, transportation or disposal of any Hazardous Materials, or (iv) release of Hazardous Materials; and
     (b) no property now owned or leased by any Credit Party and, to the knowledge of each Borrower, no such property previously owned or leased by any Credit Party, on which any Credit Party has generated, stored or disposed of or to which any Credit Party has, directly or indirectly, transported or arranged for the transportation of, any Hazardous Materials, is listed or, to such Borrower’s knowledge, proposed for listing, on the National Priorities

List promulgated pursuant to CERCLA, or CERCLIS (as defined in CERCLA) or any similar state list or is the subject of federal, state or local enforcement actions or, to the knowledge of such Borrower, other investigations which may lead to claims against any Credit Party for clean-up costs, remedial work, damage to natural resources or personal injury claims, including, without limitation, claims under CERCLA.
For purposes of this Section 3.18, each Credit Party shall be deemed to include any business or business entity (including a corporation) that is, in whole or in part, a predecessor of such Credit Party.
     Section 3.19. Intellectual Property. Each Credit Party owns, is licensed to use or otherwise has the right to use, all Intellectual Property that is material to the condition (financial or other), business or operations of such Credit Party. All Intellectual Property existing as of the Closing Date and registered with any United States or foreign Governmental Authority (including without limitation any and all applications for the registration of any Intellectual Property with any such United States or foreign Governmental Authority) and all licenses under which any Borrower is the licensee of any such registered Intellectual Property (or any such application for the registration of Intellectual Property) owned by another Person (other than “off the shelf” or commercially available Intellectual Property) are set forth on Schedule 3.19. Such Schedule 3.19 indicates in each case whether such registered Intellectual Property (or application therefore) is owned or licensed by such Credit Party, and in the case of any such licensed registered Intellectual Property (or application therefore), lists the name and address of the licensor and the name and date of the agreement pursuant to which such item of Intellectual Property is licensed and whether or not such license is an exclusive license and indicates whether there are any purported restrictions in such license on the ability of such Credit Party to grant a security interest in and/or to transfer any of its rights as a licensee under such license. Except as indicated on Schedule 3.19, the applicable Credit Party is the sole and exclusive owner of the entire and unencumbered right, title and interest in and to each such registered Intellectual Property (or application therefore) purported to be owned by such Borrower, free and clear of any Liens and/or licenses in favor of third parties or agreements or covenants not to sue third parties for infringement. All Intellectual Property of each Credit Party is protected and/or duly and properly registered, filed or issued in the appropriate office and jurisdictions for such registrations, filings or issuances, except where the failure to do so would not reasonably be expected to have a Material Adverse Effect. To such Borrower’s actual knowledge, each Credit Party conducts its business without infringement or claim of infringement of any Intellectual Property rights of others and there is no infringement or claim of infringement by others of any Intellectual Property rights of any Credit Party, which infringement or claim of infringement could reasonably be expected to have a Material Adverse Effect.
     Section 3.20. Solvency. Each Borrower and each additional Credit Party is Solvent.
     Section 3.21. Full Disclosure. None of the written information (financial or otherwise) furnished by or on behalf of any Credit Party to Administrative Agent or any Lender in connection with the consummation of the transactions contemplated by the Operative Documents and/or in connection with the Financing Documents after the Closing Date, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading, in each case as of the date of such written information, in light of the circumstances under which such statements were made. All financial projections delivered to Administrative Agent and the Lenders by Borrowers (or their agents) have been prepared on the basis of the assumptions stated therein. Such projections represent each Borrower’s best estimate, as of the date of such projections, of such Borrower’s future financial performance and such assumptions are believed by such Borrower to be fair and reasonable in light of current business conditions; provided, however, that Borrowers can give no assurance that such projections will be attained.
     Section 3.22. Interest Rate. The rate of interest paid under the Notes and the method and manner of the calculation thereof do not violate any of the Organizational Documents or any of the Operative Documents. Assuming that the proceeds of the Loans will be used for the purposes permitted in Section 4.7 below and also assuming that the Lender is a licensee under the California Finance Lenders Law, Cal. Fin. Code sec 22000, et. seq,, the rate of interest paid under the Notes and the method and manner of the calculation thereof do not violate any applicable Laws (including any usury law).
     Section 3.23. Subsidiaries. Borrowers do not own any stock, partnership interests, limited liability company interests or other equity securities except for Permitted Investments.

     Section 3.24. Representations and Warranties Incorporated from Operative Documents. As of the Closing Date, each of the representations and warranties made in the Operative Documents other than the Financing Documents, if any, by each of the parties thereto is true and correct in all material respects, and such representations and warranties are hereby incorporated herein by reference with the same effect as though set forth in their entirety herein, as qualified therein, except to the extent that such representation or warranty relates to a specific date, in which case such representation and warranty shall be true as of such earlier date.
ARTICLE 4 — AFFIRMATIVE COVENANTS
     Each Borrower agrees that, so long as any Credit Exposure exists:
     Section 4.1. Financial Statements and Other Reports. Each Borrower will deliver to Administrative Agent: (1) as soon as available, but no later than forty-five (45) days after the last day of each fiscal quarter, a company prepared consolidated balance sheet, cash flow and income statement covering Borrower’s consolidated operations during the period, prepared under GAAP, consistently applied, certified by a Responsible Officer and in a form acceptable to Administrative Agent, (2) as soon as available, but no later than ninety (90) days after the last day of Borrower’s fiscal year, audited consolidated financial statements prepared under GAAP, consistently applied, together with an unqualified opinion on the financial statements from an independent certified public accounting firm acceptable to Administrative Agent in its reasonable discretion; (3) on a monthly basis promptly following receipt thereof from the applicable financial institutions, copies of the account statements for all of Borrowers’ Deposit Accounts and Securities Account; (4) within five (5) days of delivery or filing thereof, copies of all statements, reports and notices made available to Borrower’s security holders and copies of all reports and other filings made by Borrower with any stock exchange on which any securities of any Borrower are traded and/or the SEC; (5) a prompt report of any legal actions pending or threatened against Borrower or any of its Subsidiaries that could result in damages or costs to Borrower or any of its Subsidiaries of Fifty Thousand Dollars ($50,000) or more; (6) prompt written notice of an event that materially and adversely affects the value of any Intellectual Property; (7) within ten (10) days of Principal Borrower’s receipt thereof, a copy of any notice received by Principal Borrower from the required number of holders of the Series A Preferred Stock and Series B Preferred Stock of the Principal Borrower stating that such holders have elected to invoke any of their rights requiring the Principal Borrower to manditorily redeem any or all of such Series A Preferred Stock and Series B Preferred Stock of the Principal Borrower, and (8) budgets, sales projections, operating plans and other financial information and information, reports or statements regarding the Borrowers, their business and the Collateral as Administrative Agent may from time to time reasonably request. Each Borrower will, in conjunction with the delivery of each set of financial statements required under clauses (1) and (2) above, deliver to Administrative Agent with a duly completed Compliance Certificate signed by a Responsible Officer, which shall inter alia, set forth calculations showing compliance with the financial covenants set forth in this Agreement, if any.
     Section 4.2. Payment and Performance of Obligations. Each Borrower (a) will pay and discharge, and cause each Subsidiary to pay and discharge, at or prior to maturity, all of their respective obligations and liabilities, including tax liabilities, except for such obligations and/or liabilities (i) that may be the subject of a Permitted Contest, and (ii) the nonpayment or nondischarge of which could not reasonably be expected to have a Material Adverse Effect, (b) will maintain, and cause each Subsidiary to maintain, in accordance with GAAP, appropriate reserves for the accrual of all of their respective obligations and liabilities, and (c) will not breach or permit any Subsidiary to breach, or permit to exist any default under, the terms of any Material Contract or any other lease, commitment, contract, instrument or obligation to which it is a party, or by which its properties or assets are bound, except for such breaches or defaults which could not reasonably be expected to have a Material Adverse Effect.
     Section 4.3. Maintenance of Existence. Each Borrower will preserve, renew and keep in full force and effect, and will cause each Subsidiary to preserve, renew and keep in full force and effect, their respective existence and their respective rights, privileges and franchises necessary or desirable in the normal conduct of business.
     Section 4.4. Maintenance of Property; Insurance.

     (a) Each Borrower will keep, and will cause each Subsidiary to keep, all property useful and necessary in its business in good working order and condition, ordinary wear and tear excepted. If all or any part of the Collateral useful or necessary in its business becomes damaged or destroyed, each Borrower will, and will cause each Subsidiary to, promptly and completely repair and/or restore the affected Collateral in a good and workmanlike manner, in each case to the extent Administrative Agent agrees to disburse insurance proceeds or other sums to pay costs of the work of repair or reconstruction.
     (b) Upon completion of any Permitted Contest, Borrowers shall, and will cause each Subsidiary to, promptly pay the amount due, if any, and deliver to Administrative Agent proof of the completion of the contest and payment of the amount due, if any, following which Administrative Agent shall return the security, if any, deposited with Administrative Agent pursuant to the definition of Permitted Contest.
     (c) Each Borrower will maintain, and will cause each Subsidiary to maintain, (i) all insurance described on Schedule 4.4, upon the terms and with the coverages and rights in favor of Administrative Agent and Lenders as described in Schedule 4.4, and (ii) such other insurance coverage in such amounts and with respect to such risks as Administrative Agent may reasonably from time to time request provided, however, that, in no event shall such insurance be in amounts or with coverage less than, or with carriers with qualifications inferior to, any of the insurance or carriers in existence as of the Closing Date (or required to be in existence after the Closing Date under a Financing Document), as evidenced by the insurance certificates attached hereto as Schedule 4.4. All such insurance shall be provided by insurers having an A.M. Best policyholders rating reasonably acceptable to Administrative Agent.
     (d) On or prior to the Closing Date, and at all times thereafter, each Borrower will cause Administrative Agent to be named as an additional insured, assignee and lender loss payee (which shall include, as applicable, identification as mortgagee), as applicable, on each insurance policy required to be maintained pursuant to this Section 4.4 pursuant to endorsements in form and content acceptable to Administrative Agent. Borrowers will deliver to Administrative Agent and the Lenders (i) on the Closing Date, a certificate from Borrowers’ insurance broker dated such date showing the amount of coverage as of such date, and that such policies will include effective waivers (whether under the terms of any such policy or otherwise) by the insurer of all claims for insurance premiums against all loss payees and additional insureds and all rights of subrogation against all loss payees and additional insureds, and that if all or any part of such policy is canceled, terminated or expires, the insurer will forthwith give notice thereof to each additional insured, assignee and loss payee and that no cancellation, reduction in amount or material change in coverage thereof shall be effective until at least thirty (30) days after receipt by each additional insured, assignee and loss payee of written notice thereof, (ii) upon the request of any Lender through Administrative Agent from time to time full information as to the insurance carried, (iii) within five (5) days of receipt of notice from any insurer, a copy of any notice of cancellation, nonrenewal or material change in coverage from that existing on the date of this Agreement, and (iv) forthwith, notice of any cancellation or nonrenewal of coverage by any Borrower.
     (e) In the event any Borrower fails to provide Administrative Agent with evidence of the insurance coverage required by this Agreement, Administrative Agent may (but shall have no obligation to) purchase insurance at Borrowers’ expense to protect Administrative Agent’s interests in the Collateral, and the costs and expenses of Administrative Agent in obtaining and paying the premiums on any such insurance shall constitute part of the Obligations for which the Borrowers are jointly and severally liable hereunder and which are secured by the Collateral.
     Section 4.5. Compliance with Laws. Each Borrower will comply, and cause each Subsidiary to comply, with the requirements of all applicable Laws, except to the extent that failure to so comply could not reasonably be expected to (a) have a Material Adverse Effect, or (b) result in any Lien upon either (i) a material portion of the assets of any such Person in favor of any Governmental Authority, or (ii) any Accounts.
     Section 4.6. Inspection of Property, Books and Records. Each Borrower will keep, and will cause each Subsidiary to keep, proper books of record substantially in accordance with GAAP in which full, true and correct entries shall be made of all dealings and transactions in relation to its business and activities; and will permit, and will cause each Subsidiary to permit, at the sole cost of Borrowers, representatives of Administrative Agent and of any Lender (but at such Lender’s expense unless such visit or inspection is made concurrently with

Administrative Agent) to visit and inspect any of their respective properties, to examine and make abstracts or copies from any of their respective books and records, to conduct a collateral audit and analysis of their respective operations and the Collateral, to verify the amount and age of the Accounts, the identity and credit of the respective Account Debtors, to review the billing practices of Borrower and to discuss their respective affairs, finances and accounts with their respective officers, employees and independent public accountants as often as may reasonably be desired. In the absence of an Event of Default, Administrative Agent or any Lender exercising any rights pursuant to this Section 4.6 shall give the applicable Borrower or any applicable Subsidiary commercially reasonable prior notice of such exercise. No notice shall be required during the existence and continuance of any Event of Default or any time during which Administrative Agent reasonably believes an Event of Default exists.
     Section 4.7. Use of Proceeds. No portion of the proceeds of the Loans will be used for family, personal, agricultural or household use.
     Section 4.8. Estoppel Certificates. After written request by Administrative Agent, Borrowers, within fifteen (15) days and at their expense, will furnish Administrative Agent with a statement, duly acknowledged and certified, setting forth (a) the amount of the original principal amount of the Notes, and the unpaid principal amount of the Notes, (b) the rate of interest of the Notes, (c) the date payments of interest and/or principal were last paid, (d) any offsets or defenses to the payment of the Obligations, and if any are alleged, the nature thereof, (e) that the Notes and this Agreement have not been modified or if modified, giving particulars of such modification, and (f) that there has occurred and is then continuing no Default or Event of Default or if such Default or Event of Default exists, the nature thereof, the period of time it has existed, and the action being taken to remedy such Default or Event of Default.
     Section 4.9. Notices of Litigation and Defaults.
     (a) Borrowers will give prompt written notice to Administrative Agent of any litigation or governmental proceedings pending or threatened (in writing) against Borrowers or other Credit Party which would reasonably be expected to have a Material Adverse Effect with respect to Borrowers or any other Credit Party.
     (b) Without limiting or contradicting any other more specific provision of this Agreement, promptly (and in any event within three (3) Business Days) upon any Borrower becoming aware of the existence of any Default or Event of Default, Borrowers shall give written notice to Administrative Agent of such occurrence, which such notice shall include a reasonably detailed description of such Default or Event of Default.
     Section 4.10. Hazardous Materials; Remediation.
     (a) If any release or disposal of Hazardous Materials shall occur or shall have occurred on any real property or any other assets of any Borrower or any other Credit Party, such Borrower will cause, or direct the applicable Credit Party to cause, the prompt containment and removal of such Hazardous Materials and the remediation of such real property or other assets as is necessary to comply with all Environmental Laws and to preserve the value of such real property or other assets. Without limiting the generality of the foregoing, each Borrower shall, and shall cause each other Credit Party to, comply with each Environmental Law requiring the performance at any real property by any Borrower or any other Credit Party of activities in response to the release or threatened release of a Hazardous Material.
     (b) Borrowers will provide Administrative Agent within thirty (30) days after written demand therefor with a bond, letter of credit or similar financial assurance evidencing to the reasonable satisfaction of Administrative Agent that sufficient funds are available to pay the cost of removing, treating and disposing of any Hazardous Materials or Hazardous Materials Contamination and discharging any assessment which may be established on any property as a result thereof, such demand to be made, if at all, upon Administrative Agent’s reasonable business determination that the failure to remove, treat or dispose of any Hazardous Materials or Hazardous Materials Contamination, or the failure to discharge any such assessment could reasonably be expected to have a Material Adverse Effect.
     Section 4.11. Further Assurances.

     (a) Each Borrower will, and will cause each Subsidiary to, at its own cost and expense, cause to be promptly and duly taken, executed, acknowledged and delivered all such further acts, documents and assurances as may from time to time be necessary or as Administrative Agent or the Required Lenders may from time to time reasonably request in order to carry out the intent and purposes of the Financing Documents and the transactions contemplated thereby, including all such actions to (i) establish, create, preserve, protect and perfect a first priority Lien (subject only to Permitted Liens) in favor of Administrative Agent for the benefit of the Lenders on the Collateral (including Collateral acquired after the date hereof), and (ii) unless Administrative Agent shall agree otherwise in writing, cause all Subsidiaries of Borrowers to be jointly and severally obligated with the other Borrowers under all covenants and obligations under this Agreement, including the obligation to repay the Obligations.
     (b) Upon receipt of an affidavit of an officer of Administrative Agent or a Lender as to the loss, theft, destruction or mutilation of any Note or any other Financing Document which is not of public record, and, in the case of any such mutilation, upon surrender and cancellation of such Note or other applicable Financing Document, Borrowers will issue, in lieu thereof, a replacement Note or other applicable Financing Document, dated the date of such lost, stolen, destroyed or mutilated Note or other Financing Document in the same principal amount thereof and otherwise of like tenor.
     (c) Upon the formation or acquisition of a new Subsidiary, Borrowers shall (i) pledge, have pledged or cause or have caused to be pledged to the Administrative Agent pursuant to a pledge agreement in form and substance satisfactory to the Administrative Agent, all of the outstanding shares or other equity interests of such new Subsidiary owned directly or indirectly by any Borrower, along with undated stock or equivalent powers for such certificates, executed in blank; (ii) unless Administrative Agent shall agree otherwise in writing, cause the new Subsidiary to take such other actions (including entering into or joining any Security Documents) as are necessary or advisable in the reasonable opinion of the Administrative Agent in order to grant the Administrative Agent, acting on behalf of the Lenders, a first priority Lien to secure the Obligations of all Credit Parties on all real and personal property and leasehold estates of such Subsidiary in existence as of such date and in all after acquired property, which first priority Liens are required to be granted pursuant to this Agreement; (iii) unless Administrative Agent shall agree otherwise in writing, cause such new Subsidiary to either (at the election of Administrative Agent) become a Borrower hereunder with joint and several liability for all obligations of Borrowers hereunder and under the other Financing Documents pursuant to a joinder agreement or other similar agreement in form and substance satisfactory to Administrative Agent or to become a Guarantor of the obligations of Borrowers hereunder and under the other Financing Documents pursuant to a guaranty and suretyship agreement in form and substance satisfactory to Administrative Agent; and (iv) cause the new Subsidiary to deliver certified copies of such Subsidiary’s certificate or articles of incorporation, together with good standing certificates, by-laws (or other operating agreement or governing documents), resolutions of the Board of Directors or other governing body approving and authorizing the execution and delivery of the Security Documents, incumbency certificates and to execute and/or deliver such other documents and legal opinions or to take such other actions as may be reasonably requested by the Administrative Agent, in each case, in form and substance satisfactory to the Administrative Agent.
     (d) Upon the request of Administrative Agent, Borrowers shall obtain a landlord’s agreement or mortgagee agreement, as applicable, from the lessor of each leased property or mortgagee of owned property with respect to any business location where any portion of the Collateral, or the records relating to such Collateral and/or software and equipment relating to such records or Collateral, is stored or located, which agreement or letter shall be reasonably satisfactory in form and substance to Administrative Agent. Borrowers shall timely and fully pay and perform its obligations under all leases and other agreements with respect to each leased location where any Collateral, or any records related thereto, is or may be located.
     Section 4.12. Updates of Representations. Borrowers shall deliver to Administrative Agent within ten (10) days of the written request of Administrative Agent an Officer’s Certificate updating all of the representations and warranties contained in this Agreement and the other Financing Documents, together with an update of all applicable Schedules, and certifying that all of the representations and warranties contained in this Agreement and the other Financing Documents, as updated pursuant to such Officer’s Certificate and updated Schedules, are true, accurate and complete as of the date of such Officer’s Certificate and updated Schedules.

     Section 4.13. Power of Attorney. Each of the officers of Administrative Agent is hereby irrevocably made, constituted and appointed the true and lawful attorney for Borrowers (without requiring any of them to act as such) with full power of substitution to do the following: (a) endorse the name of Borrowers upon any and all checks, drafts, money orders, and other instruments for the payment of money that are payable to Borrowers and constitute collections on Borrowers’ Accounts (provided that, unless an Event of Default has occurred and is continuing, Administrative Agent shall not exercise the power described in this clause (a) unless Administrative Agent has first provided not less than three (3) Business Days’ prior written notice to Borrower to perform the same and Borrower has failed to take such action); (b) so long as Administrative Agent has provided not less than three (3) Business Days’ prior written notice to Borrower to perform the same and Borrower has failed to take such action, execute in the name of Borrowers any schedules, assignments, instruments, documents, and statements that Borrowers are obligated to give Administrative Agent under this Agreement; (c) after the occurrence and during the continuance of an Event of Default, take any action Borrowers are required to take under this Agreement; (d) so long as Administrative Agent has provided not less than three (3) Business Days’ prior written notice to Borrower to perform the same and Borrower has failed to take such action, do such other and further acts and deeds in the name of Borrowers that Administrative Agent may deem necessary or desirable to enforce any Account or other Collateral or perfect Administrative Agent’s security interest or Lien in any Collateral; and (e) after the occurrence and during the continuance of an Event of Default, do such other and further acts and deeds in the name of Borrowers that Administrative Agent may deem necessary or desirable to enforce its rights with regard to any Account or other Collateral. This power of attorney shall be irrevocable and coupled with an interest.
     Section 4.14. Collateral Administration.
     (a) All data and other information relating to Accounts or other intangible Collateral shall at all times be kept by Borrowers at their respective principal and/or chief executive offices and shall not be moved from such locations without (i) providing prior written notice to Administrative Agent, and (ii) obtaining the prior written consent of Administrative Agent, which consent shall not be unreasonably withheld.
     (b) Administrative Agent reserves the right to notify Account Debtors that Administrative Agent has been granted a Lien upon all Accounts.
     (c) Upon reasonable request of Administrative Agent (such request not to be made more than twice per year (unless an Event of Default has occurred and is continuing)), Borrowers will conduct a physical count of the Inventory and Borrowers shall provide to Administrative Agent a written accounting of such physical count in form and substance satisfactory to Administrative Agent. Borrowers will use commercially reasonable efforts to at all times keep its Inventory, if any, in good and marketable condition.
     Section 4.15. [RESERVED].
ARTICLE 5 — NEGATIVE COVENANTS
     Each Borrower agrees that, so long as any Credit Exposure exists:
     Section 5.1. Debt; Contingent Obligations. No Borrower will, or will permit any Subsidiary to, directly or indirectly, create, incur, assume, guarantee or otherwise become or remain directly or indirectly liable with respect to, any Debt, except for Permitted Indebtedness. No Borrower will, or will permit any Subsidiary to, directly or indirectly, create, assume, incur or suffer to exist any Contingent Obligations, except for Permitted Contingent Obligations.
     Section 5.2. Liens. No Borrower will, or will permit any Subsidiary to, directly or indirectly, create, assume or suffer to exist any Lien on any asset now owned or hereafter acquired by it, except for Permitted Liens. Without limiting the generality of the foregoing, no Borrower will, or will permit any Subsidiary to, directly or indirectly, create, assume or suffer to exist any Lien on any of its or their Intellectual Property, except for Permitted Liens.

     Section 5.3. Restricted Distributions. No Borrower will, or will permit any Subsidiary to, directly or indirectly, declare, order, pay, make or set apart any sum for any Restricted Distribution; provided, however, that the following Restricted Distributions may be paid: (a) at any time, dividends may be paid by any Subsidiary of any Borrower to such parent Borrower (and/or to any intermediate Subsidiary who is also a Borrower); (b) any Borrower may pay dividends solely in common stock; and (c) Borrower may repurchase the stock of former employees, directors or consultants pursuant to stock repurchase agreements so long as an Event of Default does not exist at the time of such repurchase and would not exist after giving effect to such repurchase, provided that such repurchase does not exceed $50,000 in the aggregate per fiscal year.
     Section 5.4. Restrictive Agreements. No Borrower will, or will permit any Subsidiary to, directly or indirectly (a) enter into or assume any agreement (other than the Financing Documents and any agreements for purchase money debt permitted under clause (c) of the definition of Permitted Indebtedness) prohibiting the creation or assumption of any Lien upon its properties or assets, whether now owned or hereafter acquired, or (b) create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind (except as provided by the Financing Documents) on the ability of any Subsidiary to: (i) pay or make Restricted Distributions to any Borrower or any Subsidiary; (ii) pay any Debt owed to any Borrower or any Subsidiary; (iii) make loans or advances to any Borrower or any Subsidiary; or (iv) transfer any of its property or assets to any Borrower or any Subsidiary.
     Section 5.5. [RESERVED]
     Section 5.6. Consolidations, Mergers and Sales of Assets; Change in Control. No Borrower will, or will permit any Subsidiary to, directly or indirectly (a) consolidate or merge or amalgamate with or into any other Person without Administrative Agent’s prior written consent (which shall not be unreasonably conditioned, withheld or delayed), provided that, if Administrative Agent shall elect not to consent to any Specified Merger, then, notwithstanding anything to the contrary contained in this Agreement (specifically including Section 2.2(g) above) Borrowers shall have the right to prepay the Loans in full and terminate this Agreement and the other Loan Documents without payment of any Prepayment Fee (provided that nothing contained in the foregoing shall limit Borrowers’ liability and obligations in any circumstances with respect to any Exit Fee that may be owing under Section 2.2(f) above), or (b) consummate any asset dispositions other than (i) dispositions of Inventory in the Ordinary Course of Business and not pursuant to any bulk sale, (ii) dispositions of personal property assets (other than Accounts) for cash and fair value that the applicable Borrower determines in good faith is no longer used or useful in the business of such Borrower and its Subsidiaries, and (iii) the granting of non-exclusive licenses (or exclusive licenses limited to a particular geographic range or field of use). No Borrower will suffer or permit to occur any Change in Control with respect to itself, any Subsidiary or any Guarantor other than Permitted Transfers with respect to such Persons without Administrative Agent’s prior written consent (which shall not be unreasonably conditioned, withheld or delayed).
     Section 5.7. Purchase of Assets, Investments. No Borrower will, or will permit any Subsidiary to, directly or indirectly (a) acquire or enter into any agreement to acquire any assets other than in the Ordinary Course of Business or as permitted under clause (h) of the definition of Permitted Investments; (b) engage or enter into any agreement to engage in any joint venture or partnership with any other Person; or (c) acquire or own or enter into any agreement to acquire or own any Investment in any Person other than Permitted Investments.
     Section 5.8. Transactions with Affiliates. Except as otherwise disclosed on Schedule 5.8, and except for transactions that are disclosed to Administrative Agent in advance of being entered into and which contain terms that are no less favorable to the applicable Borrower or any Subsidiary, as the case may be, than those which might be obtained from a third party not an Affiliate of any Credit Party, no Borrower will, or will permit any Subsidiary to, directly or indirectly, enter into or permit to exist any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate of any Borrower.
     Section 5.9. Modification of Organizational Documents. No Borrower will, or will permit any Subsidiary to, directly or indirectly, amend or otherwise modify any Organizational Documents of such Person, except for (a) Permitted Modifications and (b) in the case of Primary Borrower, any modifications and amendments to the Organizational Documents of Primary Borrower in connection with any initial public offering of the capital stock or other equity interests of Primary Borrower or in connection with the issuance of any “Series C” capital stock of Primary Borrower to satisfy the conditions set forth in Section 7.5 below, or any other transaction not prohibited by this Agreement so long as, (i) in any such case, no such modifications or amendments to the Organizational Documents of Primary Borrower could reasonably be expected to be adverse to the rights, interests or privileges of the Administrative Agent or the Lenders with respect to the Obligations, the Collateral and the Financing Documents or their ability to enforce the same and (ii) Borrowers shall give at least five (5) Business Days prior written notice to Administrative Agent of any such proposed modifications or amendments (which such notice shall include a copy of the proposed modifications and/or amendments); provided that, notwithstanding anything to the contrary contained in the foregoing, and without limiting the generality of the provisions of Section 5.1, no Borrower will, or will permit any Subsidiary to, authorize and/or issue any capital stock or other equity securities which are subject to any mandatory repurchase or redemption provisions or put rights in favor of any holder thereof (not including any repurchase or redemption provisions exercisable solely at the option of such Borrower or Subsidiary) or otherwise constitute Debt under the definition set forth herein or are subject to any provisions requiring the mandatory payment of any dividends at any time (not including any specified dividends which accrue at specified times but which are payable only as, when and if declared by the board of directors or other similar governance body or manager or partner of such Borrower or Subsidiary and/or upon liquidation of such Borrower or Subsidiary).
     Section 5.10. Modification of Certain Agreements. No Borrower will, or will permit any Subsidiary to, directly or indirectly, amend or otherwise modify any Operative Document, which amendment or modification in any case: (a) is contrary to the terms of this Agreement or any other Financing Document; (b) could reasonably be expected to be adverse to the rights, interests or privileges of the Administrative Agent or the Lenders with respect to the Obligations, the Collateral and the Financing Documents or their ability to enforce the same; (c) results in the imposition or expansion in any material respect of any obligation of or restriction or burden on any Borrower or any Subsidiary; or (d) reduces in any material respect any rights or benefits of any Borrower or any Subsidiaries (it being understood and agreed that any such determination shall be in the discretion of the Administrative Agent). Each Borrower shall, prior to entering into any amendment or other modification of any of the foregoing documents, deliver to Administrative Agent reasonably in advance of the execution thereof, any final or execution form copy of amendments or other modifications to such documents, and such Borrower agrees not to take, nor permit any of its Subsidiaries to take, any such action with respect to any such documents without obtaining such approval from Administrative Agent.
     Section 5.11. Conduct of Business. No Borrower will, or will permit any Subsidiary to, directly or indirectly, engage in any line of business other than those businesses engaged in on the Closing Date and described on Schedule 5.11 and businesses reasonably related thereto.
     Section 5.12. Lease Payments. No Borrower will, or will permit any Subsidiary to, directly or indirectly, incur or assume (whether pursuant to a Guarantee or otherwise) any liability for rental payments except in the Ordinary Course of Business.
     Section 5.13. Limitation on Sale and Leaseback Transactions. No Borrower will, or will permit any Subsidiary to, directly or indirectly, enter into any arrangement with any Person whereby, in a substantially contemporaneous transaction, any Borrower or any Subsidiaries sells or transfers all or substantially all of its right, title and interest in an asset and, in connection therewith, acquires or leases back the right to use such asset.
     Section 5.14. Deposit Accounts and Securities Accounts. Schedule 5.14 lists all of the Deposit Accounts and Securities Accounts of each Borrower as of the Closing Date. No Borrower will, or will permit any Subsidiary to, directly or indirectly, establish any new bank account, Deposit Account or Securities Account without prior written notice to Administrative Agent and unless Administrative Agent, such Borrower or such Subsidiary and the bank, financial institution or securities intermediary at which the account is to be opened enter into a Deposit Account Control Agreement or Securities Account Control Agreement prior to or concurrently with the establishment of such bank account, Deposit Account or Securities Account.
     Section 5.15. Compliance with Anti-Terrorism Laws. Administrative Agent hereby notifies Borrowers that pursuant to the requirements of Anti-Terrorism Laws, and Administrative Agent’s policies and practices, Administrative Agent is required to obtain, verify and record certain information and documentation that identifies Borrowers and its principals, which information includes the name and address of each Borrower and its principals and such other information that will allow Administrative Agent to identify such party in accordance with Anti-Terrorism Laws. No Borrower will, or will permit any Subsidiary to, directly or indirectly, knowingly enter into any Operative Documents or Material Contracts (or contracts or agreements that would have been Material Contracts had they existed on the date hereof) with any Blocked Person or any Person listed on the OFAC Lists. Each Borrower shall immediately notify Administrative Agent if such Borrower has knowledge that any Borrower or any additional Credit Party becomes a Blocked Person or becomes listed on the OFAC Lists or (a) is convicted on, (b) pleads nolo contendere to, (c) is indicted on, or (d) is arraigned and held over on charges involving money laundering or predicate crimes to money laundering. No Borrower will, or will permit any Subsidiary to, directly or indirectly, (i) conduct any business or engage in any transaction or dealing with any Blocked Person, including, without limitation, the making or receiving of any contribution of funds, goods or services to or for the benefit of any Blocked Person, (ii) deal in, or otherwise engage in any transaction relating to, any property or interests in property blocked pursuant to Executive Order No. 13224, any similar executive order or other Anti-Terrorism Law, or (iii) engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in Executive Order No. 13224 or other Anti-Terrorism Law.
ARTICLE 6 — FINANCIAL COVENANTS
     [RESERVED]
ARTICLE 7 — CONDITIONS
     Section 7.1. Conditions to Closing. The effectiveness of this Agreement and the obligation of each Lender to make the initial Loans shall be subject to the receipt by Administrative Agent of each agreement, document and instrument set forth on the closing checklist prepared by Administrative Agent or its counsel, each in form and substance satisfactory to Administrative Agent, and such other closing deliverables reasonably requested by Administrative Agent and Lenders, and to the satisfaction of the following conditions precedent, each to the satisfaction of Administrative Agent and Lenders and their respective counsel in their sole discretion:
     (a) evidence of the consummation of the transactions (other than the funding of the Loans and the closing of any acquisition for which the proceeds of the Loans are purchase money) contemplated by the Operative Documents;
     (b) the payment of all fees, expenses and other amounts due and payable under each Financing Document;
     (c) the absence, since December 31, 2005, of any material adverse change in any aspect of the business, operations, properties or condition (financial or otherwise) of any Credit Party or any seller of any assets or business to be purchased by any Borrower contemporaneous with the Closing Date, or any event or condition which could reasonably be expected to result in such a material adverse change; and
     (d) all of Borrower’s existing Debt (other than accounts payable to third-party vendors incurred in the ordinary course of business), including without limitation, any related party debt, shall be fully subordinated to the Obligations pursuant to Subordination Agreements that are requested by and satisfactory to the Administrative Agent in its sole discretion.
     Section 7.2. Conditions to Each Loan.
     The obligation of the Lenders to make any advance in respect of any Loan (including on the Closing Date) is subject to the satisfaction of the following additional conditions:
     (a) receipt by Administrative Agent of a Notice of Borrowing;
     (b) [RESERVED]

     (c) the fact that, immediately before and after such advance, no Default or Event of Default shall have occurred and be continuing;
     (d) the fact that the representations and warranties of each Credit Party contained in the Financing Documents, as the same may be updated pursuant to Section 4.12, shall be true, correct and complete on and as of the date of such borrowing, except to the extent that any such representation or warranty relates to a specific date in which case such representation or warranty shall be true and correct as of such earlier date; and
     (e) no event, fact or circumstance that could reasonably be expected to have a Material Adverse Effect shall have occurred and be continuing since the date of this Agreement.
     Each giving of a Notice of Borrowing hereunder and each acceptance by any Borrower of the proceeds of any Loan made hereunder shall be deemed to be (y) a representation and warranty by each Borrower on the date of such notice or acceptance as to the facts specified in this Section, and (z) a restatement by each Borrower that each and every one of the representations made by it in any of the Financing Documents is as and to the extent provided for in clause (d) above.
     Section 7.3. Searches. Before the Closing Date, and thereafter (as and when determined by Administrative Agent in its discretion), Administrative Agent shall have the right to perform, all at Borrowers’ expense, the searches described in clauses (a), (b), (c) and (d) below against Borrowers and any other Credit Party, the results of which are to be consistent with Borrowers’ representations and warranties under this Agreement and the satisfactory results of which shall be a condition precedent to all advances of Loan proceeds: (a) UCC searches with the Secretary of State of each jurisdiction in which the applicable Person is organized, and, if applicable, local UCC fixture filings searches in each jurisdiction where any real estate Collateral or fixtures Collateral is located; (b) judgment, pending litigation, federal tax lien, personal property tax lien, and corporate and partnership tax lien searches, in the state and/or local filing offices (as applicable) of each jurisdiction where the applicable Person maintains its executive offices, a place of business, or assets and the jurisdiction in which the applicable Person is organized; (c) real property title and lien searches in each jurisdiction in which any real property Collateral is located; and (d) searches of applicable corporate, limited liability company, partnership and related records to confirm the continued existence, organization and good standing of the applicable Person and the exact legal name under which such Person is organized.
     Section 7.4. Post Closing Requirements. Borrowers shall complete each of the post closing obligations and/or provide to Administrative Agent each of the documents, instruments, agreements and information listed on Schedule 7.4 attached hereto on or before the date set forth for each such item thereon, each of which shall be completed or provided in form and substance satisfactory to Administrative Agent.
     Section 7.5. Special Funding Conditions. Without limiting the generality of Sections 7.1 and 7.2 above, the obligations of Lenders to make the initial advance under the Term Loan, whether such initial advance is made on the Closing Date or thereafter, shall be subject to the additional condition precedent that, prior to the delivery of any Notice of Borrowing in respect of such initial advance, Primary Borrower shall have completed the authorization, issuance and sale of shares of additional “Series C” capital stock of Primary Borrower pursuant to a private placement, which such “Series C” capital stock shall not be subject to any mandatory repurchase or redemption provisions or put rights in favor of any holder thereof (not including any repurchase or redemption provisions exercisable solely at the option of Primary Borrower) or otherwise constitute Debt under the definition set forth herein or be subject to any provisions requiring the mandatory payment of any dividends at any time (not including any specified dividends which accrue at specified times but which are payable only as, when and if declared by the board of directors of Primary Borrower and/or upon liquidation of Primary Borrower), and Primary Borrower shall have received net proceeds of such issuance and sale of such “Series C” capital stock in an amount of not less than $20,000,000 and have deposited such net proceeds into a Deposit Account or Securities Account subject to Deposit Account Control Agreement or Securities Account Control Agreement (as applicable) in favor of Administrative Agent.
ARTICLE 8 — REGULATORY MATTERS
     [RESERVED]

ARTICLE 9 — SECURITY AGREEMENT
     Section 9.1. Generally. As security for the payment and performance of the Obligations, and without limiting any other grant of a Lien and security interest in any Security Document, Borrowers hereby assign and grant to Administrative Agent a continuing first priority Lien on and security interest in, upon, and to the personal property set forth on Schedule 9.1 attached hereto and made a part hereof.
     Section 9.2. Representations and Warranties and Covenants Relating to Collateral.
     (a) Schedule 9.2 sets forth (i) each chief executive office and principal place of business of each Borrower and each of their respective Subsidiaries and (ii) all of the addresses (including all warehouses) at which any of the Collateral is located and/or books and records of Borrowers regarding any of the Collateral are kept, which such Schedule 9.2 indicates in each case which Borrower(s) have Collateral and/or books and records located at such address, and, in the case of any such address not owned by one or more of the Borrowers(s), indicates the nature of such location (e.g., leased business location operated by Borrower(s), third party warehouse, consignment location, processor location, etc.) and the name and address of the third party owning and/or operating such location.
     (b) Without limiting the generality of Section 3.2, except as indicated on Schedule 3.19 with respect to any rights of any Borrower as a licensee under any license of Intellectual Property owned by another Person, and except for the filing of financing statements under the UCC, no authorization, approval or other action by, and no notice to or filing with, any Governmental Authority or consent of any other Person is required for (i) the grant by each Borrower to Administrative Agent of the security interests and Liens in the Collateral provided for under this Agreement and the other Security Documents (if any), or (ii) the exercise by Administrative Agent of its rights and remedies with respect to the Collateral provided for under this Agreement and the other Security Documents or under any applicable Law, including the UCC, and neither any such grant of Liens in favor of Administrative Agent or exercise of rights by Administrative Agent shall violate or cause a default under any agreement between any Borrower and any other Person relating to any such collateral, including, except as indicated on Schedule 3.19, any license to which a Borrower is a party, whether as licensor or licensee, with respect to any Intellectual Property, whether owned by such Borrower or any other Person.
     (c) As of the Closing Date, no Borrower has any ownership interest in any Chattel Paper, Letter-of-Credit Rights, Commercial Tort Claims, Instruments, Documents or Investment Property (other than equity interests in any Subsidiaries of such Borrower disclosed on Schedule 3.4), and Borrowers shall give notice to Administrative Agent promptly (but in any event not later than the delivery by Borrowers of the next Compliance Certificate required pursuant to Section 4.1 above) upon the acquisition by any Borrower of any such Chattel Paper, Letter-of-Credit Rights, Commercial Tort Claims, Instruments, Documents or Investment Property. No Person other than Administrative Agent or (if applicable) any Lender has “control” (as defined in Article 9 of the UCC) over any Deposit Account, Investment Property (including Securities Accounts and Commodities Account), Letter-of-Credit Rights or Electronic Chattel Paper in which any Borrower has any interest (except for such control arising by operation of law in favor of any bank or securities intermediary or commodities intermediary with whom any Deposit Account, Securities Account or Commodities Account of Borrowers is maintained).
     (d) Borrowers shall not, and shall not permit any Credit Party to, take any of the following actions or make any of the following changes unless Borrowers have given at least thirty (30) days prior written notice to Administrative Agent of Borrowers’ intention to take any such action (which such written notice shall include an updated version of any Schedule impacted by such change) and have executed any and all documents, instruments and agreements and taken any other actions which Administrative Agent may request after receiving such written notice in order to protect and preserve the Liens, rights and remedies of Administrative Agent with respect to the Collateral: (i) change the legal name or organizational identification number of any Borrower as it appears in official filings in the jurisdiction of its organization, (ii) change the jurisdiction of incorporation or formation of any Borrower or Credit Party or allow any Borrower or Credit Party to designate any jurisdiction as an additional jurisdiction of incorporation for such Borrower or Credit Party, or change the type of entity that it is, or (iii) change its chief executive office, principal place of business, or the location of its records concerning the Collateral or move any Collateral to or place any Collateral on any location that is not then listed on the Schedules and/or establish any business location at any location that is not then listed on the Schedules.

     (e) Borrowers shall not adjust, settle or compromise the amount or payment of any Account, or release wholly or partly any Account Debtor, or allow any credit or discount thereon (other than adjustments, settlements, compromises, credits and discounts in the Ordinary Course of Business made while no Default or Event of Default exists and in amounts which are not material with respect to the Account) without the prior written consent of Administrative Agent. Without limiting the generality of this Agreement or any other provisions of any of the Financing Documents relating to the rights of Administrative Agent after the occurrence and during the continuance of an Event of Default, Administrative Agent shall have the right at any time after the occurrence and during the continuance of an Event of Default to: (i) exercise the rights of Borrowers with respect to the obligation of any Account Debtor to make payment or otherwise render performance to Borrowers and with respect to any property that secures the obligations of any Account Debtor or any other Person obligated on the Collateral, and (ii) adjust, settle or compromise the amount or payment of such Accounts.
     (f) Without limiting the generality of Sections 9.2(c) and 9.2(e):
          (i) Borrowers shall deliver to Administrative Agent all Tangible Chattel Paper and all Instruments and Documents owned by any Borrower and constituting part of the Collateral duly endorsed and accompanied by duly executed instruments of transfer or assignment, all in form and substance satisfactory to Administrative Agent. Borrowers shall provide Administrative Agent with “control” (as defined in Article 9 of the UCC) of all Electronic Chattel Paper owned by any Borrower and constituting part of the Collateral by having Administrative Agent identified as the assignee on the records pertaining to the single authoritative copy thereof and otherwise complying with the applicable elements of control set forth in the UCC. Borrowers also shall deliver to Administrative Agent all security agreements securing any such Chattel Paper and securing any such Instruments. Borrowers will mark conspicuously all such Chattel Paper and all such Instruments and Documents with a legend, in form and substance satisfactory to Administrative Agent, indicating that such Chattel Paper and such Instruments and Documents are subject to the security interests and Liens in favor of Administrative Agent created pursuant to this Agreement and the Security Documents. Borrowers shall comply with all the provisions of Section 5.14 with respect to the Deposit Accounts and Securities Accounts of Borrowers.
          (ii) Borrowers shall deliver to Administrative Agent all letters of credit on which any Borrower is the beneficiary and which give rise to Letter-of-Credit Rights owned by such Borrower which constitute part of the Collateral in each case duly endorsed and accompanied by duly executed instruments of transfer or assignment, all in form and substance satisfactory to Administrative Agent. Borrowers shall take any and all actions as may be necessary or desirable, or that Administrative Agent may request, from time to time, to cause Administrative Agent to obtain exclusive “control” (as defined in Article 9 of the UCC) of any such Letter-of-Credit Rights in a manner acceptable to Administrative Agent.
          (iii) Borrowers shall promptly advise Administrative Agent upon any Borrower becoming aware that it has any interests in any Commercial Tort Claim that constitutes part of the Collateral, which such notice shall include descriptions of the events and circumstances giving rise to such Commercial Tort Claim and the dates such events and circumstances occurred, the potential defendants with respect such Commercial Tort Claim and any court proceedings that have been instituted with respect to such Commercial Tort Claim, and Borrowers shall, with respect to any such Commercial Tort Claim, execute and deliver to Administrative Agent such documents as Administrative Agent shall request to perfect, preserve or protect the Liens, rights and remedies of Administrative Agent with respect to any such Commercial Tort Claim.
          (iv) Except for Accounts and Inventory in an aggregate amount of $25,000, no Accounts or Inventory or other Collateral shall at any time be in the possession or control of any warehouse, consignee, bailee or any of Borrowers’ agents or processors without prior written notice to Administrative Agent and the receipt by Administrative Agent, if Administrative Agent has so requested, of warehouse receipts, consignment agreements or bailee lien waivers (as applicable) satisfactory to Administrative Agent prior to the commencement of such possession or control. Borrower has notified Administrative Agent that Inventory is currently located at the locations set forth on Schedule 9.2. Borrowers shall, upon the request of Administrative Agent, notify any such warehouse, consignee, bailee, agent or processor of the security interests and Liens in favor of Administrative Agent created pursuant to this Agreement and the Security Documents, instruct such Person to hold all such Collateral for Administrative Agent’s account subject to Administrative Agent’s instructions and shall obtain an acknowledgement from such Person that such Person holds the Collateral for Administrative Agent’s benefit.

          (v) Borrowers shall cause all Equipment and other tangible Personal Property other than Inventory to be maintained and preserved in the same condition, repair and in working order as when new, ordinary wear and tear excepted, and shall promptly make or cause to be made all repairs, replacements and other improvements in connection therewith that are necessary or desirable to such end. Upon request of Administrative Agent, Borrowers shall promptly deliver to Administrative Agent any and all certificates of title, applications for title or similar evidence of ownership of all such tangible Personal Property and shall cause Administrative Agent to be named as lienholder on any such certificate of title or other evidence of ownership. Borrowers shall not permit any such tangible Personal Property to become Fixtures to real estate unless such real estate is subject to a Lien in favor of Administrative Agent.
          (vi) Each Borrower hereby authorizes Administrative Agent to file without the signature of such Borrower one or more UCC financing statements relating to liens on personal property relating to all or any part of the Collateral, which financing statements may list Administrative Agent as the “secured party” and such Borrower as the “debtor” and which describe and indicate the collateral covered thereby as all or any part of the Collateral under the Financing Documents (including an indication of the collateral covered by any such financing statement as “all assets” of such Borrower now owned or hereafter acquired excluding only the Excluded Property), in such jurisdictions as Administrative Agent from time to time determines are appropriate, and to file without the signature of such Borrower any continuations of or corrective amendments to any such financing statements, in any such case in order for Administrative Agent to perfect, preserve or protect the Liens, rights and remedies of Administrative Agent with respect to the Collateral.
          (vii) As of the Closing Date, no Borrower holds, and after the Closing Date Borrowers shall promptly notify Administrative Agent in writing upon creation or acquisition by any Borrower of, any Collateral which constitutes a claim against any Governmental Authority, including, without limitation, the federal government of the United States or any instrumentality or agency thereof, the assignment of which claim is restricted by any applicable Law, including, without limitation, the federal Assignment of Claims Act and any other comparable Law. Upon the request of Administrative Agent, Borrowers shall take such steps as may be necessary or desirable, or that Administrative Agent may request, to comply with any such applicable Law.
          (viii) Borrowers shall furnish to Administrative Agent from time to time any statements and schedules further identifying or describing the Collateral and any other information, reports or evidence concerning the Collateral as Administrative Agent may reasonably request from time to time.
     Section 9.3. UCC Remedies.
     (a) Upon the occurrence of and during the continuance of an Event of Default under this Agreement or the other Financing Documents, Administrative Agent, in addition to all other rights, options, and remedies granted to Administrative Agent under this Agreement or at law or in equity, may exercise, either directly or through one or more assignees or designees, all rights and remedies granted to it under all Financing Documents and under the UCC in effect in the applicable jurisdiction(s) and under any other applicable law; including, without limitation:
          (i) The right to take possession of, send notices regarding, and collect directly the Collateral, with or without judicial process;
          (ii) The right to (by its own means or with judicial assistance) enter any of Borrowers’ premises and take possession of the Collateral, or render it unusable, or to render it usable or saleable, or dispose of the Collateral on such premises in compliance with subsection (iii) below and to take possession of Borrowers’ original books and records, to obtain access to Borrowers’ data processing equipment, computer hardware and software relating to the Collateral and to use all of the foregoing and the information contained therein in any manner Administrative Agent deems appropriate, without any liability for rent, storage, utilities, or other sums, and Borrowers shall not resist or interfere with such action (if Borrowers’ books and records are prepared or maintained by an accounting service, contractor or other third party agent, Borrowers hereby irrevocably authorize such service, contractor or other agent, upon notice by Administrative Agent to such Person that an Event of Default has occurred and is continuing, to deliver to Administrative Agent or its designees such books and records, and to follow Administrative Agent’s instructions with respect to further services to be rendered);

          (iii) The right to require Borrowers at Borrowers’ expense to assemble all or any part of the Collateral and make it available to Administrative Agent at any place designated by Lender;
          (iv) The right to notify postal authorities to change the address for delivery of Borrowers’ mail to an address designated by Administrative Agent and to receive, open and dispose of all mail addressed to any Borrower.
          (v) The right to enforce Borrowers’ rights against Account Debtors and other obligors, including, without limitation, (i) the right to collect Accounts directly in Administrative Agent’s own name (as agent for Lenders) and to charge the collection costs and expenses, including attorneys’ fees, to Borrowers, and (ii) the right, in the name of Administrative Agent or any designee of Administrative Agent or Borrowers, to verify the validity, amount or any other matter relating to any Accounts by mail, telephone, telegraph or otherwise, including, without limitation, verification of Borrowers’ compliance with applicable Laws. Borrowers shall cooperate fully with Administrative Agent in an effort to facilitate and promptly conclude such verification process. Such verification may include contacts between Administrative Agent and applicable federal, state and local regulatory authorities having jurisdiction over the Borrowers’ affairs, all of which contacts Borrowers hereby irrevocably authorize.
     (b) Each Borrower agrees that a notice received by it at least ten (10) days before the time of any intended public sale, or the time after which any private sale or other disposition of the Collateral is to be made, shall be deemed to be reasonable notice of such sale or other disposition. If permitted by applicable law, any perishable Collateral which threatens to speedily decline in value or which is sold on a recognized market may be sold immediately by Administrative Agent without prior notice to Borrowers. At any sale or disposition of Collateral, Administrative Agent may (to the extent permitted by applicable law) purchase all or any part of the Collateral, free from any right of redemption by Borrowers, which right is hereby waived and released. Each Borrower covenants and agrees not to interfere with or impose any obstacle to Administrative Agent’s exercise of its rights and remedies with respect to the Collateral. Administrative Agent shall have no obligation to clean-up or otherwise prepare the Collateral for sale. Administrative Agent may comply with any applicable state or federal law requirements in connection with a disposition of the Collateral and compliance will not be considered to adversely affect the commercial reasonableness of any sale of the Collateral. Administrative Agent may sell the Collateral without giving any warranties as to the Collateral. Administrative Agent may specifically disclaim any warranties of title or the like. This procedure will not be considered to adversely affect the commercial reasonableness of any sale of the Collateral. If Administrative Agent sells any of the Collateral upon credit, Borrowers will be credited only with payments actually made by the purchaser, received by Administrative Agent and applied to the indebtedness of the purchaser. In the event the purchaser fails to pay for the Collateral, Administrative Agent may resell the Collateral and Borrowers shall be credited with the proceeds of the sale. Borrowers shall remain liable for any deficiency if the proceeds of any sale or disposition of the Collateral are insufficient to pay all Obligations.
     (c) Without restricting the generality of the foregoing and for the purposes aforesaid, each Borrower hereby appoints and constitutes Administrative Agent its lawful attorney-in-fact with full power of substitution in the Collateral, upon the occurrence and during the continuance of an Event of Default, to use unadvanced funds remaining under this Agreement or which may be reserved, escrowed or set aside for any purposes hereunder at any time, or to advance funds in excess of the face amount of the Notes, to pay, settle or compromise all existing bills and claims, which may be Liens or security interests, or to avoid such bills and claims becoming Liens against the Collateral; to execute all applications and certificates in the name of such Borrower and to prosecute and defend all actions or proceedings in connection with the Collateral; and to do any and every act which such Borrower might do in its own behalf; it being understood and agreed that this power of attorney shall be a power coupled with an interest and cannot be revoked.
     (d) Subject to any terms, conditions, restrictions and obligations (including any transfer restrictions and/or royalty obligations) set forth in any Intellectual Property license agreement scheduled under Section 3.19, Administrative Agent and each Lender is hereby granted (which grant shall be irrevocable until such time as the Obligations are indefeasibly paid in full and this Agreement and the other Loan Documents shall have been terminated) a non-exclusive license or other right to use, without any royalty or charge of any kind owing to Borrowers, Borrowers’ labels, mask works, rights of use of any name, any other Intellectual Property and advertising matter, and any similar property as it pertains to the Collateral, in advertising for sale, and selling any

Collateral and, in connection with Administrative Agent’s exercise of its rights under this Article, Borrowers’ transferable rights under all licenses and all franchise agreements inure to Administrative Agent’s and each Lender’s benefit.
ARTICLE 10 — EVENTS OF DEFAULT
     Section 10.1. Events of Default.
     For purposes of the Financing Documents, the occurrence of any of the following conditions and/or events, whether voluntary or involuntary, by operation of law or otherwise, shall constitute an “Event of Default”:
     (a) any Borrower shall fail to pay when due any principal, interest, premium or fee under any Financing Document or any other amount payable under any Financing Document, or there shall occur any default in the performance of or compliance with any of the following sections of this Agreement: Article 5; Article 6; Sections 4.1, 4.4 and 4.6, provided that, in the case of any such default with respect to Section 4.1, such failure has not been cured within five (5) Business Days after notice thereof from Administrative Agent to Borrowers (but further provided that, if any such default with respect to Section 4.1 occurs more than twice in any consecutive twelve (12) month period, Borrowers shall not be entitled to such notice and cure period);
     (b) any Credit Party defaults in the performance of or compliance with any term contained in this Agreement or in any other Financing Document (other than occurrences described in other provisions of this Section 10.1 for which a different grace or cure period is specified or for which no grace or cure period is specified and thereby constitute immediate Events of Default) and such default is not remedied by the Credit Party within fifteen (15) days following receipt by Borrowers of notice from Administrative Agent of the occurrence of such default, or, if such default cannot be cured within that time, then such additional time as may be necessary, if, within such fifteen (15) days, Borrower has commenced and is diligently pursuing the remedies necessary to cure such default, provided that such additional period shall in no event be greater than fifteen (15) additional days;
     (c) any representation, warranty, certification or statement made by any Credit Party or any other Person in any Financing Document or in any certificate, financial statement or other document delivered pursuant to any Financing Document is incorrect in any respect (or in any material respect if such representation, warranty, certification or statement is not by its terms already qualified as to materiality) when made (or deemed made);
     (d) failure of any Credit Party to pay when due or within any applicable grace period any principal, interest or other amount on Debt (other than the Loans) or the occurrence of any breach, default, condition or event with respect to any Debt (other than the Loans), if the effect of such failure or occurrence is to cause, or to permit the holder or holders of any such Debt to cause, Debt or other liabilities having an individual principal amount in excess of $25,000 or having an aggregate principal amount in excess of $25,000 to become or be declared due prior to its stated maturity;
     (e) any Credit Party or any Subsidiary of a Borrower shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing;
     (f) an involuntary case or other proceeding shall be commenced against any Credit Party or any Subsidiary of a Borrower seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of forty-five (45) days; or an order for relief shall be entered against any Credit Party or any Subsidiary of a Borrower under applicable bankruptcy, insolvency or other similar law in respect of (i) bankruptcy, liquidation, winding-up, dissolution or suspension of general operations, (ii) composition, rescheduling, reorganization, arrangement or readjustment of, or other relief from, or stay of proceedings to enforce, some or all of the debts or obligations, or (iii) possession, foreclosure, seizure or retention, sale or other disposition of, or other proceedings to enforce security over, all or any substantial part of the assets of such Credit Party or Subsidiary;
     (g) (i) institution of any steps by any Person to terminate a Pension Plan if as a result of such termination any Credit Party could be required to make a contribution to such Pension Plan, or could incur a liability or obligation to such Pension Plan, in excess of $25,000 (including a circumstance where a member of the Controlled Group could be required to make such a contribution or could incur such a liability and such member of the Controlled Group is not reasonably likely to be able to satisfy such contribution or liability from its own assets), (ii) a contribution failure occurs with respect to any Pension Plan sufficient to give rise to a Lien under Section 302(f) of ERISA, or (iii) there shall occur any withdrawal or partial withdrawal from a Multiemployer Plan and the withdrawal liability (without unaccrued interest) to Multiemployer Plans as a result of such withdrawal (including any outstanding withdrawal liability that any Credit Party or any member of the Controlled Group have incurred on the date of such withdrawal) could reasonably be expected to result in an annual liability (including any liability that required to be paid in one lump sum) to a Credit Party in excess of $25,000;
     (h) one or more judgments or orders for the payment of money (not paid or fully covered by insurance maintained in accordance with the requirements of this Agreement and as to which the relevant insurance company has acknowledged coverage) aggregating in excess of $500,000 shall be rendered against any or all Credit Parties and either (i) enforcement proceedings shall have been commenced by any creditor upon any such judgments or orders, or (ii) there shall be any period of twenty (20) consecutive days during which a stay of enforcement of any such judgments or orders, by reason of a pending appeal, bond or otherwise, shall not be in effect;
     (i) any Lien created by any of the Security Documents shall at any time fail to constitute a valid and perfected Lien on all of the Collateral purported to be encumbered thereby, subject to no prior or equal Lien except Permitted Liens, or any Credit Party shall so assert;
     (j) the institution by any Governmental Authority of criminal proceedings against any Credit Party and such criminal proceedings remain undismissed for a period of forty-five (45) days;
     (k) a default or event of default occurs under any Guarantee of any portion of the Obligations;
     (l) any Borrower makes any payment on account of any Debt that has been subordinated to any of the Obligations, other than payments specifically permitted by the terms of such subordination;
     (m) if the Principal Borrower is or becomes an entity whose equity is registered with the SEC, and/or is publicly traded on and/or registered with a public securities exchange, the Principal Borrower’s equity fails to remain registered with the SEC in good standing, and/or such equity fails to remain publicly traded on and registered with a public securities exchange;
     (n) the occurrence of any fact, event or circumstance that could reasonably be expected to result in a Material Adverse Effect, if such default shall have continued unremedied for a period of ten (10) days after written notice from Administrative Agent;
     (o) Administrative Agent determines, based on information available to it and in its reasonable judgment, that there is a reasonable likelihood that Borrowers shall fail to comply with one or more financial covenants in Article 6, if any, during the next succeeding financial reporting period; or
     (p) the required number of holders of the Series A Preferred Stock and Series B Preferred Stock of the Principal Borrower shall deliver a notice to the Primary Borrower stating that such holders have elected to invoke any of their rights requiring the Principal Borrower to manditorily redeem any or all of such Series A Preferred Stock and Series B Preferred Stock of the Principal Borrower but only if such notice to the Primary Borrower establishes one or more required payment dates in connection with such redemption that is or are earlier than the Commitment Expiry Date.

     All cure periods provided for in this Section shall run concurrently with any cure period provided for in any applicable Financing Documents under which the default occurred.
     Section 10.2. Acceleration and Suspension or Termination of Term Loan Commitment. Upon the occurrence and during the continuance of an Event of Default, Administrative Agent may, and shall if requested by Required Lenders, (a) by notice to Borrower Representative suspend or terminate the Term Loan Commitment and the obligations of Administrative Agent and the Lenders with respect thereto, in whole or in part (and, if in part, each Lender’s Term Loan Commitment shall be reduced in accordance with its Pro Rata Share), and/or (b) by notice to Borrower Representative declare the Obligations to be, and the Obligations shall thereupon become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Borrower and Borrowers will pay the same; provided, however, that in the case of any of the Events of Default specified in Section 10.1(e) or 10.1(f) above, without any notice to any Borrower or any other act by Administrative Agent or the Lenders, the Term Loan Commitment and the obligations of Administrative Agent and the Lenders with respect thereto shall thereupon immediately and automatically terminate and all of the Obligations shall become immediately and automatically due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Borrower and Borrowers will pay the same.
     Section 10.3. [RESERVED].
     Section 10.4. Default Rate of Interest. At the election of and following written notice to Borrowers from Administrative Agent or Required Lenders, after the occurrence of an Event of Default and for so long as it continues, the Loans and other Obligations shall bear interest at rates that are three and one-half percent (3.50%) per annum in excess of the rates otherwise payable under this Agreement; provided that, notwithstanding anything to the contrary contained in the foregoing or otherwise in this Agreement, the increased rates of default interest provided for in this section shall be applicable automatically and immediately upon the occurrence and during the continuance of any Event of Default occurring under Section 10.1(e) or 10.1(f) above without the necessity of any further affirmative action or notice of any kind by any party.
     Section 10.5. Setoff Rights. During the continuance of any Event of Default, each Lender is hereby authorized by each Borrower at any time or from time to time, with reasonably prompt subsequent notice to such Borrower (any prior or contemporaneous notice being hereby expressly waived) to set off and to appropriate and to apply any and all (a) balances held by such Lender or any of such Lender’s Affiliates at any of its offices for the account of such Borrower or any of its Subsidiaries (regardless of whether such balances are then due to such Borrower or its Subsidiaries), and (b) other property at any time held or owing by such Lender to or for the credit or for the account of such Borrower or any of its Subsidiaries, against and on account of any of the Obligations; except that no Lender shall exercise any such right without the prior written consent of Administrative Agent. Any Lender exercising a right to set off shall purchase for cash (and the other Lenders shall sell) interests in each of such other Lender’s Pro Rata Share of the Obligations as would be necessary to cause all Lenders to share the amount so set off with each other Lender in accordance with their respective Pro Rata Share of the Obligations. Each Borrower agrees, to the fullest extent permitted by law, that any Lender and any of such Lender’s Affiliates may exercise its right to set off with respect to the Obligations as provided in this Section 10.5.
     Section 10.6. Application of Proceeds. Notwithstanding anything to the contrary contained in this Agreement, upon the occurrence and during the continuance of an Event of Default, (a) each Borrower irrevocably waives the right to direct the application of any and all payments at any time or times thereafter received by Administrative Agent from or on behalf of such Borrower or any other Guarantor of all or any part of the Obligations, and, as between Borrowers on the one hand and Administrative Agent and Lenders on the other, Administrative Agent shall have the continuing and exclusive right to apply and to reapply any and all payments received against the Obligations in such manner as Administrative Agent may deem advisable notwithstanding any previous application by Administrative Agent, and (b) the proceeds of any sale of, or other realization upon, all or any part of the Collateral shall be applied: first, to all fees, costs, indemnities, liabilities, obligations and expenses incurred by or owing to Administrative Agent with respect to this Agreement, the other Financing Documents or the Collateral; second, to all fees, costs, indemnities, liabilities, obligations and expenses incurred by or owing to any Lender with respect to this Agreement, the other Financing Documents or the Collateral; third, to accrued and unpaid interest on the Obligations (including any interest which, but for the provisions of the Bankruptcy Code, would have accrued on such amounts); fourth, to the principal amount of the Obligations outstanding; and fifth to any other indebtedness or Obligations of Borrowers owing to Administrative Agent or any Lender under the Financing Documents. Any balance remaining shall be delivered to Borrowers or to whoever may be lawfully entitled to receive such balance or as a court of competent jurisdiction may direct. In carrying out the foregoing, (x) amounts received shall be applied in the numerical order provided until exhausted prior to the application to the next succeeding category, and (y) each of the Persons entitled to receive a payment in any particular category shall receive an amount equal to its pro rata share of amounts available to be applied pursuant thereto for such category.
     Section 10.7. Waivers.
     (a) Except as otherwise provided for in this Agreement and to the fullest extent permitted by applicable law, each Borrower waives: (i) presentment, demand and protest, and notice of presentment, dishonor, intent to accelerate, acceleration, protest, default, nonpayment, maturity, release, compromise, settlement, extension or renewal of any or all Financing Documents, the Notes or any other notes, commercial paper, Accounts, contracts, Documents, Instruments, Chattel Paper and Guarantees at any time held by Lenders on which any Borrower may in any way be liable, and hereby ratifies and confirms whatever Lenders may do in this regard; (ii) all rights to notice and a hearing prior to Administrative Agent’s or any Lender’s taking possession or control of, or to Administrative Agent’s or any Lender’s replevy, attachment or levy upon, any Collateral or any bond or security which might be required by any court prior to allowing Administrative Agent or any Lender to exercise any of its remedies; and (iii) the benefit of all valuation, appraisal and exemption Laws. Each Borrower acknowledges that it has been advised by counsel of its choices and decisions with respect to this Agreement, the other Financing Documents and the transactions evidenced hereby and thereby.
     (b) Each Borrower for itself and all its successors and assigns, (i) agrees that its liability shall not be in any manner affected by any indulgence, extension of time, renewal, waiver, or modification granted or consented to by Lender; (ii) consents to any indulgences and all extensions of time, renewals, waivers, or modifications that may be granted by Administrative Agent or any Lender with respect to the payment or other provisions of the Financing Documents, and to any substitution, exchange or release of the Collateral, or any part thereof, with or without substitution, and agrees to the addition or release of any Borrower, endorsers, guarantors, or sureties, or whether primarily or secondarily liable, without notice to any other Borrower and without affecting its liability hereunder; (iii) agrees that its liability shall be unconditional and without regard to the liability of any other Borrower, Administrative Agent or any Lender for any tax on the indebtedness; and (iv) to the fullest extent permitted by law, expressly waives the benefit of any statute or rule of law or equity now provided, or which may hereafter be provided, which would produce a result contrary to or in conflict with the foregoing.
     (c) To the extent that Administrative Agent or any Lender may have acquiesced in any noncompliance with any requirements or conditions precedent to the closing of the Loans or to any subsequent disbursement of Loan proceeds, such acquiescence shall not be deemed to constitute a waiver by Administrative Agent or any Lender of such requirements with respect to any future disbursements of Loan proceeds and Administrative Agent may at any time after such acquiescence require Borrowers to comply with all such requirements. Any forbearance by Administrative Agent or Lender in exercising any right or remedy under any of the Financing Documents, or otherwise afforded by applicable law, including any failure to accelerate the maturity date of the Loans, shall not be a waiver of or preclude the exercise of any right or remedy nor shall it serve as a novation of the Notes or as a reinstatement of the Loans or a waiver of such right of acceleration or the right to insist upon strict compliance of the terms of the Financing Documents. Administrative Agent’s or any Lender’s acceptance of payment of any sum secured by any of the Financing Documents after the due date of such payment shall not be a waiver of Administrative Agent’s and such Lender’s right to either require prompt payment when due of all other sums so secured or to declare a default for failure to make prompt payment. The procurement of insurance or the payment of taxes or other Liens or charges by Administrative Agent as the result of an Event of Default shall not be a waiver of Administrative Agent’s right to accelerate the maturity of the Loans, nor shall Administrative Agent’s receipt of any condemnation awards, insurance proceeds, or damages under this Agreement operate to cure or waive any Credit Party’s default in payment of sums secured by any of the Financing Documents.
     (d) Without limiting the generality of anything contained in this Agreement or the other Financing Documents, each Borrower agrees that if an Event of Default is continuing (i) Administrative Agent and Lenders shall not be subject to any “one action” or “election of remedies” law or rule, and (ii) all Liens and other rights, remedies or privileges provided to Administrative Agent or Lenders shall remain in full force and effect until

Administrative Agent or Lenders have exhausted all remedies against the Collateral and any other properties owned by Borrowers and the Financing Documents and other security instruments or agreements securing the Loans have been foreclosed, sold and/or otherwise realized upon in satisfaction of Borrowers’ obligations under the Financing Documents.
     (e) Nothing contained herein or in any other Financing Document shall be construed as requiring Administrative Agent or any Lender to resort to any part of the Collateral for the satisfaction of any of Borrowers’ obligations under the Financing Documents in preference or priority to any other Collateral, and Administrative Agent may seek satisfaction out of all of the Collateral or any part thereof, in its absolute discretion in respect of Borrowers’ obligations under the Financing Documents. In addition, Administrative Agent shall have the right from time to time to partially foreclose upon any Collateral in any manner and for any amounts secured by the Financing Documents then due and payable as determined by Administrative Agent in its sole discretion, including, without limitation, the following circumstances: (i) in the event any Borrower defaults beyond any applicable grace period in the payment of one or more scheduled payments of principal and/or interest, Administrative Agent may foreclose upon all or any part of the Collateral to recover such delinquent payments, or (ii) in the event Administrative Agent elects to accelerate less than the entire outstanding principal balance of the Loans, Administrative Agent may foreclose all or any part of the Collateral to recover so much of the principal balance of the Loans as Lender may accelerate and such other sums secured by one or more of the Financing Documents as Administrative Agent may elect. Notwithstanding one or more partial foreclosures, any unforeclosed Collateral shall remain subject to the Financing Documents to secure payment of sums secured by the Financing Documents and not previously recovered.
     (f) To the fullest extent permitted by law, each Borrower, for itself and its successors and assigns, waives in the event of foreclosure of any or all of the Collateral any equitable right otherwise available to any Credit Party which would require the separate sale of any of the Collateral or require Administrative Agent or Lenders to exhaust their remedies against any part of the Collateral before proceeding against any other part of the Collateral; and further in the event of such foreclosure each Borrower does hereby expressly consent to and authorize, at the option of Administrative Agent, the foreclosure and sale either separately or together of each part of the Collateral.
     Section 10.8. Injunctive Relief. The parties acknowledge and agree that, in the event of a breach or threatened breach of any Credit Party’s obligations under any Financing Documents, Administrative Agent and Lenders may have no adequate remedy in money damages and, accordingly, shall be entitled to an injunction (including, without limitation, a temporary restraining order, preliminary injunction, writ of attachment, or order compelling an audit) against such breach or threatened breach, including, without limitation, maintaining any cash management and collection procedure described herein. However, no specification in this Agreement of a specific legal or equitable remedy shall be construed as a waiver or prohibition against any other legal or equitable remedies in the event of a breach or threatened breach of any provision of this Agreement. Each Credit Party waives, to the fullest extent permitted by law, the requirement of the posting of any bond in connection with such injunctive relief. By joining in the Financing Documents as a Credit Party, each Credit Party specifically joins in this Section as if this Section were a part of each Financing Document executed by such Credit Party.
     Section 10.9. Marshalling. Administrative Agent and Lenders shall have no obligation to marshal any assets in favor of any Credit Party, or against or in payment of any of the other Obligations or any other obligation owed to Administrative Agent or Lenders by any Credit Party and each Credit Party hereby waives any such right to marshalling (and by joining in the Financing Documents as a Credit Party, each Credit Party specifically joins in this Section as if this Section were a part of each Financing Document executed by such Credit Party).
ARTICLE 11 — AGENT
     Section 11.1. Appointment and Authorization. Each Lender hereby irrevocably appoints and authorizes Administrative Agent to be such Lender’s agent under and with respect to this Agreement and the other Financing Documents and the transactions contemplated hereby and thereby to the extent provided for herein and therein and in any separate interlender or agency agreement entered into by Lenders and Administrative in connection herewith and therewith and more specifically (without limiting the generality of the foregoing) to enter into each of the Financing Documents to which such Lender is a party (other than this Agreement) on its behalf and to take such actions as Administrative Agent on such Lender’s behalf and to exercise such powers under the

Financing Documents as are delegated to Administrative Agent by the terms thereof, and/or by the terms of any interlender or agency agreement entered into among Administrative Agent and Lenders, together with all such powers as are reasonably incidental thereto. Subject to the terms of Section 12.5 below and the other Financing Documents and/or any such interlender or agency agreement, Administrative Agent is authorized and empowered to amend, modify, or waive any provisions of this Agreement or the other Financing Documents on behalf of Lenders. The provisions of this Article 11 are solely for the benefit of Administrative Agent and Lenders and neither any Borrower nor any other Credit Party shall have any rights as a third party beneficiary of any of the provisions hereof. In performing its functions and duties under this Agreement, Administrative Agent shall act solely as agent of Lenders and does not assume and shall not be deemed to have assumed any obligation toward or relationship of agency or trust with or for any Borrower or any other Credit Party. Administrative Agent may perform any of its duties hereunder, or under the Financing Documents and/or any such interlender or agency agreement, by or through its agents or employees.
     Section 11.2. Right to Perform, Preserve and Protect. If any Credit Party fails to perform any obligation hereunder or under any other Financing Document, Administrative Agent itself may, but shall not be obligated to, cause such obligation to be performed at Borrowers’ expense. Administrative Agent is further authorized by Borrowers and the Lenders to make expenditures from time to time which Administrative Agent, in its reasonable business judgment, deems necessary or desirable to (a) preserve or protect the business conducted by Borrowers and the other Credit Parties, the Collateral, or any portion thereof and/or (b) enhance the likelihood of, or maximize the amount of, repayment of the Loans and other Obligations. Each Borrower hereby agrees to reimburse Administrative Agent on demand for any and all costs, liabilities and obligations incurred by Administrative Agent pursuant to this Section 11.2, together with interest thereon at the applicable default rate hereunder.
ARTICLE 12 — MISCELLANEOUS
     Section 12.1. Survival. All agreements, representations and warranties made herein and in every other Financing Document shall survive the execution and delivery of this Agreement and the other Financing Documents and the other Operative Documents. The provisions of Section 2.8 and Articles 11 and 12 shall survive the payment of the Obligations (both with respect to any Lender and all Lenders collectively) and any termination of this Agreement and any judgment with respect to any Obligations, including any final foreclosure judgment with respect to any Security Document, and no unpaid or unperformed, current or future, Obligations will merge into any such judgment.
     Section 12.2. No Waivers. No failure or delay by Administrative Agent or any Lender in exercising any right, power or privilege under any Financing Document shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein and therein provided shall be cumulative and not exclusive of any rights or remedies provided by law. Any reference in any Financing Document to the “continuing” nature of any Event of Default shall not be construed as establishing or otherwise indicating that any Borrower or any other Credit Party has the independent right to cure any such Event of Default, but is rather presented merely for convenience should such Event of Default be waived in accordance with the terms of the applicable Financing Documents.
     Section 12.3. Notices.
     (a) All notices, requests and other communications to any party hereunder shall be in writing (including prepaid overnight courier, facsimile transmission or similar writing) and shall be given to such party at its address, facsimile number or e-mail address set forth on the signature pages hereof (or, in the case of any such Lender who becomes a Lender after the date hereof, in an assignment agreement or in a notice delivered to Borrower Representative and Administrative Agent by the assignee Lender forthwith upon such assignment) or at such other address, facsimile number or e-mail address as such party may hereafter specify for the purpose by notice to Administrative Agent and Borrower Representative; provided, however, that notices, requests or other communications shall be permitted by electronic means only in accordance with the provisions of Section 12.3(b) and (c). Each such notice, request or other communication shall be effective (i) if given by facsimile, when such notice is transmitted to the facsimile number specified by this Section and the sender receives a confirmation of transmission from the sending facsimile machine, or (ii) if given by mail, prepaid overnight courier or any other means, when received or when receipt is refused at the applicable address specified by this Section 12.3(a).

     (b) Notices and other communications to the parties hereto may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved from time to time by Administrative Agent, provided, however, that the foregoing shall not apply to notices sent directly to any Lender if such Lender has notified the Administrative Agent that it is incapable of receiving notices by electronic communication. The Administrative Agent or Borrower Representative may, in their discretion, agree to accept notices and other communications to them hereunder by electronic communications pursuant to procedures approved by it, provided, however, that approval of such procedures may be limited to particular notices or communications.
     (c) Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgment from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgment), and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor, provided, however, that if any such notice or other communication is not sent or posted during normal business hours, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day.
     Section 12.4. Severability. In case any provision of or obligation under this Agreement or any other Financing Document shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.
     Section 12.5. Amendments and Waivers.
     (a) No provision of this Agreement or any other Financing Document may be amended, waived or otherwise modified unless such amendment, waiver or other modification is in writing and is signed or otherwise approved by Borrowers, the Administrative Agent and the Required Lenders; provided that
          (i) no such amendment, waiver or other modification that would have the effect of increasing or reducing a Lender’s Term Loan Commitment or Term Loan Commitment Amount or Term Loan Commitment Percentage shall be effective as to such Lender without such Lender’s written consent or signature;
          (ii) no such amendment, waiver or modification that would affect the rights and duties of Administrative Agent shall be effective without Administrative Agent’s written consent or signature;
          (iii) no such amendment, waiver or other modification shall, unless signed by all the Lenders directly affected thereby, (A) reduce the principal of, rate of interest on or any fees with respect to any Loan or forgive any principal, interest (other than default interest) or fees (other than late charges) with respect to any Loan (B) postpone the date fixed for, or waive, any payment of principal of any Loan or of interest on any Loan (other than default interest) or any fees provided for hereunder (other than late charges) or for any termination of any commitment; (C) change the definition of the term Required Lenders or the percentage of Lenders which shall be required for Lenders to take any action hereunder; (D) release all or substantially all or any material portion of the Collateral, authorize any Borrower to sell or otherwise dispose of all or substantially all or any material portion of the Collateral or release any Guarantor of all or any portion of the Obligations or its Guarantee obligations with respect thereto, except, in each case with respect to this clause (D), as otherwise may be provided in this Agreement or the other Financing Documents (including in connection with any disposition permitted hereunder); (E) amend, waive or otherwise modify this Section 12.5 or the definitions of the terms used in this Section 12.5 insofar as the definitions affect the substance of this Section 12.5; (F) consent to the assignment, delegation or other transfer by any Credit Party of any of its rights and obligations under any Financing Document or release any Borrower of its payment obligations under any Financing Document, except, in each case with respect to this clause (F), pursuant to a merger or consolidation permitted pursuant to this Agreement or (G) amend any of the provisions of Section 10.6 or amend any of the definitions Pro Rata Share, Term Loan Commitment, Term Loan Commitment Amount, Term Loan Commitment Percentage or that provide for the Lenders to receive their Pro Rata Shares of any fees, payments, setoffs or proceeds of Collateral hereunder. It is hereby understood and agreed that all Lenders shall be deemed directly affected by an amendment, waiver or other modification of the type described in the preceding clauses (C), (D), (E), (F) and (G) of the preceding sentence.
     Section 12.6. Assignments; Participations.
     (a) Assignments by Lenders.
          (i) Each Lender may at any time assign or grant participations in all or any portion of such Lender’s Loans and interest in the Term Loan Commitment, together with all related obligations of such Lender hereunder, but only with the prior written consent of Administrative Agent, provided, that such consent shall not be required in connection with any assignment or granting of a participation by any Lender to an Affiliate of such Lender. If Administrative Agent grants its consent to any such assignment by a Lender, such Lender shall thereupon be released of any further obligations under this Agreement. Each Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided, however, that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.
          (ii) Administrative Agent, acting solely for this purpose as an agent of Borrowers, shall maintain at its offices located in Chicago, Illinois a copy of each assignment agreement (assigning a Lender’s interests hereunder) delivered to it and a register for the recordation of the names and addresses of each Lender, and the commitments of, and principal amount of the Loans owing to, such Lender pursuant to the terms hereof. The entries in such register shall be conclusive, and Borrowers, Administrative Agent and Lenders may treat each Person whose name is recorded therein pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. Such register shall be available for inspection by any Borrower and any Lender, at any reasonable time upon reasonable prior notice to Administrative Agent.
     (b) Credit Party Assignments. No Credit Party may assign, delegate or otherwise transfer any of its rights or other obligations hereunder or under any other Financing Document without the prior written consent of Administrative Agent and each Lender.
     (c) The provisions of this Agreement and the other Financing Documents shall be binding upon, and shall inure to the benefit of, the successors and permitted assigns of each party hereto or thereto.
     Section 12.7. Headings. Headings and captions used in the Financing Documents (including the Exhibits, Schedules and Annexes hereto and thereto) are included for convenience of reference only and shall not be given any substantive effect.
     Section 12.8. Confidentiality. Administrative Agent and each Lender shall hold all non-public information regarding the Credit Parties and their respective businesses identified as such by Borrowers and obtained by Administrative Agent or any Lender pursuant to the requirements hereof in accordance with such Person’s customary procedures for handling information of such nature, except that disclosure of such information may be made (a) to their respective agents, employees, Subsidiaries, Affiliates, attorneys, auditors, professional consultants, rating agencies, insurance industry associations and portfolio management services, (b) to prospective transferees or purchasers of any interest in the Loans, (or the professional advisors thereto), provided, however, that any such Persons shall have agreed to be bound by the provisions of this Section 12.8, (c) as required by Law, subpoena, judicial order or similar order and in connection with any litigation, (d) as may be required in connection with the examination, audit or similar investigation of such Person, and (e) to a Person that is a trustee, investment advisor, collateral manager, servicer, noteholder or secured party in a Securitization (as hereinafter defined) in connection with the administration, servicing and reporting on the assets serving as collateral for such Securitization. For the purposes of this Section, “Securitization” shall mean a public or private offering by a Lender or any of its Affiliates or their respective successors and assigns, of securities which represent an interest in, or which are collateralized, in whole or in part, by the Loans. Confidential information shall include only such information identified as such at the time provided to Administrative Agent and shall not include information that either: (i) is in the public domain, or becomes part of the public domain after disclosure to such Person through no fault of such Person, or (ii) is disclosed to such Person by a Person other than a Credit Party, provided, however, Administrative

Agent does not have actual knowledge that such Person is prohibited from disclosing such information. The obligations of Administrative Agent and Lenders under this Section 12.8 shall supersede and replace the obligations of Administrative Agent and Lenders under any confidentiality agreement in respect of this financing executed and delivered by Administrative Agent or any Lender prior to the date hereof.
     Section 12.9. Waiver of Consequential and Other Damages. To the fullest extent permitted by applicable law, no Borrower shall assert, and each Borrower hereby waives, any claim against any Indemnitee (as defined below), on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of this Agreement, any other Financing Document or any agreement or instrument contemplated hereby or thereby, the transactions contemplated hereby or thereby, any Loan or the use of the proceeds thereof. No Indemnitee shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Financing Documents or the transactions contemplated hereby or thereby.
     Section 12.10. GOVERNING LAW; SUBMISSION TO JURISDICTION. THIS AGREEMENT, EACH NOTE AND EACH OTHER FINANCING DOCUMENT, AND ALL MATTERS RELATING HERETO OR THERETO OR ARISING THEREFROM (WHETHER SOUNDING IN CONTRACT LAW, TORT LAW OR OTHERWISE), SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF ILLINOIS, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES. EACH BORROWER HEREBY CONSENTS TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN CHICAGO, STATE OF ILLINOIS AND IRREVOCABLY AGREES THAT, SUBJECT TO ADMINISTRATIVE AGENT’S ELECTION, ALL ACTIONS OR PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE OTHER FINANCING DOCUMENTS SHALL BE LITIGATED IN SUCH COURTS. EACH BORROWER EXPRESSLY SUBMITS AND CONSENTS TO THE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS. EACH BORROWER HEREBY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS AND AGREES THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE UPON SUCH BORROWER BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, ADDRESSED TO SUCH BORROWER AT THE ADDRESS SET FORTH IN THIS AGREEMENT AND SERVICE SO MADE SHALL BE COMPLETE TEN (10) DAYS AFTER THE SAME HAS BEEN POSTED.
     Section 12.11. WAIVER OF JURY TRIAL. TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH BORROWER, ADMINISTRATIVE AGENT AND THE LENDERS HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THE FINANCING DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREBY AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY. EACH BORROWER, ADMINISTRATIVE AGENT AND EACH LENDER ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS RELIED ON THE WAIVER IN ENTERING INTO THIS AGREEMENT AND THE OTHER FINANCING DOCUMENTS, AND THAT EACH WILL CONTINUE TO RELY ON THIS WAIVER IN THEIR RELATED FUTURE DEALINGS. EACH BORROWER, ADMINISTRATIVE AGENT AND EACH LENDER WARRANTS AND REPRESENTS THAT IT HAS HAD THE OPPORTUNITY OF REVIEWING THIS JURY WAIVER WITH LEGAL COUNSEL, AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS, TO THE EXTENT PERMITTED BY APPLICABLE LAW.
     Section 12.12. Publication; Advertisement.
     (a) Publication. No Credit Party will directly or indirectly publish, disclose or otherwise use in any public disclosure, advertising material, promotional material, press release or interview, any reference to the name, logo or any trademark of Merrill Lynch or any of its Affiliates or any reference to this Agreement or the financing evidenced hereby, in any case except (i) as required by Law, subpoena or judicial or similar order, in which case the applicable Credit Party shall give Administrative Agent prior written notice of such publication or other disclosure, or (ii) with Merrill Lynch’s prior written consent.

     (b) Advertisement. Each Lender and each Credit Party hereby authorizes Merrill Lynch to publish the name of such Lender and Credit Party, the existence of the financing arrangements referenced under this Agreement, the primary purpose and/or structure of those arrangements, the amount of credit extended under each facility, the title and role of each party to this Agreement, and the total amount of the financing evidenced hereby in any “tombstone”, comparable advertisement or press release which Merrill Lynch elects to submit for publication. In addition, each Lender and each Credit Party agrees that Merrill Lynch may provide lending industry trade organizations with information necessary and customary for inclusion in league table measurements after the Closing Date. With respect to any of the foregoing, Merrill Lynch shall provide Borrowers with an opportunity to review and confer with Merrill Lynch regarding the contents of any such tombstone, advertisement or information, as applicable, prior to its submission for publication and, following such review period, Merrill Lynch may, from time to time, publish such information in any media form desired by Merrill Lynch, until such time that Borrowers shall have requested Merrill Lynch cease any such further publication.
     Section 12.13. Counterparts; Integration. This Agreement and the other Financing Documents may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Signatures by facsimile or by email delivery of an electronic version of an executed signature page shall bind the parties hereto. This Agreement and the other Financing Documents constitute the entire agreement and understanding among the parties hereto and supersede any and all prior agreements and understandings, oral or written, relating to the subject matter hereof.
     Section 12.14. No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.
     Section 12.15. Time. Time is of the essence in each Borrower’s and each other Credit Party’s performance under this Agreement and all other Financing Documents.
     Section 12.16. Lender Approvals. Unless expressly provided herein to the contrary, any approval, consent, waiver or satisfaction of Administrative Agent or Lenders with respect to any matter that is the subject of this Agreement, the other Financing Documents may be granted or withheld by Administrative Agent and Lenders in their sole and absolute discretion and credit judgment.
     Section 12.17. Expenses; Indemnity
     (a) Borrowers agree to pay all reasonable legal, audit and appraisal fees and all other reasonable out-of-pocket charges and expenses incurred by Administrative Agent and Lenders (including the fees and expenses of Administrative Agent’s counsel, advisors and consultants) in connection with the negotiation, preparation, legal review and execution of each of the Financing Documents, including but not limited to UCC and judgment lien searches and UCC filings and fees for post-closing UCC and judgment lien searches. In addition, Borrowers shall pay all such fees and expenses associated with any amendments, modifications and terminations to the Financing Documents following closing. If Administrative Agent or any Lender uses in-house counsel for any of these purposes, Borrowers further agree that the Obligations include reasonable charges for such work commensurate with the fees that would otherwise be charged by outside legal counsel selected by Administrative Agent or such Lender for the work performed.
     (b) Borrowers agree to pay all out-of-pocket charges and expenses incurred by Administrative Agent (including the fees and expenses of Administrative Agent’s counsel, advisers and consultants) in connection with the administration of this Agreement and the other Financing Documents and the credit facilities provided hereunder and thereunder, the administration, enforcement, protection or preservation of any right or claim of Administrative Agent, the termination of this Agreement, the termination of any Liens of Administrative Agent on the Collateral, or the collection of any amounts due under the Financing Documents, including any such charges and expenses incurred in connection with any “work-out” or with any proceeding under the Bankruptcy Code with respect to any Credit Party. If Administrative Agent uses in-house counsel for any of these purposes (i.e., for any task in connection with the enforcement, protection or preservation of any right or claim of Administrative Agent and Lenders and the collection of any amounts due under the Financing Documents or in connection with any other purpose mentioned in the foregoing sentence), Borrowers further agree that the Obligations include reasonable charges for such work commensurate with the fees that would otherwise be charged by outside legal counsel selected by Administrative Agent for the work performed.
     (c) Borrowers hereby indemnify and agree to defend (with counsel acceptable to Administrative Agent) and hold harmless Administrative Agent and Lenders, their partners, officers, agents and employees (collectively in the singular, “Indemnitee”) from and against any liability, loss, cost, expense (including reasonable attorneys’ fees and expenses for both in-house and outside counsel), claim, damage, suit, action or proceeding ever suffered or incurred by any Indemnitee or in which an Indemnitee may ever be or become involved (whether as a party, witness or otherwise) (a) arising from any Credit Party’s failure to observe, perform or discharge any of its covenants, obligations, agreements or duties under the Financing Documents, (b) arising from the breach of any of the representations or warranties contained in any Financing Document, (c) arising by reason of this Agreement, the other Financing Documents or the transactions contemplated hereby or thereby, or (d) relating to claims of any Person with respect to the Collateral; provided, however, Borrower shall not be liable under this Section 12.17(c) to the extent such loss is solely related to Indemnitee’s gross negligence or willful misconduct.
     (d) Notwithstanding any contrary provision in this Agreement, the obligations of Borrowers under this Section 12.17 shall survive the payment in full of the Obligations and the termination of this Agreement. NO INDEMNITEE SHALL BE RESPONSIBLE OR LIABLE TO THE BORROWERS OR TO ANY OTHER PARTY TO ANY FINANCING DOCUMENT, ANY SUCCESSOR, ASSIGNEE OR THIRD PARTY BENEFICIARY OR ANY OTHER PERSON ASSERTING CLAIMS DERIVATIVELY THROUGH SUCH PARTY, FOR INDIRECT, PUNITIVE, EXEMPLARY OR CONSEQUENTIAL DAMAGES WHICH MAY BE ALLEGED AS A RESULT OF CREDIT HAVING BEEN EXTENDED, SUSPENDED OR TERMINATED UNDER THIS AGREEMENT OR ANY OTHER FINANCING DOCUMENT OR AS A RESULT OF ANY OTHER TRANSACTION CONTEMPLATED HEREUNDER OR THEREUNDER.
     Section 12.18. [RESERVED].
     Section 12.19. Reinstatement. This Agreement shall remain in full force and effect and continue to be effective should any petition or other proceeding be filed by or against any Credit Party for liquidation or reorganization, should any Credit Party become insolvent or make an assignment for the benefit of any creditor or creditors or should an interim receiver, receiver, receiver and manger or trustee be appointed for all or any significant part of any Credit Party’s assets, and shall continue to be effective or to be reinstated, as the case may be, if at any time payment and performance of the Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Obligations, whether as a fraudulent preference reviewable transaction or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.
[SIGNATURES APPEAR ON FOLLOWING PAGES]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

BORROWER:

OREXIGEN THERAPEUTICS, INC.

By:	/s/ Graham Cooper

Name:	Graham Cooper

Title:	Chief Financial Officer

Address:

12481 High Bluff Drive
San Diego, CA 92130
Attn: Chief Financial Officer
Facsimile: 1- (800) 854-8389.
E-Mail: gcooper@orexigen.com

UNITED STATES OF AMERICA	:
STATE OF	: S.S.
COUNTY OF	:
     Before me, a Notary Public for the said County and State, personally appeared                                          known to me or satisfactorily proven to me to be  Graham K. Cooper  of Orexigen Therapeutics, Inc., and s/he acknowledged to me that s/he executed the foregoing Credit Agreement as an authorized officer of said entity, that the said instrument was signed on behalf of said entity as authorized by its Board of Directors or other applicable entity governance authority and that s/he acknowledged said instrument to be the free act and deed of said corporation.
     IN WITNESS WHEREOF, I hereunto set my hand and official seal.

/s/ M. Gail Woznak
Notary Public
My Commission Expires: 12-10-08
[Signature Page 1 of 3 to Merrill Lynch/Orexigen Credit Agreement]

AGENT:

MERRILL LYNCH CAPITAL,
a division of Merrill Lynch Business Financial Services Inc., as Administrative Agent and a Lender

By:	/s/ [illegible]

Name:	[illegible]

Title:	Vice President

Address:
222 N. LaSalle Street, 16th Floor
Chicago, Illinois 60601
Attn: Account Manager for MLC-HCF Orexigen transaction
Facsimile: 1-866-231-8408
E-Mail: MLC_HCF_ABL1@ml.com
With copies to:
Merrill Lynch Capital
222 N. LaSalle Street, 16th Floor
Chicago, Illinois 60601
Attn: Group Senior Transaction Attorney, Healthcare Finance
Facsimile Number: (312) 499-3245
Merrill Lynch Capital
7700 Wisconsin Ave., Suite 400
Bethesda, Maryland 20814
Attn: Group Senior Transaction Attorney, Healthcare Finance
Facsimile Number: (866) 341-9053
Blank Rome LLP
130 N. 18th Street
One Logan Square
Philadelphia, PA 19103
Attn: Lawrence F. Flick, II, Esq.
Facsimile Number: (215) 569-5555
Payment Account Designation:
          LaSalle Bank
          200 West Monroe
          Chicago, IL 60606
          ABA #: 071000505
          Account Name: MLBFS Healthcare           Finance
          Account #: 5800395088
          Attention: Orexigen Therapeutics
[Signature Page 2 of 3 to Merrill Lynch/Orexigen Credit Agreement]

LENDERS:

MERRILL LYNCH CAPITAL,
a division of Merrill Lynch Business Financial Services Inc., as Lender

By:	/s/ [illegible]

Name:	[illegible]

Title:	Vice President

Address:
222 N. LaSalle Street, 16th Floor
Chicago, Illinois 60601
Attn: Account Manager for MLC-HCF Orexigen transaction
Facsimile: 1-866-231-8408
E-Mail: MLC_HCF_ABL1@ml.com
With copies to:
Merrill Lynch Capital
222 N. LaSalle Street, 16th Floor
Chicago, Illinois 60601
Attn: Group Senior Transaction Attorney, Healthcare Finance
Facsimile Number: (312) 499-3245
Merrill Lynch Capital
7700 Wisconsin Ave., Suite 400
Bethesda, Maryland 20814
Attn: Group Senior Transaction Attorney, Healthcare Finance
Facsimile Number: (866) 341-9053
Blank Rome LLP
130 N. 18th Street
One Logan Square
Philadelphia, PA 19103
Attn: Lawrence F. Flick, II, Esq.
Facsimile Number: (215) 569-5555
[Signature Page 3 of 3 to Merrill Lynch/Orexigen Credit Agreement]

     Annex A to Credit Agreement (Commitment Annex)

	Term Loan	Term Loan
	Commitment	Commitment
Lender	Amount	Percentage
Merrill Lynch Capital	$17,000,000	100%

TOTALS	$17,000,000	100%

Exhibit A - Page 1

Exhibit A to Credit Agreement (Reserved)

Exhibit A - Page 2

Exhibit B to Credit Agreement (Compliance Certificate)
COMPLIANCE CERTIFICATE
Date:                     ,
     This certificate is given by                                         , a Responsible Officer of Orexigen Therapeutics, Inc. (the “Company”), pursuant to that certain Credit and Security Agreement dated as of                     , 2006 among the Company and any additional Borrower that may from time to time be added thereto (collectively, “Borrowers”), Merrill Lynch Capital, a division of Merrill Lynch Business Financial Services Inc., individually as a Lender and as Administrative Agent, and the financial institutions or other entities from time to time parties hereto, each as a Lender (as such agreement may have been amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”). Capitalized terms used herein without definition shall have the meanings set forth in the Credit Agreement.
     The undersigned Responsible Officer, acting solely in his/her capacity as such a Responsible Officer of the Company, hereby certifies to Administrative Agent and Lenders that:
     (a) the financial statements delivered with this certificate in accordance with Section 4.1 of the Credit Agreement fairly present in all material respects the results of operations and financial condition of Borrowers and their Subsidiaries as of the dates and the accounting period covered by such financial statements;
     (b) I have reviewed the terms of the Credit Agreement and have made, or caused to be made under my supervision, a review in reasonable detail of the transactions and conditions of Borrowers and their Subsidiaries during the accounting period covered by such financial statements;
     (c) such review has not disclosed the existence during or at the end of such accounting period, and I have no knowledge of the existence as of the date hereof, of any condition or event that constitutes a Default or an Event of Default, except as set forth in Schedule 1 hereto, which includes a description of the nature and period of existence of such Default or an Event of Default and what action Borrowers have taken, are undertaking and propose to take with respect thereto;
     (d) Except as noted on Schedule 2 attached hereto, the Credit Agreement contains a complete and accurate list of all business locations of Borrowers and Guarantors and all names under which Borrowers or Guarantors currently conduct business; Schedule 2 specifically notes any changes in the names under which Borrowers or Guarantors conduct business;
     (e) Except as noted on Schedule 3 attached hereto, the undersigned has no knowledge of any federal or state tax liens having been filed against the Borrowers, Guarantors or any Collateral;
     (f) Except as noted on Schedule 3 attached hereto, the undersigned has no knowledge of any failure of the Borrowers or Guarantors to make required payments of withholding or other tax obligations of the Borrowers or Guarantors during the accounting period to which the attached statements pertain or any subsequent period.
     (g) If the Credit Agreement contemplates a lien on the Deposit Account and Securities Accounts of the Borrowers and/or Guarantors in favor of Administrative Agent, Schedule 4 attached hereto contains a complete and accurate statement of all Deposit Account and Securities Accounts maintained by Borrowers or Guarantors;
     (h) Except as described in the Credit Agreement or in Schedule 5 attached hereto, the undersigned has no knowledge of any current, pending or threatened:
          (i) Litigation against the Borrowers or Guarantors;

Exhibit B - Page 1

          (ii) inquiries, investigations or proceedings concerning the business affairs, practices, licensing or reimbursement entitlements of Borrowers or Guarantors;
          (iii) default by Borrowers or Guarantors under any material contract to which any of them is a party, including, without limitation, any leases.
     (i) Except as noted on Schedule 6 attached hereto, no Borrower has acquired, by purchase, by the approval or granting of any application for registration (whether or not such application was previously disclosed to Administrative Agent by Borrowers) or otherwise, any Intellectual Property that is registered with any United States or foreign Governmental Authority, or has filed with any such United States or foreign Governmental Authority, any new application for the registration of any Intellectual Property, or acquired rights under a license as a licensee with respect to any such registered Intellectual Property (or any such application for the registration of Intellectual Property) owned by another Person, that has not previously been reported to Administrative Agent on Schedule 3.17 to the Credit Agreement or any Schedule 6 to any previous Compliance Certificate delivered by the Company to Administrative Agent.
     The foregoing certifications and computations are made as of                                         ,            (end of month) and delivered this            day of                     , 20     .
Sincerely,

By:

Name:

Title:

Schedules to Compliance Certificate
     Schedule 1 – Non-Compliance with Covenants
     Schedule 2 – Business Locations and Names of Borrowers and Guarantors
     Schedule 3 – Tax Liens; Unpaid Tax or Withholding Obligations
     Schedule 4 – List of all Deposit Account and Securities Accounts of Borrowers and Guarantors
     Schedule 5 –Pending Litigation, Inquiries or Investigations; Defaults under Material Contracts
     Schedule 6 – Newly Acquired Intellectual Property and Intellectual Property Licenses

Exhibit B - Page 2

Exhibit C to Credit Agreement (Reserved)

Exhibit C - Page 1

Exhibit D to Credit Agreement (Notice of Borrowing)
[BORROWER REPRESENTATIVE]
Date:                     ,
     This certificate is given by                                         , a Responsible Officer of Orexigen Therapeutics, Inc. (“Borrower Representative”), pursuant to Section 2.1(b)(i) of that certain Credit and Security Agreement dated as of                     ,            among Borrower Representative and any additional Borrower that may from time to time be added thereto (“Borrowers”), the Lenders from time to time party thereto and Merrill Lynch Capital, a division of Merrill Lynch Business Financial Services Inc., as Administrative Agent for Lenders (as such agreement may have been amended, restated, supplemented or otherwise modified from time to time the “Credit Agreement”). Capitalized terms used herein without definition shall have the meanings set forth in the Credit Agreement.
     The undersigned Responsible Officer hereby gives notice to Administrative Agent of Borrower Representative’s request to on [ date ] borrow $[                    ] of the Term Loan.
     The undersigned officer hereby certifies that, both before and after giving effect to the request above (a) each of the conditions precedent set forth in Section 7.2 and Section 7.3 have been satisfied, (b) all of the representations and warranties contained in the Credit Agreement and the other Financing Documents are true, correct and complete as of the date hereof, except to the extent such representation or warranty relates to a specific date, in which case such representation or warranty is true, correct and complete as of such earlier date, and (c) no Default or Event of Default has occurred and is continuing on the date hereof.
     IN WITNESS WHEREOF, the undersigned officer has executed and delivered this certificate this            day of                     ,           .

By:

Name:

Title:	Authorized Signatory for Borrower Representative

Exhibit D - Page 1

Exhibit E to Credit Agreement (Payment Notification)
[BORROWER REPRESENTATIVE]
Date:                     ,
     Reference is hereby made to the Credit and Security Agreement dated                     , 20      among Orexigen Therapeutics, Inc. (“Borrower Representative”) and any additional Borrower that may from time to time be added thereto (“Borrowers”), Merrill Lynch Capital, a division of Merrill Lynch Business Financial Services Inc., as Administrative Agent and the financial institutions party thereto. Capitalized terms used here have the meanings ascribed thereto in the Credit Agreement.
     Please be advised that funds in the amount of $                     will be wire transferred to Administrative Agent on                     , 200_. Such funds shall constitute [an optional] [a mandatory] prepayment of the Term Loans, with such prepayments to be applied in the manner specified in Section 2.1(a)(iii). [Such mandatory prepayment is being made pursuant to Section                      of the Credit Agreement.]
     Fax to MLC Operations 312-499-3336 no later than noon Chicago time.
     Note: Funds must be received no later than noon Chicago time for same day application
     Wire Instructions:

Bank Name:	LaSalle Bank National Association
200 West Monroe
Chicago, IL 60606
ABA#	071000505
Account Name:	MLBFS Healthcare Finance
Account #:	5800395088
Reference:	Orexigen Therapeutics
Address:	Merrill Lynch Capital
222 N. LaSalle Street, 16th Floor
Chicago, IL 60601
     IN WITNESS WHEREOF, the undersigned officer has executed and delivered this certificate this       day of                     ,      .

By:

Name:

Title:	Authorized Signatory for Borrower Representative

Exhibit E - Page 1

Pharma Rider
PHARMA RIDER
     This Pharma Rider is made a part of and is incorporated by reference into that certain Credit and Security Agreement (the “Credit Agreement”) dated December 6, 2006 by and among OREXIGEN THERAPEUTICS, INC., a Delaware corporation, and any additional Borrower that may hereafter be added to this Agreement (each individually as a Borrower and collectively as Borrowers), MERRILL LYNCH CAPITAL, a division of Merrill Lynch Business Financial Services Inc., individually as a Lender, and as Administrative Agent, and the financial institutions or other entities from time to time parties hereto, each as a Lender.
     In consideration of the premises and the agreements, provisions and covenants herein contained and in the Credit Agreement, Borrowers, Lenders and Administrative Agent agree as follows:
     Section 1 Definitions. All capitalized terms not otherwise defined in this Rider shall have the meanings given them in the Credit Agreement.
     Section 1.1 Additional Defined Terms. The following additional definitions are hereby appended to Section 1.1 of the Credit Agreement:
     “Correction” means repair, modification, adjustment, relabeling, destruction or inspection (including patient monitoring) of a product without its physical removal to some other location.
     “DEA” means the Drug Enforcement Administration of the United States of America and any successor agency thereof.
     “Drug Application” means a new drug application, an abbreviated drug application, or a product license application for any Product, as appropriate, as those terms are defined in the FDCA.
     “FDA” means the Food and Drug Administration of the United States of America or any successor entity thereto.
     “FDCA” means the Federal Food, Drug and Cosmetic Act, as amended, 21 U.S.C. Section 301 et seq.. and all regulations promulgated thereunder.
     “Good Manufacturing Practices” means current good manufacturing practices, as set forth in 21 C.F.R. Parts 210 and 211.
     “Market Withdrawal” means a Person’s Removal or Correction of a distributed product which involves a minor violation that would not be subject to legal action by the FDA or which involves no violation, e.g., normal stock rotation practices, routine equipment adjustments and repairs, etc.
     “Permits” means licenses, certificates, accreditations, product clearances or approvals, provider numbers or provider authorizations, marketing authorizations, other authorizations, registrations, permits, consents and approvals required in connection with the conduct of any Borrower’s or any Subsidiary’s business or to comply with any applicable Laws, including, without limitation, drug listings and drug establishment registrations under 21 U.S.C. Section 510, registrations issued by DEA under 21 U.S.C. Section 823 (if applicable to any Product), and those issued by State governments for the conduct of any Borrower’s or any Subsidiary’s business.
     “Products” means any products manufactured, sold, developed, tested or marketed by any Borrower or any of its Subsidiaries, including without limitation, those products set forth on Exhibit F (as updated from time to time in accordance with Section 3.25(c)(i) below), provided that, if Obligors shall fail to comply with their obligations under Section 3.25(c)(i) to give notice to Agent and update Exhibit F prior to manufacturing, selling, developing, testing or marketing any new Product, any such improperly undisclosed Product shall be deemed to be including in this definition..
     “Recall” means a Person’s Removal or Correction of a marketed product that the FDA considers to be in violation of the laws it administers and against which the FDA would initial legal action, e.g., seizure.
     “Required Permit” means a Permit (a) issued or required under Laws applicable to the business of any Borrower or any of its Subsidiaries or necessary in the manufacturing, importing, exporting, possession, ownership, warehousing, marketing, promoting, sale, labeling, furnishing, distribution or delivery of goods or services under Laws applicable to the business of any Borrower or any of its Subsidiaries or any Drug Application (including without limitation, at any point in time, all licenses, approvals and permits issued by the FDA or any other applicable Governmental Entity necessary for the testing, manufacture, marketing or sale of any Product by any applicable Borrower(s) as such activities are being conducted by such Borrower(s) with respect to such Product at such time), and (b) issued by any Person from which Borrower or any of its Subsidiaries has, as of the Closing Date, received an accreditation.
     “Specific Laws” means all applicable Laws relating to the operation of private label and other drug distributions, and the possession, control, warehousing, marketing, sale and distribution of pharmaceuticals, including, without limitation, all federal and state laws governing the sale and distribution of drugs, biologicals and supplements, including the Controlled Substances Act (21 U.S.C. §§ 801 et seq..), the Food, Drug and Cosmetic Act of 1938 (21 U.S.S. §§ 801 et seq..), the Dietary Supplement Health and Education Act (P.L. 103-417 (1994) and the Omnibus Budget and Reconciliation Act of 1990 (P. L. 101-508 (1990)), and also the Generic Drug Enforcement Act of 1992.
     “Stock Recovery” means a Person’s Removal or Correction of a product that has not been marketed or that has not left the direct control of the firm, i.e., the product is located on the premises owned by, or under the control of, the firm and no portion of the lot has been released for sale or use.
     Section 2 Additional Representations and Warranties. The following is hereby appended to the Credit Agreement as new Section 3.25:
     Section 3.25 Compliance of Products.
     (a) Each Credit Party:
          (i) has obtained all Required Permits, or has contracted with third parties holding Required Permits, necessary for compliance with all Laws and all such Required Permits are current;
          (ii) has not used the services of any Person debarred under the provisions of the Generic Drug Enforcement Act of 1992, 21 U.S.C. Section 335a (a) or (b);
          (iii) warrants and represents that none of its officers, directors, employees, shareholders, their agents or affiliates has been convicted of any crime or engaged in any conduct for which debarment is mandated by 21 U.S.C. Section 335a (a) or authorized by 21 U.S. Section 335a (b);
          (iv) warrants and represents that none of its officers, directors, employees, shareholders, their agents or affiliates has made an untrue statement of material fact or fraudulent statement to the FDA or failed to disclose a material fact required to be disclosed to the FDA, committed an act, made a statement, or failed to make a statement that could reasonably be expected to provide a basis for the FDA to invoke its policy respecting “Fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities,” set forth in 56 Fed. Regulation 46191 (September 10, 1991);
          (v) has not received any written notice that any Governmental Authority, including without limitation the FDA, the DEA, the Office of the Inspector General of HHS or the United States Department of Justice has commenced or threatened to initiate any action against a Credit Party, any action to enjoin a Credit Party, their officers, directors, employees, shareholders or their agents and Affiliates, from conducting their businesses at any facility owned or used by them or for any material civil penalty, injunction, seizure or criminal action;
          (vi) except as set forth on Schedule 3.25, has not received from the FDA or the DEA, at any time since January 1, 2003, a Warning Letter, Form FDA-483, “Untitled Letter,” other correspondence or notice setting forth allegedly objectionable observations or alleged violations of laws and regulations enforced by the FDA or the DEA, or any comparable correspondence from any state or local authority responsible for regulating drug products and establishments, or any comparable correspondence from any foreign counterpart of the FDA or DEA, or any comparable correspondence from any foreign counterpart of any state or local authority with regard to any Product or the manufacture, processing, packing, or holding thereof; and
          (vii) except as set forth on Schedule 3.25, has not engaged in any Recalls, Market Withdrawals, or other forms of product retrieval from the marketplace of any Products since January 1, 2003.
          (b) None of the Credit Parties, their Affiliates or any of their respective agents acting or benefiting in any capacity in connection with the transactions contemplated by this Agreement is (i) in violation of any Anti-Terrorism Law, (ii) engages in or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law, or (iii) is a Blocked Person. No Credit Party nor, to the knowledge of any Credit Party, any of its Affiliates or agents acting or benefiting in any capacity in connection with the transactions contemplated by this Agreement, (x) conducts any business or engages in making or receiving any contribution of funds, goods or services to or for the benefit of any Blocked Person, or (y) deals in, or otherwise engages in any transaction relating to, any property or interest in property blocked pursuant to Executive Order No. 13224, any similar executive order or other Anti-Terrorism Law.
          (c) With respect to Products:
          (i) All Products are listed on Exhibit F and Borrowers have delivered to Administrative Agent on or prior to the Closing Date all Required Permits relating to such Products issued or outstanding as of the Closing Date; provided, however, that, if after the Closing Date, any Borrower wishes to manufacture, sell, develop, test or market any new Product, Borrowers shall give prior written notice to Administrative Agent of such intention (which shall include a brief description of such Product, plus copies of all Required Permits relating to such new Product and/or the applicable Borrower’s manufacture, sale, development, testing or marketing thereof issued or outstanding as of the date of such notice) along with a copy of an amended and restated Exhibit F; and further, provided, that, if Borrower shall at any time obtain any new or additional Required Permits from the FDA, DEA, or parallel state or local authorities, or foreign counterparts of the FDA, DEA, or parallel state or local authorities, with respect to any Product which has previously been disclosed to Administrative Agent, Borrower shall promptly give written notice to Administrative Agent of such new or additional Required Permits, along with a copy thereof);
          (ii) Each Product is not adulterated or misbranded within the meaning of the FDCA;
          (iii) Each Product is not an article prohibited from introduction into interstate commerce under the provisions of Sections 404, 505 or 512 of the FDCA;
          (iv) Each Product that is sold pursuant to a Credit Party’s belief that it is not a “new drug”, as that term is defined in 21 U.S.C. Section 321(p), is generally recognized by qualified experts as safe and effective for its intended uses as those terms have been interpreted by FDA and the United States Supreme Court, and has been used for a material extent and for a material time for such uses;

          (v) Each Product for which a Drug Efficacy Study Implementation (DESI) Notice has been published in the Federal Register and each Product that is identical to, related to, or similar to such a drug conforms with the requirements set forth in such DESI Notice;
          (vi) Each Product has been and/or shall be manufactured, imported, possessed, owned, warehoused, marketed, promoted, sold, labeled, furnished, distributed and marketed in accordance with all applicable Permits and Laws;
          (vii) Each Product has been and/or shall be manufactured in accordance with Good Manufacturing Practices;
          (viii) Without limiting the generality of Section 3.25(a)(i) above, with respect to any Product being tested or manufactured by any Borrower, Borrower has received, and such Product shall be the subject of, all Required Permits needed in connection with the testing or manufacture of such Product as such testing is currently being conducted by or on behalf of Borrower, and Borrowers have not received any notice from any applicable Government Authority, specifically including the FDA, that such Government Authority is conducting an investigation or review of (A) Borrowers’ manufacturing facilities and processes for such Product which have disclosed any material deficiencies or violations of Laws (including Healthcare laws) and/or the Required Permits related to the manufacture of such Product, or (B) any such Required Permit or that any such Required Permit has been revoked or withdrawn, nor has any such Governmental Authority issued any order or recommendation stating that the development, testing and/or manufacturing of such Product by Borrower should cease;
          (ix) Without limiting the generality of Section 3.25(a)(i) above, with respect to any Product marketed or sold by any Borrower, Borrower shall have received, and such Product shall be the subject of, all Required Permits needed in connection with the marketing and sales of such Product as currently being marketed or sold by Borrower, and Borrowers have not received any notice from any applicable Governmental Authority, specifically including the FDA, that such Governmental Authority is conducting an investigation or review of any such Required Permit or approval or that any such Required Permit has been revoked or withdrawn, nor has any such Governmental Authority issued any order or recommendation stating that such marketing or sales of such Product cease or that such Product be withdrawn from the marketplace; and
          (x) Borrowers have not (since the Closing Date) experienced any significant failures in their manufacturing of any Product such that the amount of such Product successfully manufactured by Borrower in accordance with all specifications thereof and the Required Payments related thereto in any month shall decrease significantly with respect to the quantities of such Product produced in the prior month.
     Section 3 Additional Affirmative Covenants. The following is hereby appended to the Credit Agreement as new Section 4.16:
     Section 4.16 Covenants Regarding Products and Compliance with Required Permits
          (a) Without limiting the generality of Section 4.5, in connection with the development, testing, manufacture, marketing or sale of each and any Product by any Borrower, Borrowers shall comply fully and completely in all material respects with all Required Permits at all times issued by any Government Authority, specifically including the FDA, with respect to such development, testing, manufacture, marketing or sales of such Product by Borrower as such activities are at any such time being conducted by Borrowers.
          (b) Without limiting the generality of Section 4. 16 above, Borrowers shall immediately and in any case within three (3) Business Days give written notice to Administrative Agent upon any Borrower becoming aware that any of the representations and warranties set forth in Section 3.25 with respect to any Product have become incorrect in any material respect (provided that, for the avoidance of doubt, the giving of such notice shall not cure or result in the automatic waiver of any Default or Event of Default that may have resulted from such breach of such representation or warranty).
     Section 4 Permitted Investments. The definition of Permitted Investments as used in the Credit Agreement is hereby modified to include the following: purchases by Borrowers of the rights to test, develop, manufacture, sell or market any new pharmaceutical, drug or medical device (and/or any Intellectual Property related thereto) that will upon such purchase become a Product of Borrowers (provided that, nothing in the foregoing shall be interpreted or construed to contradict or limit any of Borrowers’ obligations under Section 3.25 above, particularly including without limitation the obligations of Borrowers to give prior written notice to Administrative Agent of Borrowers’ intentions to begin testing, developing, manufacturing, selling or marketing any new Product).
     Section 5 Events of Default. In addition to the events listed in Section 10.1, the occurrence of any of the following conditions and/or events, whether voluntary or involuntary, by operation of law or otherwise, shall constitute an “Event of Default” under the Credit Agreement:
          (a) the institution of any proceeding by FDA or similar Governmental Authority to order the withdrawal of any Product or Product category from the market or to enjoin Credit Party or any representative of a Credit Party from manufacturing, marketing, selling or distributing any Product or Product category;
          (b) the institution of any action or proceeding by any DEA, FDA, or any other Governmental Authority to revoke, suspend, reject, withdraw, limit, or restrict any Required Permit held by a Credit Party or any representative of a Credit Party;
          (c) the commencement of any enforcement action against any Credit Party by DEA or FDA, or any other Governmental Authority in connection with any Product or the testing, manufacturing, marketing, selling or distributing thereof;
          (d) the recall of any Products from the market, the voluntary withdrawal of any Products from the market, or actions to discontinue the sale of any Products;
          (e) a change in Law, including a change in FDA or DEA policies or procedures, occurs which could reasonably be expected to have a Material Adverse Effect; or
          (f) the termination of any agreements with manufacturers that supply any Products or any components of any Products or any changes to any agreements with manufacturers that supply any Products or any components of any Products that could reasonably be expected to have a Material Adverse Effect.
     provided that, notwithstanding the events described in Sections 5(a) through 5(f) of this Pharma Rider set forth above, a request by any Governmental Authority requiring any Credit Party to take some form of corrective action that is unaccompanied by the triggering criteria listed in such Sections 5(a) through 5(f) above shall not constitute an Event of Default.
[SIGNATURES APPEAR ON FOLLOWING PAGE]

     IN WITNESS WHEREOF, the parties hereto have executed this Pharma Rider as of the date of the Credit Agreement.

BORROWER:

OREXIGEN THERAPEUTICS, INC.

By:	/s/ GRAHAM COOPER

Name:	Graham Cooper

Title:	Chief Financial Officer

AGENT:

MERRILL LYNCH CAPITAL,
a division of Merrill Lynch Business Financial Services Inc., as Administrative Agent and a Lender

By:	/s/ [illegible]

Name:	[illegible]

Title:	Vice President

LENDERS:

MERRILL LYNCH CAPITAL,
a division of Merrill Lynch Business Financial Services Inc., as Lender
By:	/s/ [illegible]

Name:	[illegible]

Title:	Vice President

[Signature Page for Pharma Rider to Merrill Lynch/Orexigen Credit Agreement]